    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                 HBO & COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          7373                  37-0986839
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                         ------------------------------

                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               CHARLES W. MCCALL
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                 LISA A. STATER, ESQ.                                 JOSEPH A. WALSH, JR., ESQ.
              JONES, DAY, REAVIS & POGUE                                   WINSTON & STRAWN
                 3500 SUNTRUST PLAZA                                     35 WEST WACKER DRIVE
              303 PEACHTREE STREET, N.E.                             CHICAGO, ILLINOIS 60601-9703
             ATLANTA, GEORGIA 30308-3242                                    (312) 558-5600
                    (404) 521-3939

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
           SECURITIES TO BE REGISTERED                REGISTERED (1)       PER SHARE(2)          PRICE(2)             FEE(3)
Common Stock, par value $.05 per share, and
  Preferred Share Purchase Rights(4)..............   2,127,659 shares        $20.8476          $44,356,619           $13,086

(1) Represents the maximum number of shares of common stock, par value $.05 per share ("HBOC Common Stock"), of HBO & Company ("HBOC") anticipated to be issued in connection with the Merger (as defined herein) in exchange for all of the issued and outstanding shares of common stock, $.01 par value per share ("USS Common Stock") of US Servis, Inc. ("USS") and all the issued and outstanding shares of Series A and Series B convertible preferred stock, $.01 par value per share ("USS Preferred Stock"), assuming the issuance prior to the Effective Time (as defined herein) of the Merger of all shares of USS Common Stock subject to rights to acquire shares of USS Common Stock held by persons other than HBOC.

(2) Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the estimated market value of 11,539,183 shares of USS Common Stock, the maximum number of shares of USS Common Stock to be canceled pursuant to the Merger Agreement, assuming conversion of all shares of USS Preferred Stock into USS Common Stock (based upon the average of the reported high and low sales prices of a share of USS Common Stock on the Nasdaq Stock Market National Market ("Nasdaq NM") on August 11, 1998 of $3.844 per share).

(3) The registration fee for the securities registered hereby, $13,086, is calculated pursuant to Rule 457(f) under the Securities Act, as follows:
    .000295 multiplied by the product of $3.844 , the average of the reported high and low sales prices for a share of USS Common Stock on the Nasdaq NM on August 11, 1998, times 11,539,183 , the maximum number of shares of USS Common Stock to be canceled in connection with the Merger, assuming conversion of all shares of USS Preferred Stock into shares of USS Common Stock.

(4) The Preferred Share Purchase Rights, which are attached to the shares of HBOC Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                US SERVIS, INC.
                         220 DAVIDSON AVENUE, 2ND FLOOR
                           SOMERSET, NEW JERSEY 08873
                                                                __________, 1998

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of US Servis, Inc. ("USS") to be held at ______ ______ ______ ______ ______at ______ a.m., local time, on __________, 1998.

    At the Meeting, you will be asked to consider and take action upon a proposal to approve:

    An Agreement of Merger dated July 20, 1998 (the "Merger Agreement") among USS, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) USS will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.01 par value per share, of USS (the "USS Common Stock"), each outstanding share of Series A and Series B convertible preferred stock, $.01 par value of USS (the "USS Preferred Stock;" the USS Common Stock and the USS Preferred Stock collectively referred to herein as "USS Stock"), and each outstanding right to acquire a share of USS Common Stock will be converted into the right to receive a fraction of a share of common stock, $.05 par value per share, of HBOC (the "HBOC Common Stock") determined by dividing $50 million by the product of the
(i) the average closing price per share on the Nasdaq National Market of the HBOC Common Stock during the 20 consecutive trading days ending on the third trading day prior to the date of the Meeting and (ii) the total number of shares of USS Stock issued and outstanding and issuable pursuant to all options, warrants or other rights which permit the holder to acquire USS Common Stock (the "Exchange Ratio"), less the amount of any fractional share, which will be paid in cash.

    Details of the foregoing proposal are set forth in the accompanying Proxy Statement/Prospectus which you are urged to review carefully. A copy of the Merger Agreement is also attached to the Proxy Statement/Prospectus as Appendix A.

    Your Board of Directors has carefully considered and has approved the Merger proposal by unanimous vote and has determined that the Merger is fair to, and in the best interests of, USS and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The Board of Directors has received the written opinion of Volpe Brown Whelan & Company LLC to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Per Share Consideration (defined as $50 million divided by the number of fully diluted shares of USS) is fair, from a financial point of view, to the holders of USS Stock. A copy of such opinion is attached to the Proxy Statement/Prospectus as Appendix B and should be read carefully in its entirety.

    It is important that you vote your shares whether or not you plan to attend the Meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement/Prospectus and to vote your shares as you choose. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. You may revoke and change your proxy vote at any time prior to the Meeting, and any such signed, dated and submitted proxy will supersede any earlier proxy submitted by you. If you attend the Meeting and wish to vote in person, the ballot that you submit at the Meeting will supersede your proxy.

    Thank you for your cooperation.

                                          Very truly yours,
                                          GRAHAM O. KING
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE OFFICER

                                US SERVIS, INC.
                         220 DAVIDSON AVENUE, 2ND FLOOR
                           SOMERSET, NEW JERSEY 08873

                            ------------------------

                                   NOTICE OF
                        SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of US Servis, Inc., a Delaware corporation ("USS"), will be held on __________, ______, 1998, at ______ a.m., local time, at ______ ______ ______
______ for the following purpose:

    To consider and vote upon a proposal to approve an Agreement of Merger dated July 20, 1998 (the "Merger Agreement") among USS, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) USS will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.01 par value per share (the "USS Common Stock"), of USS, each outstanding share of Series A and Series B convertible preferred stock, $.01 par value of USS (the "USS Preferred Stock;" the USS Common Stock and the USS Preferred Stock collectively referred to herein as the "USS Stock"), and each outstanding right to acquire a share of USS Common Stock will be converted into the right to receive a fraction of a share of common stock, $.05 par value per share, of HBOC determined by dividing $50 million by the product of (i) the average closing price per share on the Nasdaq National Market of the HBOC Common Stock during the 20 consecutive trading days ending on the third trading day prior to the date of the Meeting and (ii) the total number of shares of USS Stock issued and outstanding and issuable pursuant to all options, warrants or other rights which permit the holder to acquire USS Common Stock, less the amount of any fractional share, which will be paid in cash.

    The Board of Directors of USS (the "USS Board") has approved the Merger proposal by unanimous vote and has determined that the Merger is fair to, and in the best interests of, USS and its stockholders. Accordingly, the USS Board unanimously recommends that you vote FOR approval of the Merger Agreement.
    The USS Board has fixed the close of business on __________, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only stockholders of record of USS Stock at the close of business on that date will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

    Details of the proposed Merger and other important information concerning USS and HBOC are more fully described in the accompanying Proxy
Statement/Prospectus. Whether or not you plan to attend the Meeting, you are urged to study the Proxy Statement/Prospectus carefully and then to execute, complete, date and return the proxy in the enclosed envelope.

                                          By Order of the Board of Directors,
                                          ROBERT E. VAN METRE
                                          SECRETARY, TREASURER AND VICE
                                          PRESIDENT, ACCOUNTING AND FINANCE

Somerset, New Jersey
__________, 1998

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED AUGUST 14, 1998

                                PROXY STATEMENT
                                       OF
                                US SERVIS, INC.
                      FOR SPECIAL MEETING OF STOCKHOLDERS

                         ------------------------------

                                   PROSPECTUS
                                       OF
                                 HBO & COMPANY
                                ----------------

    This Proxy Statement/Prospectus is being furnished to holders of common stock, $.01 par value per share (the "USS Common Stock"), Series A convertible preferred stock, $.01 per share, (the "Series A Preferred Stock") and Series B convertible preferred stock, $.01 par value per share (the "Series B Preferred Stock"), of US Servis, Inc., a Delaware corporation ("USS"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of USS (the "USS Board") for use at the Special Meeting of Stockholders (the "Meeting") of USS to be held on __________, 1998, at ______ ______ ______ ______ ______ ______ ______ commencing at ______ a.m., local time, and at any adjournment or postponement thereof, for the purpose set forth herein and in the accompanying Notice of Special Meeting of Stockholders of USS. The Series A Preferred Stock and the Series B Preferred Stock are collectively referred to herein as the "USS Preferred Stock" and the USS Common Stock and USS Preferred Stock are collectively referred to as the "USS Stock."

    This Proxy Statement/Prospectus also constitutes the prospectus of HBO & Company, a Delaware corporation ("HBOC"), with respect to shares of common stock, $.05 par value per share, of HBOC (the "HBOC Common Stock") to be issued in connection with the merger (the "Merger") of USS with and into HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"). In the Merger, subject to the terms of the Agreement of Merger dated July 20, 1998 among USS, HBOC and HBOC-GA (the "Merger Agreement"), each outstanding share of USS Stock and right to acquire a share of USS Common Stock will be converted into the right to receive a fraction of a share of HBOC Common Stock determined by dividing $50 million by the product of the Market Value (as defined below) of the HBOC Common Stock and the total number of shares of USS Stock issued and outstanding and issuable pursuant to all options, warrants or other rights which permit the holder to acquire USS Common Stock (the "Fully Diluted Shares") (the "Exchange Ratio"), less the amount of any fractional shares, which will be paid in cash. The USS Board or the Board of Directors of HBOC (the "HBOC Board") each may (but neither is obligated to) terminate the Merger Agreement if the average closing price per share (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq Stock Market National Market ("Nasdaq NM") for shares of HBOC Common Stock during the 20 consecutive trading days ending on the third trading day prior to the date of the Meeting (the "Market Value") is less than $23.50.

    Outstanding options and warrants to purchase shares of USS Common Stock will be assumed by HBOC upon consummation of the Merger such that the holders will have the right to purchase that number of shares of HBOC Common Stock into which the shares of USS Common Stock subject to such options and warrants would have been converted in the Merger.

    Because there is no minimum fractional share of HBOC Common Stock issuable in respect of each share of USS Stock or right to acquire shares of USS Common Stock, there is no assurance as to the actual number of shares of HBOC Common Stock issuable in the Merger. An aggregate of 2,127,659 shares of HBOC Common Stock have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If the Merger had been consummated on __________, 1998, based upon the Market Value and Fully Diluted Shares on such date, the Exchange Ratio would have been ______. The actual Exchange Ratio will be determined at the time of the Merger. Shares of HBOC Common Stock and USS Common Stock are currently approved for quotation on the Nasdaq NM under the symbols "HBOC" and "USRV," respectively. On __________, 1998, the reported closing sale prices of a share of HBOC Common Stock and USS Common Stock on the Nasdaq NM were $__________ and $__________, respectively.

    This Proxy Statement/Prospectus and the related Notice of Special Meeting and proxy card are first being mailed on or about __________, 1998, to stockholders of record of USS Stock at the close of business on __________, 1998 (the "Record Date"). There were __________ shares of USS Common Stock, 1,500,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock outstanding at the close of business on the Record Date. Only holders of USS Stock of record on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Each holder of record may revoke and change his proxy vote at any time prior to the Meeting and each such signed, dated and submitted proxy will supersede any earlier proxy submitted. If a holder of record of USS Stock attends the Meeting and wishes to vote in person, any ballot submitted by such holder at the Meeting will supersede any earlier submitted proxy.

    Under the Delaware General Corporation Law (the "DGCL") and the Amended and Restated Certificate of Incorporation of USS (the "USS Charter"), the Merger Agreement must be approved by the holders of a majority of the aggregate number of the issued and outstanding shares of USS Common Stock, Series A Preferred Stock and Series B Preferred Stock voting as a class (with such preferred stock being entitled to the number of votes represented by the number of shares of USS Common Stock into which it is convertible (an "as converted basis")). Currently, each share of Series A Preferred Stock and Series B Preferred Stock is convertible into one share of USS Common Stock.

    The above matters are discussed in detail in this Proxy
Statement/Prospectus. Stockholders of USS are strongly urged to read and consider this Proxy Statement/Prospectus in its entirety.

    SEE "RISK FACTORS," ON PAGE 19 OF THIS PROXY STATEMENT/PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY USS STOCKHOLDERS IN DETERMINING HOW TO VOTE ON THE MERGER AGREEMENT.
                             ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROXY STATEMENT/PROSPECTUS. ANY    REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------
        The date of this Proxy Statement/Prospectus is __________, 1998.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
AVAILABLE INFORMATION AND SOURCES OF INFORMATION..........................................................          1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................................................          2

SUMMARY...................................................................................................          3
    The Parties...........................................................................................          3
    The Meeting...........................................................................................          3
    The Merger Proposal...................................................................................          4
    Summary Financial Data................................................................................          8
    Pro Forma Financial Information.......................................................................         10
    Comparative Per Share Data............................................................................         16

RISK FACTORS..............................................................................................         19

CERTAIN MARKET INFORMATION................................................................................         20
    HBOC..................................................................................................         20
    USS...................................................................................................         20

THE MEETING...............................................................................................         22

THE MERGER PROPOSAL.......................................................................................         22
    Background of the Merger..............................................................................         22
    Reasons of USS for Engaging in the Merger; Recommendation of the USS Board............................         25
    Opinion of Financial Advisor to USS...................................................................         27
    Reasons of HBOC for Engaging in the Merger............................................................         31
    Terms of the Merger...................................................................................         31
        Effective Time....................................................................................         31
        General Effects of the Merger.....................................................................         31
        Conversion of Shares..............................................................................         32
        Fractional Shares.................................................................................         32
        Stock Plans.......................................................................................         32
        Exchange of Certificates..........................................................................         32
        Payment of Dividends..............................................................................         33
        Limitations on Transferability of HBOC Common Stock...............................................         33
        Conditions; Waiver................................................................................         34
        Voting Agreements.................................................................................         34
        Hart-Scott-Rodino.................................................................................         34
        No Solicitation...................................................................................         34
        Termination.......................................................................................         35
    Accounting Treatment..................................................................................         35
    Certain Federal Income Tax Consequences...............................................................         35
    No Appraisal Rights...................................................................................         37

INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND USS......................................................         38
    Security Ownership of Certain Beneficial Owners and Management of HBOC................................         38
    Security Ownership of Certain Beneficial Owners and Management of USS.................................         40
    Interests of Certain USS Persons in Matters to be Acted Upon..........................................         41

                                                                                                              PAGE
                                                                                                            ---------
COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF HBOC COMMON STOCK AND USS COMMON STOCK...............         44
    Introduction..........................................................................................         44
    Authorized Capital Stock..............................................................................         44
    Board or Stockholder Approved Preferred Stock.........................................................         44
    Voting Rights.........................................................................................         45
    Number of Directors...................................................................................         45
    Election of Board of Directors........................................................................         45
    Vote on Merger, Consolidation or Sale of Substantially All Assets.....................................         45
    Special Meetings of Stockholders......................................................................         46
    Stockholder Action by Written Consent.................................................................         46
    Amendment of Certificate of Incorporation.............................................................         46
    Amendment of Bylaws...................................................................................         47
    Liability and Indemnification of Officers and Directors...............................................         47
    Payment of Dividends..................................................................................         47
    Anti-Takeover Protection..............................................................................         47
    Appraisal Rights......................................................................................         48

BUSINESS OF HBOC..........................................................................................         48
    General...............................................................................................         48
    Recent Developments...................................................................................         49

BUSINESS OF USS...........................................................................................         49

STOCKHOLDER PROPOSALS.....................................................................................         49

OTHER MATTERS.............................................................................................         49

CERTAIN LEGAL MATTERS.....................................................................................         49

EXPERTS...................................................................................................         49

APPENDIX A--Agreement of Merger dated July 20, 1998.......................................................        A-1
APPENDIX B--Opinion of Volpe Brown Whelan & Company LLC...................................................        B-1

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

    Each of HBOC and USS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by each of HBOC and USS with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

    HBOC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act, which includes the proxy statement of USS with respect to the Merger and the prospectus of HBOC with respect to the shares of HBOC Common Stock issuable in the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit or other filing for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C., as indicated above, without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

    All information contained in this Proxy Statement/Prospectus regarding USS has been supplied by USS, information regarding the Merger proposal has been supplied by USS and/or HBOC and all other information has been supplied by HBOC. References to USS and HBOC in this Proxy Statement/ Prospectus mean the respective corporations and their respective consolidated subsidiaries except as the context may otherwise indicate.

    No persons have been authorized to give any information or to make any representation, other than those contained in this Proxy Statement/Prospectus, in connection with the solicitation of proxies or the offering of shares of HBOC Common Stock made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by HBOC, USS or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/ Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of HBOC or USS since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the following documents filed by HBOC with the Commission (File No. 0-9900) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/Prospectus:

    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 12, 1998;

    2. Quarterly Reports on Form 10-Q for the quarters ended: (i) March 31, 1998, dated and filed with the Commission on May 11, 1998; and (ii) June 30, 1998, dated and filed with the Commission on August 3, 1998;

    3. Current Reports on Form 8-K: (i) dated and filed with the Commission on February 10, 1998; (ii) dated and filed with the Commission on February 12, 1998; (iii) dated and filed with the Commission on May 19, 1998; and (iv) dated and filed with the Commission on July 27, 1998;
    4. Proxy Statement dated as of April 3, 1998 and filed in definitive form on April 2, 1998 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act; and

    5. The description of Common Stock and Preferred Share Purchase Rights contained in HBOC's Registration Statements on Form 8-A, filed with the Commission on August 19, 1981, as amended, and February 19, 1991, as amended, respectively.

    All documents filed by HBOC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    The information in the following documents filed by USS with the Commission (File No. 0-15352) pursuant to the Exchange Act, copies of which are being delivered herewith, is incorporated by reference in this Proxy
Statement/Prospectus:

    1. Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed with the Commission on June 29, 1998;

    2. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 11, 1998; and

    3. Current Report on Form 8-K dated July 20, 1998 and filed with the Commission on July 24, 1998.

    The information relating to HBOC and USS contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO HBO & COMPANY, 301 PERIMETER CENTER NORTH, ATLANTA, GEORGIA 30346, ATTENTION: MONIKA BROWN, TELEPHONE: (800) 426-2411. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE MEETING, ANY SUCH REQUESTS SHOULD BE MADE BY _______________, 1998.

                                    SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. ALL SHARE AND PER SHARE DATA REGARDING HBOC COMMON STOCK IN THIS PROXY STATEMENT/PROSPECTUS HAVE BEEN ADJUSTED TO GIVE EFFECT TO A TWO-FOR-ONE STOCK SPLIT OF THE HBOC COMMON STOCK EFFECTED IN THE FORM OF A STOCK DIVIDEND PAID JUNE 9, 1998 TO STOCKHOLDERS OF RECORD ON MAY 27, 1998.

                                  THE PARTIES

HBO & COMPANY

    GENERAL. HBOC provides integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling healthcare organizations to add incremental capabilities to their existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, medical call centers, organizations and business offices of healthcare institutions of various sizes and structures. In addition, HBOC offers a wide range of electronic commerce services, including electronic medical claims and remittance advice services as well as statement processing.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payors. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Kuwait, Australia, Puerto Rico and New Zealand.

    The address and telephone number of the principal executive offices of HBOC are 301 Perimeter Center North, Atlanta, Georgia 30346, (770) 393-6000.

    RECENT DEVELOPMENTS. HBOC has entered into an Agreement of Merger dated July 23, 1998 among HBOC, HBOC-GA and IMNET Systems, Inc. ("IMNET") which provides electronic information and document management solutions for the healthcare industry. Such agreement is subject, among other things, to regulatory and IMNET stockholder approval.

US SERVIS, INC.

    USS is a management services company that provides outsourced billing, accounts receivable and other business and information management services to physicians and physician networks, hospital business offices, and ambulatory care centers. USS's principal focus is providing billing and accounts receivable management services.

    The address and telephone number of the principal executive offices of USS are 202 Davidson Avenue, 2nd Floor, Somerset, New Jersey 08873, (732) 764-9898.

                                  THE MEETING
    The Meeting will be held on _______________, 1998 at ______ a.m., local time, at _______________ _______________ _______________. The purpose of the
Meeting is to consider and take action upon a proposal to approve the Merger Agreement. The USS Board has fixed the close of business on

_______________, 1998, as the Record Date for the determination of stockholders entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of USS Common Stock, Series A Preferred Stock, on an as converted basis, and Series B Preferred Stock, on an as converted basis, issued and outstanding on such date is necessary to constitute a quorum at the Meeting. The proposed Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of USS Common Stock, Series A Preferred Stock and Series B Preferred Stock, on an as converted basis, voting as a class in order to be approved. Pursuant to certain voting agreements entered into at the same time as the Merger Agreement, HBOC holds proxies to vote approximately 41.2% of the outstanding USS Stock in favor of the Merger Agreement. See "The Merger Proposal--Terms of the Merger--Voting Agreements" and "The Meeting."

                              THE MERGER PROPOSAL

RECOMMENDATION OF THE USS BOARD; OPINION OF FINANCIAL ADVISOR TO USS

    The USS Board has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, USS and its stockholders. Accordingly, the USS Board unanimously recommends that USS's stockholders vote FOR approval of the Merger Agreement. In approving the Merger Agreement, the USS Board considered various factors described under the caption "The Merger Proposal--Reasons of USS for Engaging in the Merger; Recommendation of the USS Board." In addition, the USS Board has received an opinion of Volpe Brown Whelan & Company LLC ("VBW&Co.") regarding the fairness, from a financial point of view, of the Per Share Consideration (defined as $50 million divided by the Fully Diluted Shares) to the holders of USS Stock. The full text of the opinion of VBW&Co., which is attached hereto as Appendix B and should be read carefully in its entirety, is directed to the USS Board, addresses only the fairness of the Per Share Consideration from a financial point of view and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Meeting. See "The Merger Proposal--Opinion of Financial Advisor to USS."

TERMS OF THE MERGER

    The following is a summary of certain of the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Appendix A.

    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of USS in accordance with the applicable provisions of the DGCL and (ii) a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time" and the date on which the Effective Time occurs being referred to as the "Closing Date").

    CONVERSION OF SHARES. Each share of USS Stock issued and outstanding immediately prior to the Effective Time will, at the Effective Time, be converted into the right to receive a fraction of a share of HBOC Common Stock determined by dividing the sum of $50 million by the product of the Market Value of the HBOC Common Stock and the Fully Diluted Shares (the "Exchange Ratio"); provided however, that if the Market Value of the HBOC Common Stock is less than $23.50, the USS Board or the HBOC Board each have the right (but not the obligation) to terminate the Merger Agreement. The shares of HBOC Common Stock and any cash in lieu of fractions thereof receivable by holders of USS Common Stock are hereinafter referred to as the "Merger Consideration."

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of USS Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.

    STOCK PLANS AND WARRANTS. Options to purchase shares of USS Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC, and the optionee will have the right to purchase that number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of USS Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger. Warrants to purchase shares of USS Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC and shall thereafter represent the right to acquire the number of shares of HBOC Common Stock into which the number of shares of USS Common Stock subject to such warrants would have been converted in the Merger. See "The Merger Proposal--Terms of the Merger--Stock Plans and Warrants."

    EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, SunTrust Bank, Atlanta (the "Exchange Agent") will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of USS Stock (the "Certificates") a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of USS Stock represented thereby. Until surrendered, each Certificate shall represent, for all purposes, only the right to receive the Merger Consideration, without any interest on the value thereof. See "The Merger Proposal--Terms of the Merger--Exchange of Certificates."

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of USS for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of USS receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. In addition, USS affiliates are subject to certain restrictions on transfer of both USS Common Stock and HBOC Common Stock prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction. See "The Merger Proposal--Terms of the Merger--Limitations on Transferability of HBOC Common Stock."

    CONDITIONS; WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of USS, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of certain conditions, including the approval of the Merger Agreement by holders of the requisite number of shares of USS Stock. See "The Merger Proposal--Terms of the Merger--Conditions; Waiver."

    VOTING AGREEMENTS. Holders of all of the Series A Preferred Stock and substantially all of the Series B Preferred Stock (the "Consenting Holders") entered into certain voting agreements (the "Voting Agreements") contemporaneously with the execution of the Merger Agreement. Pursuant to the Voting Agreements, HBOC was granted proxies to vote the shares of the USS Preferred Stock of the Consenting Holders in favor of the Merger Agreement and any related matters. The Voting Agreements also clarified the right of the holders of the USS Preferred Stock to receive shares of HBOC Common Stock in the Merger and to receive accrued dividends at the Effective Time. In addition, Mr.
S. M. Caravetta, a principal stockholder of USS, entered into an agreement with HBOC pursuant to which HBOC was granted a proxy to vote 750,000 shares of USS Common Stock owned by Mr. Caravetta in favor of the Merger Agreement. Accordingly, HBOC holds proxies with respect to approximately 41.2% of the outstanding USS Stock to vote in favor of the Merger Agreement.

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. HBOC and USS filed the required information with the Antitrust Division and the FTC on July 27, 1998. USS and HBOC received notification of early termination of the waiting period on August 10, 1998. See "The Merger Proposal-- Terms of the Merger--Hart-Scott-Rodino."

    NO SOLICITATION. USS has agreed, subject to certain exceptions, that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, USS shall not, and shall not permit any of its subsidiaries or their respective representatives to solicit, initiate, encourage, endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination or similar transactions involving USS or any of its subsidiaries. See "The Merger Proposal-- Terms of the Merger--No Solicitation."

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by, among other things: (i) mutual written consent of the HBOC Board and the USS Board, notwithstanding the prior approval by the USS stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business or assets of USS and its subsidiaries, taken as a whole; (iii) the Board of Directors of HBOC-GA (the "HBOC-GA Board") or the USS Board, after November 15, 1998, if any of the conditions to such party's obligation to consummate the Merger has not been fulfilled or waived, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the USS Board, if, in the good faith exercise of its fiduciary duties to the stockholders of USS in the context of a proposal to acquire USS by another party, the USS Board decides that such termination is required; and (v) the USS Board or the HBOC Board if the Market Value of HBOC Common Stock is less than $23.50.

    If the Merger Agreement is terminated by USS in accordance with (iv) above or by any of the parties because it was not approved by the requisite number of shares of USS Stock, USS will be obligated to pay to HBOC-GA a fee in the amount of $2,000,000, plus all reasonable costs and expenses of HBOC and HBOC-GA incurred in connection with the negotiation and performance of the Merger Agreement not to exceed $500,000.

ACCOUNTING TREATMENT

    It is a condition to the consummation of the Merger that HBOC shall have received letters, dated as of the date hereof and as of the Closing Date, from Wiss & Company, LLC, in its capacity as independent public accountants for USS, setting forth its concurrence with the conclusion of USS's management that no conditions exist prior to the Merger with respect to USS that would preclude accounting for the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16, and from Arthur Andersen LLP, in its capacity as independent public accountants for HBOC, to the effect that HBOC satisfies the tests applicable to it such that the Merger can be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 and assuming that the Merger is closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    USS has received an opinion of its counsel, subject to the assumptions contained therein, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code (the "Code"). Accordingly, no gain or loss will be recognized by a USS stockholder upon the exchange of shares of USS Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock. See "The Merger Proposal--Certain Federal Income Tax Consequences."

NO APPRAISAL RIGHTS

    Because USS Common Stock is a Nasdaq NM security and holders of USS Preferred Stock will receive HBOC Common Stock, which is also a Nasdaq NM security, upon consummation of the Merger, the holders of shares of USS Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger. See "The Merger Proposal--No Appraisal Rights."

INTERESTS OF CERTAIN PERSONS

    SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF USS AND HBOC. As of the Record Date, directors and executive officers of USS and their affiliates were beneficial owners of 3,797,849 outstanding shares of USS Stock, representing approximately 42.9% of the total issued and outstanding USS Stock. Directors and executive officers of HBOC and their affiliates beneficially owned approximately 5,351,642, or 1.2%, of the outstanding shares (giving effect to the exercise of their presently exercisable stock options) of HBOC Common Stock as of July 31, 1998. See "Interests of Certain Persons in Each of HBOC and USS."

    INTERESTS OF CERTAIN USS PERSONS IN MATTERS TO BE ACTED UPON. Certain officers and the directors of USS have interests in the Merger that differ from those of USS stockholders generally. Such interests include severance payments, vesting of unvested and unexercisable stock options and continuing indemnification against certain liabilities. As a result, such officers and directors could be more likely to favor consummation of the Merger than USS stockholders generally. See "Interests of Certain Persons in Each of HBOC and USS--Interests of Certain USS Persons in Matters to be Acted Upon."

COMPARISON OF STOCKHOLDER RIGHTS

    HBOC and USS are each incorporated under Delaware law. For a summary of material differences between the rights of holders of shares of each of USS Stock and HBOC Common Stock, see "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and USS Stock."

CERTAIN MARKET INFORMATION

    HBOC Common Stock and USS Common Stock are traded on the Nasdaq NM under the symbols "HBOC" and "USRV," respectively. The closing sale prices per share of HBOC Common Stock and USS Common Stock on July 17, 1998, the last trading day preceding the announcement of the proposed Merger, were $32.875 and $2.125, respectively. See "Certain Market Information."

RISK FACTORS

    The stockholders of USS should carefully review the matters set forth under "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following summary historical financial data for each of HBOC and USS should be read in conjunction with the financial statements and notes thereto of HBOC and USS, incorporated by reference in this Proxy Statement/Prospectus.

                                HBO & COMPANY(1)
                          (FROM CONTINUING OPERATIONS)
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                       AT AND FOR THE
                                                   AT AND FOR THE YEAR ENDED                          SIX MONTHS ENDED
                                                          DECEMBER 31,                                    JUNE 30,
                                 --------------------------------------------------------------  --------------------------
                                    1993      1994(2)     1995(3)      1996(4)       1997(5)       1997(5)       1998(6)
                                 ----------  ----------  ----------  ------------  ------------  ------------  ------------
INCOME STATEMENT DATA:
  Revenue......................  $  409,354  $  525,490  $  715,902  $    950,911  $  1,203,204  $    554,786  $    719,539
  Net Income (Loss)............  $   19,893  $   34,500  $   (7,895) $     82,333  $    143,537  $     64,488  $    140,474
  Diluted Earnings (Loss) Per
    Share......................  $      .06  $      .09  $     (.02) $        .20  $        .33  $        .15  $        .32
  Weighted Average Shares
    Outstanding (Diluted)......     349,371     364,547     370,060       421,768       428,925       426,574       438,873
  Cash Dividends Per Share.....  $      .02  $      .02  $      .02  $        .02  $        .03  $        .01  $        .03
BALANCE SHEET DATA:
  Working Capital..............  $   89,723  $   53,330  $  156,488  $    295,240  $    519,140  $    402,667  $    726,148
  Total Assets.................  $  296,781  $  425,093  $  771,550  $  1,012,749  $  1,312,586  $  1,097,286  $  1,424,124
  Long-Term Debt...............  $    6,700  $   15,067  $    4,054  $        769  $      1,022  $        448  $        781
  Stockholders' Equity.........  $  176,242  $  215,848  $  500,787  $    650,646  $    900,582  $    765,043  $  1,102,635

------------------------

(1) All share and per share amounts have been restated to reflect the 1998 two-for-one stock split effected in the form of a stock dividend.

(2) 1994 Income Statement related items include nonrecurring charges of $6,927. Net income was $38,650 and diluted earnings per share was $.11 excluding nonrecurring charges.

(3) 1995 Income Statement related items include nonrecurring charges of $130,270 and exclude the dilutive effect of stock options. Net income was $70,321 and diluted earnings per share was $.18 excluding nonrecurring charges and including the dilutive effect of stock options.

(4) 1996 Income Statement related items include nonrecurring charges of $70,203. Net income was $124,456 and diluted earnings per share was $.30 excluding nonrecurring charges.

(5) Year ended December 31, 1997 Income Statement related items include nonrecurring charges of $95,250. Net income was $200,664 and diluted earnings per share was $.47 excluding nonrecurring charges. Six months ended June 30, 1997 Income Statement related items include nonrecurring charges of $35,420. Net income was $85,810 and diluted earnings per share was $.20 excluding nonrecurring charges.

(6) Six months ended June 30, 1998 Income Statement related items include a nonrecurring credit of $3,000. Net income was $138,674 and diluted earnings per share was $.32 excluding the nonrecurring credit.

                                US SERVIS, INC.
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                 AT AND FOR THE
                                                     AT AND FOR THE YEAR ENDED                 THREE MONTHS ENDED
                                                             MARCH 31,                              JUNE 30,
                                       -----------------------------------------------------  --------------------
                                         1994      1995(1)     1996       1997       1998       1997       1998
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenue............................  $  21,262  $  15,953  $  16,245  $  22,009  $  27,607  $   6,123  $   6,337
  Net Income (Loss)..................  $  (1,192) $  (8,052) $  (3,906) $  (3,039) $     728  $  (1,207) $     539
  Diluted Earnings (Loss) Per
    Share............................  $    (.21) $   (1.34) $    (.66) $    (.59) $    (.03) $    (.22) $     .04
  Weighted Average Shares Outstanding
    (Diluted)........................      5,813      6,023      6,282      6,308      6,351      6,351      7,243
  Cash Dividends Per Share...........  $  --      $  --      $  --      $  --      $  --      $  --      $  --
BALANCE SHEET DATA:
  Working Capital....................  $  11,358  $   7,151  $   9,447  $   9,512  $  10,505  $   8,430  $  10,441
  Total Assets.......................  $  21,878  $  16,906  $  19,053  $  20,739  $  19,864  $  19,731  $  20,044
  Long-Term Liabilities..............  $     976  $   1,770  $   1,172  $     369  $     196  $     369  $     165
  Redeemable Preferred Stock.........  $  --      $  --      $   6,110  $  --      $  --      $  --      $  --

------------------------

(1) 1995 Income Statement items include a $6.8 million restructuring charge. Net loss was $(3,349) and net loss per share of common stock was $(.56) excluding the restructuring charge.

                        PRO FORMA FINANCIAL INFORMATION

    The following pro forma combined condensed financial statements give effect to the acquisition of USS by HBOC in the Merger, accounted for as a pooling of interests. The pro forma combined condensed financial statements are presented for information purposes only and are not necessarily indicative of the financial position or results of operations which would have occurred had the transaction been consummated on the dates indicated, nor are they necessarily indicative of future results or financial position of HBOC. The pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of HBOC and USS incorporated by reference in this Proxy Statement/Prospectus.

                         HBO & COMPANY AND SUBSIDIARIES
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                AT JUNE 30, 1998
                                 (000 OMITTED)

                                                                                                        HBOC/USS
                                                                                         PRO FORMA     PRO FORMA
                                                                   HBOC         USS     ADJUSTMENTS     COMBINED
                                                               ------------  ---------  ------------  ------------
ASSETS
  Current Assets:
    Cash and Cash Equivalents................................  $    491,631  $   4,365                $    495,996
    Short-Term Investments...................................         5,223     --                           5,223
    Receivables, Net.........................................       488,801      8,930                     497,731
    Current Deferred Income Taxes............................        21,799     --                          21,799
    Inventories..............................................         9,746     --                           9,746
    Prepaids and Other Current Assets........................        21,994        653                      22,647
                                                               ------------  ---------  ------------  ------------
        Total Current Assets.................................     1,039,194     13,948       --          1,053,142
  Capitalized Software, Net..................................        77,619     --                          77,619
  Property and Equipment, Net................................       108,678      1,867                     110,545
  Intangibles, Net...........................................       161,748      3,314                     165,062
  Deferred Income Taxes......................................        31,554     --                          31,554
  Other Noncurrent Assets, Net...............................         5,331        915                       6,246
                                                               ------------  ---------  ------------  ------------
TOTAL ASSETS.................................................  $  1,424,124  $  20,044       --       $  1,444,168
                                                               ------------  ---------  ------------  ------------
                                                               ------------  ---------  ------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities........................................  $    313,046  $   3,507                $    316,553
  Long-Term Debt.............................................           781     --                             781
  Other Long-Term Liabilities................................         7,662        165                       7,827
  Stockholders' Equity.......................................     1,102,635     16,372                   1,119,007
                                                               ------------  ---------  ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................  $  1,424,124  $  20,044       --       $  1,444,168
                                                               ------------  ---------  ------------  ------------
                                                               ------------  ---------  ------------  ------------

    The accompanying Notes to Pro Forma Combined Condensed Financial Statements are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                       HBOC/USS
                                                                                          PRO FORMA    PRO FORMA
                                                                     HBOC        USS     ADJUSTMENTS   COMBINED
                                                                  ----------  ---------  -----------  -----------
Revenue.........................................................  $  719,539  $  13,828   $    (147)(1)  $ 733,220
Operating Expense:
    Cost of Operations..........................................     302,848      9,590                  312,438
    Marketing...................................................      99,385     --             328(2)     99,713
    Research and Development....................................      45,967        644                   46,611
    General and Administrative..................................      49,327      2,167        (328)(2)     51,166
    Nonrecurring Credit.........................................      (3,000)      (522)                  (3,522)
                                                                  ----------  ---------  -----------  -----------
        Total Operating Expense.................................     494,527     11,879      --          506,406
                                                                  ----------  ---------  -----------  -----------
Operating Income................................................     225,012      1,949        (147)     226,814
Other Income (Expense) Net......................................       9,111        (32)        147(1)      9,226
                                                                  ----------  ---------  -----------  -----------
Income Before Income Taxes......................................     234,123      1,917      --          236,040
Income Taxes....................................................      93,649         65                   93,714
                                                                  ----------  ---------  -----------  -----------
Net Income......................................................     140,474      1,852      --          142,326
Preferred Stock Dividends.......................................      --            464                      464
                                                                  ----------  ---------  -----------  -----------
Net Income Applicable to Common Share Owners....................  $  140,474  $   1,388   $  --        $ 141,862
                                                                  ----------  ---------  -----------  -----------
                                                                  ----------  ---------  -----------  -----------
Diluted Earnings Per Share......................................  $      .32  $     .19                $     .32
                                                                  ----------  ---------               -----------
                                                                  ----------  ---------               -----------
Weighted Average Shares Outstanding (Diluted)...................     438,873      7,218      (6,175)(3)    439,916
                                                                  ----------  ---------  -----------  -----------
                                                                  ----------  ---------  -----------  -----------
Excluding Nonrecurring Credit (5):
    Net Income Applicable to Common Share Owners................  $  138,674  $     866                $ 139,540
                                                                  ----------  ---------               -----------
                                                                  ----------  ---------               -----------
    Diluted Earnings Per Share..................................  $      .32  $     .12                $     .32
                                                                  ----------  ---------               -----------
                                                                  ----------  ---------               -----------
    Weighted Average Shares Outstanding (Diluted)...............     438,873      7,218      (6,175)(3)    439,916
                                                                  ----------  ---------  -----------  -----------
                                                                  ----------  ---------  -----------  -----------

    The accompanying Notes to Pro Forma Combined Condensed Financial Statements are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                       HBOC/USS
                                                                                         PRO FORMA    PRO FORMA
                                                                   HBOC       USS(4)    ADJUSTMENTS    COMBINED
                                                               ------------  ---------  -----------  ------------
Revenue......................................................  $  1,203,204  $  27,607   $    (253)(1) $  1,230,558
Operating Expense:
    Cost of Operations.......................................       511,082     18,958                    530,040
    Marketing................................................       176,194     --             908(2)      177,102
    Research and Development.................................        89,059      1,478                     90,537
    General and Administrative...............................       108,811      5,885        (908)(2)      113,788
    Nonrecurring Charge......................................        95,250        394                     95,644
                                                               ------------  ---------  -----------  ------------
        Total Operating Expense..............................       980,396     26,715      --          1,007,111
                                                               ------------  ---------  -----------  ------------
Operating Income.............................................       222,808        892        (253)       223,447
Other Income (Expense), Net..................................        16,382        (99)        253(1)       16,536
                                                               ------------  ---------  -----------  ------------
Income Before Income Taxes...................................       239,190        793      --            239,983
Income Taxes.................................................        95,653         65                     95,718
                                                               ------------  ---------  -----------  ------------
Net Income...................................................       143,537        728      --            144,265
Preferred Stock Dividends....................................       --             898                        898
                                                               ------------  ---------  -----------  ------------
Net Income (Loss) Applicable to Common Share Owners..........  $    143,537  $    (170)  $  --       $    143,367
                                                               ------------  ---------  -----------  ------------
                                                               ------------  ---------  -----------  ------------
Diluted Earnings (Loss) Per Share............................  $        .33  $    (.03)              $        .33
                                                               ------------  ---------               ------------
                                                               ------------  ---------               ------------
Weighted Average Shares Outstanding (Diluted)................       428,925      6,351      (5,300)(3)      429,976
                                                               ------------  ---------  -----------  ------------
                                                               ------------  ---------  -----------  ------------
Excluding Nonrecurring Charge (5):
    Net Income Applicable to Common Share Owners.............  $    200,664  $     224               $    200,888
                                                               ------------  ---------               ------------
                                                               ------------  ---------               ------------
    Diluted Earnings Per Share...............................  $        .47  $     .04               $        .47
                                                               ------------  ---------               ------------
                                                               ------------  ---------               ------------
    Weighted Average Shares Outstanding (Diluted)............       428,925      6,351      (5,300)(3)      429,976
                                                               ------------  ---------  -----------  ------------
                                                               ------------  ---------  -----------  ------------

    The accompanying Notes to Pro Forma Combined Condensed Financial Statements are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                       HBOC/USS
                                                                                          PRO FORMA    PRO FORMA
                                                                    HBOC       USS(4)    ADJUSTMENTS   COMBINED
                                                                 ----------  ----------  -----------  -----------
Revenue........................................................  $  950,911  $   22,009   $    (369)(1)  $ 972,551
Operating Expense:
    Cost of Operations.........................................     413,471      15,328                  428,799
    Marketing..................................................     146,207      --           1,653(2)    147,860
    Research and Development...................................      83,984       1,872                   85,856
    General and Administrative.................................     107,810       7,246      (1,653)(2)    113,403
    Nonrecurring Charge........................................      70,203         436                   70,639
                                                                 ----------  ----------  -----------  -----------
        Total Operating Expense................................     821,675      24,882      --          846,557
                                                                 ----------  ----------  -----------  -----------
Operating Income (Loss)........................................     129,236      (2,873)       (369)     125,994
Other Income (Expense), Net....................................       7,222        (166)        369(1)      7,425
                                                                 ----------  ----------  -----------  -----------
Income (Loss) Before Income Taxes..............................     136,458      (3,039)     --          133,419
Income Taxes...................................................      54,125      --                       54,125
                                                                 ----------  ----------  -----------  -----------
Net Income (Loss)..............................................      82,333      (3,039)     --           79,294
Preferred Stock Dividends......................................      --             675                      675
                                                                 ----------  ----------  -----------  -----------
Net Income (Loss) Applicable to Common Share Owners............  $   82,333  $   (3,714)  $  --        $  78,619
                                                                 ----------  ----------  -----------  -----------
                                                                 ----------  ----------  -----------  -----------
Diluted Earnings (Loss) Per Share..............................  $      .20  $     (.59)               $     .19
                                                                 ----------  ----------               -----------
                                                                 ----------  ----------               -----------
Weighted Average Shares Outstanding (Diluted)..................     421,768       6,308      (5,310)(3)    422,766
                                                                 ----------  ----------  -----------  -----------
                                                                 ----------  ----------  -----------  -----------
Excluding Nonrecurring Charge (5):
    Net Income (Loss) Applicable to Common Share Owners........  $  124,456  $   (3,278)               $ 121,178
                                                                 ----------  ----------               -----------
                                                                 ----------  ----------               -----------
    Diluted Earnings (Loss) Per Share..........................  $      .30  $     (.52)               $     .29
                                                                 ----------  ----------               -----------
                                                                 ----------  ----------               -----------
    Weighted Average Shares Outstanding (Diluted)..............     421,768       6,308      (5,310)(3)    422,766
                                                                 ----------  ----------  -----------  -----------
                                                                 ----------  ----------  -----------  -----------

    The accompanying Notes to Pro Forma Combined Condensed Financial Statements are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                          HBOC/USS
                                                                                            PRO FORMA     PRO FORMA
                                                                      HBOC      USS(4)     ADJUSTMENTS    COMBINED
                                                                   ----------  ---------  -------------  -----------
Revenue..........................................................  $  715,902  $  16,245    $    (205)(1)  $ 731,942
Operating Expense:
    Cost of Operations...........................................     329,684     11,282                    340,966
    Marketing....................................................     114,994     --            1,633(2)    116,627
    Research and Development.....................................      68,293      2,466                     70,759
    General and Administrative...................................      89,213      8,159       (1,633)(2)     95,739
    Nonrecurring Charge (Credit).................................     130,270       (590)                   129,680
                                                                   ----------  ---------       ------    -----------
        Total Operating Expense..................................     732,454     21,317       --           753,771
                                                                   ----------  ---------       ------    -----------
Operating Loss...................................................     (16,552)    (5,072)        (205)      (21,829)
Other Income (Expense), Net......................................         605       (114)         205(1)        696
                                                                   ----------  ---------       ------    -----------
Loss Before Income Taxes.........................................     (15,947)    (5,186)      --           (21,133)
Income Tax Benefit...............................................      (8,052)    (1,280)                    (9,332)
                                                                   ----------  ---------       ------    -----------
Net Loss.........................................................      (7,895)    (3,906)      --           (11,801)
Preferred Stock Dividends........................................      --            228                        228
                                                                   ----------  ---------       ------    -----------
Net Loss Applicable to Common Share Owners.......................  $   (7,895) $  (4,134)   $  --         $ (12,029)
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Loss Per Share...................................................  $     (.02) $    (.66)                 $    (.03)
                                                                   ----------  ---------                 -----------
                                                                   ----------  ---------                 -----------
Weighted Average Shares Outstanding..............................     370,060      6,282       (5,375)(3)    370,967
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------
Excluding Nonrecurring Charge (5):
    Net Income (Loss)............................................  $   70,321  $  (4,724)                 $  65,597
                                                                   ----------  ---------                 -----------
                                                                   ----------  ---------                 -----------
    Diluted Earnings (Loss) Per Share............................  $      .18  $    (.75)                 $     .17
                                                                   ----------  ---------                 -----------
                                                                   ----------  ---------                 -----------
    Weighted Average Shares Outstanding (Diluted)................     391,121      6,282       (5,285)(3)    392,118
                                                                   ----------  ---------       ------    -----------
                                                                   ----------  ---------       ------    -----------

    The accompanying Notes to Pro Forma Combined Condensed Financial Statements are an integral part of these financial statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) Reclassification of USS interest income to conform to HBOC presentation.

(2) Reclassification of USS marketing expense from general and administrative expenses to conform to HBOC presentation.

(3) Shares of USS Common Stock were converted using an assumed Exchange Ratio of .14444. Exchange Ratios of .18439 and .11871 have an immaterial effect on diluted earnings per share. See "Comparative Per Share Data" presented elsewhere in this Proxy Statement/Prospectus. For the December 31, 1997 and 1996 Pro Forma Combined Income Statements, USS weighted average shares are adjusted to include the dilutive effect of stock options due to the net income for HBOC/USS Pro Forma Combined. For the 1995 Pro Forma Combined Income Statement (excluding nonrecurring charge), USS weighted average shares are adjusted to include the dilutive effect of stock options due to net income for HBOC/USS Pro Forma Combined.

(4) The fiscal year of USS ends on March 31. HBOC Pro Forma Combined Condensed Income Statements for the years ended December 31, 1995, 1996 and 1997 have been completed using the USS income statements for the fiscal years ended March 31, 1996, 1997, and 1998, respectively. HBOC believes that the differences in such periods in all cases mentioned has an immaterial impact on the pro forma statements.

(5) Presentation is also made of Net Income (Loss), Diluted Earnings (Loss) Per Share and Weighted Average Shares Outstanding (Diluted) excluding the effect of nonrecurring charges and credits because HBOC management believes that this is a better indication of actual operating results.

                           COMPARATIVE PER SHARE DATA

    The following tables set forth certain per share data for HBOC and USS on a historical basis, certain historical equivalent per share data for USS and certain pro forma per share data for HBOC and USS on a combined basis, giving effect to the Merger using the pooling of interests method of accounting. All share and per share amounts have been restated to reflect the HBOC 1998 two-for-one stock split effected in the form of a stock dividend. The unaudited pro forma combined per share data provided below is not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated on the indicated dates or which may be attained in the future. The pro forma combined per share data should be read in conjunction with the historical consolidated financial statements of HBOC and USS incorporated by reference in this Proxy Statement/Prospectus.

                                   HISTORICAL

                                 HBO & COMPANY

                                                                                                                   AT AND FOR THE
                                                                                     AT AND FOR THE YEAR ENDED    SIX MONTHS ENDED
                                                                                           DECEMBER 31,               JUNE 30,
                                                                                    ---------------------------   -----------------
                                                                                     1995      1996      1997      1997      1998
                                                                                    -------   -------   -------   -------   -------
Per Share Data:
  Book Value......................................................................  $1.28     $1.59     $2.13     $1.84     $2.56
  Cash Dividends Declared.........................................................  $ .02     $ .02     $ .03     $ .01     $ .03
  Diluted Earnings (Loss).........................................................  $(.02)(1) $ .20(2)  $ .33(3)  $ .15(4)  $ .32(5)

------------------------

(1) Including the effect of the $130 million nonrecurring charge related to 1995 acquisitions and excluding the dilutive effect of stock options.

(2) Including the effect of the $70 million nonrecurring charge related to 1996 acquisitions.

(3) Including the effect of the $95 million nonrecurring charge related to 1997 acquisitions.

(4) Including the effect of the $35 million nonrecurring charge related to 1997 acquisitions.

(5) Including the effect of the $3 million nonrecurring credit related to 1997 acquisitions.

                                US SERVIS, INC.

                                                                                                                         AT AND FOR
                                                                                                                            THE
                                                                                                   AT AND FOR THE YEAR  THREE MONTHS
                                                                                                          ENDED            ENDED
                                                                                                        MARCH 31,         JUNE 30,
                                                                                                   -------------------  ------------
                                                                                                   1996   1997   1998   1997   1998
                                                                                                   -----  -----  -----  -----  -----
Per Share Data:
  Book Value.....................................................................................  $1.17  $ .67  $ .71  $ .49  $ .68
  Cash Dividends Declared........................................................................  $--    $--    $--    $--    $--
  Diluted Earnings (Loss)........................................................................  $(.66) $(.59) $(.03) $(.22) $ .04

                                US SERVIS, INC.
                           HISTORICAL EQUIVALENT DATA
          Using an assumed Market Value per share of HBOC Common Stock of $23.50 and an assumed Exchange Ratio of .18439

                                                                                                                   AT AND FOR THE
                                                                                     AT AND FOR THE YEAR ENDED      THREE MONTHS
                                                                                             MARCH 31,             ENDED JUNE 30,
                                                                                    ---------------------------   -----------------
                                                                                     1996      1997      1998      1997      1998
                                                                                    -------   -------   -------   -------   -------
Per Share Data:
  Book Value......................................................................  $  6.37   $  3.64   $  3.83   $  2.67   $  3.70
  Cash Dividends Declared.........................................................  $ --      $ --      $ --      $ --      $ --
  Diluted Earnings (Loss) ........................................................  $ (3.57)  $ (3.19)  $  (.15)  $ (1.22)  $   .23

          Using an assumed Market Value per share of HBOC Common Stock of $30.00 and an assumed Exchange Ratio of .14444

                                                                                                                   AT AND FOR THE
                                                                                     AT AND FOR THE YEAR ENDED      THREE MONTHS
                                                                                             MARCH 31,             ENDED JUNE 30,
                                                                                    ---------------------------   -----------------
                                                                                     1996      1997      1998      1997      1998
                                                                                    -------   -------   -------   -------   -------
Per Share Data:
  Book Value......................................................................  $  8.13   $  4.64   $  4.89   $  3.41   $  4.72
  Cash Dividends Declared.........................................................  $ --      $ --      $ --      $ --      $ --
  Diluted Earnings (Loss).........................................................  $ (4.56)  $ (4.08)  $  (.19)  $ (1.55)  $   .29

          Using an assumed Market Value per share of HBOC Common Stock of $36.50 and an assumed Exchange Ratio of .11871

                                                                                                                   AT AND FOR THE
                                                                                     AT AND FOR THE YEAR ENDED      THREE MONTHS
                                                                                             MARCH 31,             ENDED JUNE 30,
                                                                                    ---------------------------   -----------------
                                                                                     1996      1997      1998      1997      1998
                                                                                    -------   -------   -------   -------   -------
Per Share Data:
  Book Value......................................................................  $  9.89   $  5.65   $  5.95   $  4.15   $  5.75
  Cash Dividends Declared.........................................................  $ --      $ --      $ --      $ --      $ --
  Diluted Earnings (Loss).........................................................  $ (5.54)  $ (4.96)  $  (.23)  $ (1.89)  $   .35

              PRO FORMA COMBINED HBO & COMPANY AND US SERVIS, INC.
          Using an assumed Market Value per share of HBOC Common Stock of $23.50 and an assumed Exchange Ratio of .18439

                                                                                                                   AT AND FOR THE
                                                                                     AT AND FOR THE YEAR ENDED    SIX MONTHS ENDED
                                                                                           DECEMBER 31,               JUNE 30,
                                                                                    ---------------------------   -----------------
                                                                                     1995      1996      1997      1997      1998
                                                                                    -------   -------   -------   -------   -------
Per Share Data:
  Book Value......................................................................  $1.30     $1.60     $2.13     $1.84     $2.56
  Cash Dividends Declared.........................................................  $ .02     $ .02     $ .03     $ .01     $ .03
  Diluted Earnings (Loss).........................................................  $(.03)(1) $ .19(2)  $ .33(3)  $ .15(4)  $ .32(5)

          Using an assumed Market Value per share of HBOC Common Stock of $30.00 and an assumed Exchange Ratio of .14444

                                                                                                                   AT AND FOR THE
                                                                                     AT AND FOR THE YEAR ENDED    SIX MONTHS ENDED
                                                                                           DECEMBER 31,               JUNE 30,
                                                                                    ---------------------------   -----------------
                                                                                     1995      1996      1997      1997      1998
                                                                                    -------   -------   -------   -------   -------
Per Share Data:
  Book Value......................................................................  $1.30     $1.60     $2.14     $1.84     $2.56
  Cash Dividends Declared.........................................................  $ .02     $ .02     $ .03     $ .01     $ .03
  Diluted Earnings (Loss).........................................................  $(.03)(1) $ .19(2)  $ .33(3)  $ .15(4)  $ .32(5)

          Using an assumed Market Value per share of HBOC Common Stock of $36.50 and an assumed Exchange Ratio of .11871

                                                                                                                   AT AND FOR THE
                                                                                     AT AND FOR THE YEAR ENDED    SIX MONTHS ENDED
                                                                                           DECEMBER 31,               JUNE 30,
                                                                                    ---------------------------   -----------------
                                                                                     1995      1996      1997      1997      1998
                                                                                    -------   -------   -------   -------   -------
Per Share Data:
  Book Value......................................................................  $1.30     $1.60     $2.14     $1.84     $2.57
  Cash Dividends Declared.........................................................  $ .02     $ .02     $ .03     $ .01     $ .03
  Diluted Earnings (Loss).........................................................  $(.03)(1) $ .19(2)  $ .33(3)  $ .15(4)  $ .32(5)

------------------------

(1) Including the effect of HBOC's $130.3 million nonrecurring charge related to 1995 acquisitions, USS' $.6 million nonrecurring credit relating to restructuring gains and excluding the dilutive effect of stock options.

(2) Including the effect of HBOC's $70.2 million nonrecurring charge related to 1996 acquisitions and USS' $.4 million nonrecurring loan impairment charge.

(3) Including the effect of HBOC's $95.3 million nonrecurring charge related to 1997 acquisitions and USS' $.4 million nonrecurring loan impairment charge.

(4) Including the effect of HBOC's $35.4 million nonrecurring charge related to 1997 acquisitions.

(5) Including the effect of HBOC's $3.0 million nonrecurring credit related to 1997 acquisitions and USS' $.5 million nonrecurring loan impairment credit.

                                  RISK FACTORS

RISKS OF FAILURE TO CONSUMMATE THE MERGER

    As a result of USS entering into the Merger Agreement, IDX Systems Corporation ("IDX"), a software systems provider to large physician networks and a competitor of HBOC, has terminated its strategic alliance with USS. USS and IDX had entered into the strategic alliance in December 1996 and, while USS revenues have not been significantly impacted to date, the prospect of future benefits from such alliance has been lost. Management believes that, in the event the Merger is not consummated, a strategic alliance with a major software systems provider will be critical to USS' future growth in its outsourcing business for the physician network market. There can be no assurance that USS can enter into another strategic alliance on satisfactory terms or at all.

    Additionally, USS will incur approximately $1.3 million in extraordinary expenses in connection with the Merger which will adversely impact its income if USS continues as an independent company. In addition, due to the amount of time required by USS' management in connection with the Merger, less time has been focused on the USS' normal operations which may result adversely on USS' operating results.

PER SHARE CONSIDERATION

    Stockholders of USS should consider that they will receive a fraction of a share of HBOC Common Stock determined by dividing $50 million by the product of the Market Value of the HBOC Common Stock and the number of Fully Diluted Shares for each share of USS Stock, regardless of the Market Value of the HBOC Common Stock. In the event of any increase in the number of Fully Diluted Shares outstanding at the Effective Time of the Merger, the fractional share of HBOC Common Stock issuable in respect of each share of USS Stock will decrease. There can be no assurance that the value of the fractional share of HBOC Common Stock to be issued in respect of a share of USS Stock will equal or exceed the then current market value of the USS Common Stock. See "Certain Market Information" below for historical stock price information concerning HBOC Common Stock and USS Common Stock and "The Merger Proposal--Terms of the Merger."

INTERESTS OF CERTAIN USS OFFICERS AND DIRECTORS IN THE MERGER

    Certain officers and the directors of USS have interests in the Merger that differ from those of USS stockholders generally. Such interests include severance payments, vesting of unvested and unexercisable stock options and continuing indemnification against certain liabilities. As a result, such officers and directors could be more likely to favor consummation of the Merger than USS stockholders generally. See "Interests of Certain Persons in Each of HBOC and USS--Interests of Certain USS Persons in Matters to be Acted Upon."

                           CERTAIN MARKET INFORMATION

HBOC

    HBOC Common Stock is traded on the Nasdaq NM under the symbol "HBOC." The table below presents the quarterly high and low closing sales prices and dividend information for HBOC Common Stock as furnished by Nasdaq for the periods indicated after restating for the 1998 two-for-one stock split effected in the form of stock dividend.

                                                                                                            DIVIDENDS
                                                                                                            DECLARED
YEAR ENDED DECEMBER 31:                                                                HIGH        LOW      PER SHARE
-----------------------------------------------------------------------------------  ---------  ---------  -----------
1996
  First Quarter....................................................................  $   12.74  $    8.19   $    .005
  Second Quarter...................................................................  $   17.69  $   11.94   $    .005
  Third Quarter....................................................................  $   17.50  $   12.63   $    .005
  Fourth Quarter...................................................................  $   18.13  $   12.50   $    .005
1997
  First Quarter....................................................................  $   18.07  $   11.88   $    .005
  Second Quarter...................................................................  $   18.03  $   10.63   $    .005
  Third Quarter....................................................................  $   21.13  $   17.13   $    .010
  Fourth Quarter...................................................................  $   24.32  $   18.50   $    .010
1998
  First Quarter....................................................................  $   30.47  $   21.69   $    .010
  Second Quarter...................................................................  $   35.56  $   28.00   $    .020
  Third Quarter (through       , 1998)                                               $          $           $    .020

    As of August 12, 1998, there were approximately 3,983 holders of record of shares of HBOC Common Stock.

USS

    USS Common Stock has traded on the Nasdaq NM since October 3, 1986, the date of USS's initial public offering. USS Common Stock currently trades under the symbol "USRV." There is no public market for the Series A Preferred Stock or Series B Preferred Stock, which is convertible by holders thereof into USS Common Stock on a share for share basis. The following table sets forth the quarterly high and low closing sales prices for USS Common Stock as furnished by Nasdaq for the periods indicated. USS has never declared a cash dividend on the USS Common Stock.

FISCAL YEAR ENDED MARCH 31:                                                              HIGH        LOW
-------------------------------------------------------------------------------------  ---------  ---------
1997
  First Quarter ended June 30, 1996..................................................  $   5.516  $   3.875
  Second Quarter ended September 30, 1996............................................  $   5.000  $   2.875
  Third Quarter ended December 31, 1996..............................................  $   4.250  $   2.313
  Fourth Quarter ended March 31, 1997................................................  $   5.000  $   2.250
1998
  First Quarter ended June 30, 1997..................................................  $   3.125  $   1.500
  Second Quarter ended September 30, 1997............................................  $   2.000  $   0.938
  Third Quarter ended December 31, 1997..............................................  $   2.875  $   1.031
  Fourth Quarter ended March 31, 1998................................................  $   2.188  $   1.375
1999
  First Quarter ended June 30, 1998..................................................  $   3.625  $   1.250
  Second Quarter ending September 30, 1998 (through , 1998)..........................  $          $

    As of August 10, 1998, there were approximately 366 holders of record of shares of USS Common Stock.

    The following table sets forth the closing sales price for a share of each of the indicated stocks on July 17, 1998, the last trading day preceding the announcement of the proposed Merger, and the USS equivalent share value.

                                                                                              CLOSING
                                                                                               SALES
                                                                                              PRICE ON
                                                                                              JULY 17,
                                                                                                1998
                                                                                            ------------
HBOC......................................................................................   $   32.875
USS--Historical...........................................................................   $    2.125
USS--Equivalent...........................................................................   $    4.333

                                  THE MEETING

    This Proxy Statement/Prospectus and the accompanying Notice of Special Meeting and proxy card are being furnished to the stockholders of USS in connection with the solicitation of proxies by the USS Board for the Meeting to
be held on       , 1998 at the time and place and for the purpose set forth in the accompanying Notice of Special Meeting.

    Any USS stockholder who has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) delivering to the Secretary of USS prior to the Meeting either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Meeting and voting in person, regardless of whether a proxy has previously been given. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies will be voted in favor of the proposal set forth in the Notice of Special Meeting and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxy holders.

    Only holders of record of USS Stock as of the close of business on       ,
1998, the Record Date, will be entitled to vote at the Meeting. As of the Record
Date, there were (i)       shares of USS Common Stock outstanding, each share of
which is entitled to one vote on all matters on which stockholders may vote,
(ii) 1,500,000 shares of Series A Preferred Stock outstanding, each share of which is entitled to one vote per share on an as converted basis, and (iii) 1,000,000 shares of Series B Preferred Stock outstanding, each share of which is entitled to one vote per share on an as converted basis. As of the Record Date, the directors and executive officers of USS and their affiliates beneficially owned approximately 42.9% of the outstanding shares of USS Stock. The presence at the Meeting, in person or by proxy, of the holders of at least a majority of the shares of USS Common Stock, Series A Preferred Stock, on an as converted basis, and Series B Preferred Stock, on an as converted basis, issued and outstanding on such date is necessary to constitute a quorum at the Meeting. The proposed Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of USS Stock in order to be approved. Abstentions will be counted in determining whether a quorum is present, will be considered present and entitled to vote and will thus have the effect of a negative vote. If a proxy is returned by a broker or other stockholder who does not have authority to vote, does not give authority to a proxy to vote, or withholds authority to vote as to any shares, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered for purposes of calculating the vote with respect to such matters. Pursuant to the Voting Agreements entered into at the same time as the Merger Agreement, HBOC holds proxies to vote approximately 41.2% of the outstanding USS Stock entitled to vote in favor of the Merger Agreement.

    The cost of soliciting proxies in the form enclosed herewith will be borne entirely by USS. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of USS, without additional remuneration, by personal interviews, telephone, facsimile or otherwise. USS will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                              THE MERGER PROPOSAL

BACKGROUND OF THE MERGER

    On April 21, 1998, Graham O. King, Chairman of the Board of Directors and Chief Executive Officer of USS, met in Atlanta with Charles W. McCall, President and Chief Executive Officer of HBOC, to discuss potential strategic business relationships between USS and HBOC. At this meeting, Mr. King and Mr. McCall exchanged information with respect to their respective businesses, strategic direction, products, services, market presence and management personnel. Mr. McCall indicated that HBOC would prefer that any relationship between USS and HBOC take the form of an acquisition of USS by HBOC. Mr. King informed Mr. McCall that he would explore this possibility with the USS Board.

    Between April 21 and April 30, 1998, Mr. King discussed informally with each member of the USS Board the possibility of USS entering into a business combination with HBOC and the circumstances under which an acquisition of USS by HBOC would be in the best interests of the USS stockholders. On May 1, 1998, Mr. King spoke with Mr. McCall by telephone and expressed an interest in proceeding on a confidential basis with further discussions with HBOC. It was decided in this conversation that the parties would enter into a confidentiality agreement and that USS would provide HBOC with certain financial information and information about key management personnel of USS. On May 4, 1998, USS and HBOC signed a confidentiality agreement pursuant to which HBOC requested and received the above referenced confidential information about USS.

    On May 7, 1998, Mr. King and Mr. McCall met in Chicago for the purpose of continuing discussions about a possible relationship. At this meeting, Mr. McCall discussed the valuation HBOC would place on USS indicating that in a cash transaction HBOC would not be willing to pay as much as it would in a merger of USS with HBOC in which the stockholders of USS would receive shares of HBOC on a tax-free basis in a transaction accounted for as a "pooling of interests." After discussing these two alternatives, Mr. King indicated that HBOC's proposed valuation of USS in a cash transaction would likely be unacceptably low. Mr. McCall and Mr. King then discussed what the potential valuation of USS shares would be in a merger between the two parties. Mr. McCall indicated that, subject to receipt and review of more detailed financial information from USS, he believed HBOC's valuation for USS in a stock transaction was in the $30 million plus range. Mr. King indicated that senior management of USS valued the company at between $54-$57 million. Mr. McCall responded that HBOC would only consider a merger in that price range if a more detailed financial and business due diligence investigation of USS by HBOC supported such a valuation. It was agreed at that meeting that HBOC would conduct a more detailed financial and business review of USS. USS sent HBOC its response to HBOC's financial due diligence request, including financial information to support a valuation of USS at $57 million in HBOC stock.

    On May 8, 1998, an informal meeting of the members of the USS Board was held via telephonic conference call. All members of the USS Board participated. During the meeting, Mr. King updated the USS Board on the recent discussions with HBOC, including the discussions concerning the proposed valuation of USS. Mr. King also provided the USS Board members with general information on HBOC and HBOC's strategic rationale for pursuing the possible merger. After engaging in a lengthy discussion about a proposed merger, the members of the USS Board were in agreement that USS should continue to pursue discussions with HBOC. The USS Board also discussed the advisability of retaining a financial advisor to assist USS in any possible transaction with HBOC. In light of USS' historical relationship with VBW&Co. the Board was in agreement that Mr. King should make contact with VBW&Co.

    On May 11, 1998, Mr. McCall indicated in a telephone conversation with Mr. King that HBOC would be interested in further pursuing a merger with USS based on a valuation of $57 million for USS. Mr. King and Mr. McCall arranged for Mr. King to meet with representatives of HBOC's senior management team on May 13, 1998. Also, on May 11, 1998, USS had a special telephonic meeting of its Board of Directors. Mr. King updated the USS Board on his discussions with HBOC concerning the possible acquisition of the company by HBOC at a valuation of $57 million in HBOC stock. Following this discussion, the USS Board decided, subject to a satisfactory agreement on fee arrangements, to formally engage VBW&Co. as its financial advisor to (i) advise USS on any proposed transaction, (ii) assist senior management of USS in responding to the financial due diligence request of HBOC and (iii) provide a fairness opinion on any proposed offer for USS. The decision to select VBW&Co. was based primarily on VBW&Co.'s knowledge of the industry, prior discussions with VBW&Co. about USS' long-term business strategy, VBW&Co.'s relationship with USS and VBW&Co.'s experience in prior dealings with HBOC.

    On May 13, 1998, Mr. King met in Baltimore, Maryland with Jay P. Gilbertson, Chief Operating Officer of HBOC, Russell G. Overton, Senior Vice President of Corporate Planning and Business Development of HBOC and Al Bergonzi, President and Co-Chief Operating Officer of HBOC, to discuss USS' financial information and its management personnel and provide HBOC with a better understanding of USS' products and services offerings. On May 14, 1998, Mr. King sent Mr. McCall a preliminary term sheet for discussion purposes. The term sheet contemplated a $57 million valuation of USS in a stock transaction treated as a tax free exchange and accounted for as a pooling of interests. The term sheet contemplated a fixed exchange ratio if the HBOC Common Stock price (based upon a 20-day average) was within a range; however, the exchange ratio was to be adjusted if the HBOC Common Stock price was above or below the range (resulting in implied values of $4.38 to $5.34 per USS share).

    On May 15, 1998, in a telephone conversation with Mr. King, Mr. McCall indicated that HBOC had further evaluated information regarding USS and had decided not to proceed with the proposed business combination with USS. Mr. McCall stated that although members of HBOC's senior management believed that a business combination with USS would be a good strategic fit for HBOC, they believed that $57 million was too high a valuation for USS. Following further discussion between Mr. McCall and Mr. King, the parties agreed that since a disagreement over the valuation of USS was the major impediment to the proposed deal, they would arrange for a financial due diligence meeting between members of USS' and HBOC's respective senior management teams in order for USS to present information and answer detailed questions regarding their proposed valuation.

    On May 20, 1998, representatives of USS, including Mr. King, Robert Van Metre-Secretary, Treasurer and Vice President, Accounting and Finance and Derek Pickell--Vice President, Business Development met in Atlanta, Georgia with Messrs. Gilbertson and Overton and other members of HBOC's senior management team. At the meeting, HBOC conducted an in-depth review of USS' business plan, including USS' lines of services and the potential synergies resulting from a business combination between the two companies. Following that meeting, there were conference calls between the senior management teams of HBOC and USS to perform additional business and financial due diligence of USS.

    On May 27, 1998, Mr. McCall informed Mr. King in a telephone conversation that HBOC would be willing to proceed with the proposed merger based on a valuation of $50 million for USS. That same day, HBOC forwarded to USS a draft term sheet which contemplated the merger of USS with HBOC. The HBOC term sheet provided that the transaction would be structured as a tax free exchange and accounted for as a pooling of interests. The number of shares of HBOC to be received by the USS stockholders was based on $50 million divided by the 20-day average closing price of HBOC Common Stock prior to closing. Accordingly, the implied value per USS share was $4.333. Unlike the prior preliminary term sheet sent by USS on May 14, there was no range. The term sheet provided that it was only to provide a basis upon which to proceed toward the execution of a definitive merger agreement.

    On May 28, 1998, a special meeting of the USS Board was held via conference call. All members of the USS Board and representatives of VBW&Co. participated. During that meeting, Mr. King updated the USS Board on the conversations held with HBOC since the May 11, 1998 meeting of the USS Board. The VBW&Co. representatives were then asked to provide a framework for valuation and their assessment of the term sheet as then drafted and they did so. Mr. King and representatives of VBW&Co. reviewed in detail the foregoing information with the USS Board and responded to questions and comments from members of the USS Board during the course of their report. Following these discussions, the USS Board concluded that it would be in the best interests of USS and its stockholders to explore further the possibility of a business combination with HBOC and authorized management, in conjunction with VBW&Co., to negotiate further with HBOC the terms of a definitive agreement.

    On May 28, 1998 Mr. King sent to Mr. Gilbertson comments on the term sheet forwarded by HBOC on May 27, 1998.

    On May 29, 1998, Mr. King informed Mr. McCall and Mr. Gilbertson that USS would be willing to proceed to negotiate a definitive merger agreement on the basis of the term sheet.

    During the period between June 3 and July 20, 1998, HBOC continued its due diligence review and representatives of HBOC and USS continued to negotiate the terms of the merger agreement and ancillary documents thereto, including the disclosure exhibits prepared by USS, as well as the employment terms of Messrs. King, Pickell and Pesce, President of USS. Among the terms negotiated by HBOC and USS were (i) the exchange ratio, (ii) the circumstances under which a break-up fee would be paid to HBOC and the amount of the break-up fee, (iii) the ability of either party to terminate the merger agreement, including the ability of HBOC to terminate if the 20-day average closing price of the HBOC Common Stock (used to determine the exchange ratio) was less than $23.50, (iv) the treatment of the accrued cash dividends on the USS Preferred Stock, and (v) the definition of "material adverse change."

    On July 20, 1998, a special meeting of the USS Board was held in Chicago, Illinois. All of the members of the USS Board were present either in person or by telephone. Also present at the meeting were representatives of Winston & Strawn ("W&S"), independent counsel of USS, and VBW&Co. A representative of W&S reviewed the USS Board's fiduciary duties in the context of the proposed transaction and presented the USS Board a report on the resolution of outstanding issues, including the circumstances under which the parties could terminate the agreement. Each member of the USS Board had been previously furnished with a copy of the most recent draft of the Merger Agreement. A representative of W&S reviewed the principal terms of the Merger Agreement with the USS Board. VBW&Co. reviewed with the USS Board the financial analyses performed by VBW&Co. in connection with the proposed merger including a discussion of the following information: (i) an assessment of the financial terms of the transaction; (ii) an overview of HBOC and the historical trading patterns of its stock; (iii) a summary of the risks associated with the transaction; (iv) a financial evaluation of USS; and (v) VBW&Co.'s valuation analysis it used to support its fairness opinion. VBW&Co. also delivered to the USS Board its written opinion (dated July 20, 1998) to the effect that, as of such date and based upon and subject to certain matters stated therein, the Per Share Consideration was fair, from a financial point of view, to the holders of USS Stock. A discussion among the USS Board members then ensued regarding these matters. After further deliberation, the USS Board unanimously approved the Merger Agreement with HBOC and authorized USS' management to execute the Merger Agreement. The Merger Agreement was executed by USS and HBOC and the transaction was announced by press release immediately following the conclusion of USS' Board meeting.

REASONS OF USS FOR ENGAGING IN THE MERGER; RECOMMENDATION OF THE USS BOARD

    The USS Board has approved the proposed Merger by unanimous vote and believes the Merger is in the best interests of USS and its stockholders. In reaching their decision, the USS Board considered, with the assistance of management and its legal and financial advisors, the following factors:

    i. The Merger offers USS stockholders greater liquidity and an opportunity to receive shares in a significantly larger company with strong historical performance, capital resources significantly greater than USS' and demonstrated ability to successfully implement its growth strategy that has resulted in historical increases in revenue and earnings, while affording them the opportunity to continue to participate in the long-term growth and appreciation of USS' business through an ownership interest in HBOC;

    ii. Potential operating synergies and cost savings of the combined enterprise, including possible synergies and cost savings with respect to
       (a) the consolidation of administrative and support functions, (b) the combination of sales forces and research and development capabilities and
       (c) the elimination of public reporting obligations and attendant costs of USS;

    iii. The strategic fit between USS and HBOC and the complementary nature of their respective businesses, particularly in light of the fact that USS' business management services will provide a significant enhancement to the overall product line of HBOC;

    iv. The significant opportunities to increase USS' sales that would result from access to HBOC's customer base;

    v. The increased ability of USS to recruit and retain employees that would result from the expanded career opportunities available to employees of USS following a merger with HBOC;

    vi. The capital structure, customer profile, product portfolio and integration strategy of HBOC, as well as other information on the management, business operations and prospects of HBOC and USS and the relative likelihood of achieving those prospects on both a combined and separate basis;

    vii. The increase in competition that USS might experience if the Merger was not consummated and HBOC sought a business combination with another company offering business management services or internally developed and began offering business management services;

    viii. The presentations, financial analyses and advice of its financial advisor, VBW&Co., and the opinion of VBW&Co. that, as of July 20, 1998, the Per Share Consideration to be received in the Merger was fair, from a financial point of view, to the USS stockholders;

    ix. The likelihood that the Merger would be consummated, including the experience, reputation and financial capability of HBOC;

    x. The proposed terms, timing and structure of the Merger and the Merger Agreement, including the fact that the Merger is expected to be a tax-free exchange and accounted for as a "pooling of interests"; and

    xi. The Merger provides USS stockholders with HBOC Common Stock in a tax-free exchange at a substantial premium over the market price of their shares of USS Common Stock prior to the announcement of the Merger Agreement. The Merger Agreement also permits the USS Board to terminate the Merger Agreement if the USS Board determines that termination of the Merger Agreement would be in the best interests of USS' stockholders and is required in the exercise of its fiduciary duties to the stockholders of USS, subject to payment of termination fees and expenses.

The USS Board also considered the following potentially negative factors in its deliberations concerning the Merger:

    i. The possibility that certain of the operating synergies and cost savings sought to be achieved as a result of the Merger might not be achieved;

    ii. The high price to earnings ratio of HBOC Common Stock and the possibility of a decrease in the market value of the HBOC Common Stock after the Merger; and

    iii. The possibility that, upon announcement of the proposed merger, IDX would terminate the strategic alliance entered into between IDX and USS and the potential material adverse effect such a termination would have on the financial condition, results of operations and business of USS in the event the Merger was not consummated. See "Risk Factors--Failure to Consummate The Merger."

    The foregoing discussion of information and factors considered by the USS Board is not intended to be exhaustive but is intended to include the material factors considered. In light of the wide variety of factors considered, the USS Board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered, and individual directors may have given differing weights to different factors.

    After taking into consideration all of the factors set forth above, the USS Board approved the Merger by unanimous vote and determined that the Merger is fair to, and in the best interests of, USS and its stockholders and has unanimously determined that USS should proceed with the Merger at this time. ACCORDINGLY, THE USS BOARD UNANIMOUSLY RECOMMENDS THAT USS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO USS

    USS retained VBW&Co. to render an opinion to the USS Board as to the fairness, from a financial point of view, of the consideration to be received by the holders of USS Stock in the Merger. On July 20, 1998, VBW&Co. rendered its opinion to the USS Board to the effect that, as of such date and based on and subject to the matters stated in the opinion, the Per Share Consideration in the Merger is fair, from a financial point of view, to holders of USS Stock. For purposes of its opinion, VBW&Co. assumed a Per Share Consideration of $4.33 (the "Assumed Per Share Consideration") which was determined by dividing $50 million by the Fully Diluted Shares on July 16, 1998 of 11,539,183.

    THE FULL TEXT OF VBW&CO.'s WRITTEN OPINION (UPDATED TO THE DATE HEREOF) WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF USS STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE ENGAGEMENT OF VBW&CO. AND ITS OPINION ARE FOR THE BENEFIT OF THE USS BOARD. VBW&CO.'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE PER SHARE CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF USS STOCK AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF USS STOCK AS TO HOW TO VOTE WITH RESPECT TO THE MERGER.

    In arriving at its opinion, VBW&Co.: (i) reviewed the Merger Agreement; (ii) interviewed management of USS, concerning the business prospects, financial outlook and operating plans of the company and as combined with HBOC; (iii) reviewed certain historical and projected financial and operating data of USS prepared by USS' management team; (iv) reviewed the historical stock trading patterns of both HBOC and USS and analyzed implied historical exchange ratios as well as the premium of the Assumed Per Share Consideration in relation to historical USS Common Stock trading ranges; (v) reviewed the valuation of selected publicly-traded companies VBW&Co. deemed comparable and relevant to USS; (vi) reviewed, to the extent publicly available, the financial terms of selected merger and acquisition transactions VBW&Co. deemed comparable and relevant to the Merger; (vii) performed a discounted cash flow analysis of USS as a standalone entity based upon the financial projections provided or reviewed and approved by USS management; (viii) performed a pro forma financial impact analysis of the combined entity, based upon, in the case of USS, financial projections provided or reviewed and approved by USS management and, in the case of HBOC, financial projections provided by the Research Department of VBW&Co.; and (ix) performed other such studies, analyses and inquiries and considered other such information as VBW&Co. deemed relevant.

    In rendering its opinion, VBW&Co. relied without independent verification upon the accuracy and completeness of all of the financial, accounting, legal, tax, operating and other information provided to VBW&Co. by USS and relied upon the assurances of USS that all such information provided by the company was complete and accurate in all material respects and that there was no additional material information known to USS that would make any of the information made available to VBW&Co. either incomplete or misleading. USS also retained outside legal, accounting and tax advisors to advise on matters relating to the Merger. Accordingly, VBW&Co. expressed no opinion on such matters. With respect to the projected financial data of USS, all of which was provided by or reviewed and approved by the management of USS, as well as the combined business plan, VBW&Co. relied upon assurances of USS that such data was prepared in good faith on a reasonable basis reflecting the best currently available estimates and judgments of USS management as to the future financial performance of USS separately and as combined with HBOC. VBW&Co. expressed no opinion and made no investigation with respect to the validity, accuracy or completeness of the information provided to it and does not warrant any projections included in such information. Actual results that USS or HBOC might achieve in the future as standalone entities or as a combined company may vary materially from those used in VBW&Co.'s analysis. VBW&Co. assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver of any of the conditions to the parties' obligations thereunder. VBW&Co. did not make any independent appraisals or valuations of any assets of USS, or HBOC, nor was VBW&Co. furnished with any such appraisals or valuations. In addition, VBW&Co. assumed that the Merger would be accounted for as a pooling of interests for financial reporting purposes and the Per Share Consideration would not be taxable to USS stockholders when received. VBW&Co.'s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to VBW&Co. as of, the date it rendered its opinion.

    For purposes of its analysis, VBW&Co. utilized an Assumed Per Share Consideration of $4.33, which was determined by dividing $50 million by the Fully Diluted Shares on July 16, 1998 of 11,539,183.

    For purposes of its analysis, VBW&Co. assumed that the number of shares of HBOC Common Stock into which each share of USS Stock would be converted would be
0.1443 (the "Assumed Exchange Ratio"). This ratio was based on the Assumed Per Share Consideration divided by the closing price per share of the HBOC Common Stock on July 16, 1998 of $30.0313. The actual Exchange Ratio will be based on the number of Fully Diluted Shares immediately prior to the Effective Time and the average closing price per share of the HBOC Common Stock during the twenty consecutive trading days ending on the third trading day prior to the date of the Meeting.

    The following is a brief summary of the material analyses performed by VBW&Co. in rendering its opinion to the USS Board.

    STOCK TRADING AND EXCHANGE RATIO ANALYSIS. VBW&Co. analyzed the common stock trading patterns of both USS and HBOC over various periods of time and compared them historically to one another. From January 3, 1995 to July 16, 1998 (two trading days prior to the announcement of the Merger), the closing price of USS Common Stock ranged from a low of $1.03 per share on October 31, 1997 to a high of $5.50 per share on May 13, 1996 with a median daily closing price of $3.25 per share. The last time the stock price exceeded the level of the Assumed Per Share Consideration of $4.33 was February 18, 1997. On a volume basis, 81.6% of USS trades from January 3, 1995 to July 16, 1998 were below the Assumed Per Share Consideration and 100.0% of trades from January 2, 1998 to July 16, 1998 were below the Assumed Per Share Consideration. The exchange ratio implied from dividing historical USS Common Stock prices by HBOC Common Stock prices generally was in excess of the Assumed Exchange Ratio prior to June 5, 1997 and was below the Assumed Exchange Ratio thereafter. The implied exchange ratio ranged from 0.0444 to 0.3146 with a median of 0.0747. VBW&Co. noted that the implied exchange ratio was 0.0749 and 0.0594 on July 16, 1998 and one month prior to July 16, 1998, respectively. VBW&Co. placed greater weight on the more recent implied exchange ratios on July 16, 1998 and one month prior to July 16, 1998 and noted that the Assumed Exchange Ratio is above these levels.

    PREMIUM ANALYSIS. The Assumed Per Share Consideration of $4.33 represents a premium of 92.4% and 130.9% compared to the USS Common Stock price on July 16, 1998 and one month prior to July 16, 1998, respectively.

    For comparison purposes VBW&Co. analyzed the premiums paid in sixteen Healthcare Information Services ("HCIS") transactions deemed comparable by VBW&Co. and in merger and acquisition transactions generally and compared them to the premium represented by the Assumed Per Share Consideration. For the HCIS transactions deemed comparable by VBW&Co., one day premiums ranged from 0.5% to 53.3% with a median of 11.9% and one month premiums ranged from 4.1% to 110.0% with a median of 31.4%. These values would imply stock values for USS' Common Stock based on one day premiums ranging from $2.26 to $3.45 with a median of $2.52 and stock values for USS Common Stock based on one month premiums ranging from $1.95 to $3.94 with a median of $2.46. For merger and acquisition transactions announced from January 1, 1997 through June 25, 1998 involving less than $200 million in consideration and excluding premiums less than 0.0%, one day premiums ranged from 0.3% to 250.3% with a median of 22.7% and one month premiums ranged from 1.0% to 282.7% with a median of 33.3%. These values would imply stock values for USS Common Stock based on one day premiums ranging from $2.26 to $7.88 with a median of $2.76 and stock values based on one month premiums ranging from $1.89 to $7.18 with a median of $2.50.

    COMPARABLE PUBLICLY-TRADED COMPANY ANALYSIS. VBW&Co. compared certain financial information of USS with that of two groups of publicly-traded companies selected by VBW&Co. The companies in both panels generate a meaningful proportion of their revenues from recurring services revenues related to providing services to companies in the healthcare industry. The first panel is composed of selected services providers (the "Services Panel") while the second is composed of selected consulting companies (the "Consulting Panel"). Companies in the Services Panel include F.Y.I. Inc., Healthcare Recoveries, Inc., Medaphis Corp., MedQuist Inc., NCO Group, Inc. and Transcend Services, Inc. Companies in the Consulting Panel include BRC Holdings, Inc., DAOU Systems, Inc., First Consulting Group, Inc. and Superior Consultant Holdings Corp. In general, VBW&Co. believes that USS is more comparable to those companies in the Services Panel than to those in the Consulting Panel.

    For both panels, the financial information reviewed by VBW&Co. included stock price in relation to the last 12 months ("L12M") earnings per share ("EPS"), stock price in relation to the forecasted calendar year ("FCY") 1998 EPS, stock price in relation to FCY 1999 EPS, stock price in relation to book value of stockholders' equity, as well as enterprise value (defined as market capitalization plus funded debt less cash) in relation to L12M revenue, enterprise value in relation to L12M EBITDA, and enterprise value in relation to L12M EBIT. FCY 1998 EPS and FCY 1999 EPS for both panels was based on published estimates by research organizations, including those of VBW&Co. For analytical purposes, VBW&Co. adjusted USS' fiscal year 1998 historical financial results, except for net income, to exclude the effect of the contract with MetroPlus Health Plan ("the MetroPlus Contract"). MetroPlus Health Plan is an HMO and was USS' largest customer before its contract with USS was terminated in February of 1998. Based on this adjusted analysis, multiples of L12M EBITDA and EBIT were not meaningful due to losses.

    VBW&Co. noted that, based on closing stock prices and earnings estimates as of July 16, 1998, the Services Panel traded in a range of 28.9 to 79.0 times L12M earnings (with a median of 38.0 times), 21.7 to 62.2 times FCY 1998 earnings (with a median of 28.5 times), 17.4 to 49.8 times FCY 1999 earnings (with a median of 22.8 times), and 0.9 to 8.1 times book value (with a median of 5.0 times). The enterprise value of the Services Panel implied from the stock prices provided a range of 1.1 to 6.9 times L12M revenues (with a median of 2.9 times). The implied range of stock values for USS based on the Services Panel's stock prices in relation to L12M EPS was $2.23 to $6.08 (with a median of $2.92), $3.18 to $9.13 (with a median of $4.17) in relation to FCY 1998 EPS, $2.71 to $7.78 (with a median of $3.56) in relation to FCY 1999 EPS, and $1.49 to $14.27 (with a median of $8.81) in relation to book value. The implied range of stock values for USS based on the enterprise value of the Services Panel implied from the stock prices was $2.93 to $16.64 (with a median of $7.06) in relation to L12M revenues.

    With respect to the Consulting Panel, VBW&Co. noted that, based on closing stock prices and earnings estimates as of July 16, 1998, the Consulting Panel traded in a range of 36.3 to 98.3 times L12M earnings (with a median of 75.2 times), 37.6 to 51.0 times FCY 1998 earnings (with a median of 50.5 times), 24.9 to 41.7 times FCY 1999 earnings (with a median of 38.7 times), and 1.6 to 7.6 times book value (with a median of 5.3 times). The enterprise value of the Services Panel implied from the stock prices provided a range of 2.1 to 6.0 times L12M revenues (with a median of 4.1 times). The implied range of stock values for USS based on the Services Panel's stock prices in relation to L12M EPS was $2.79 to $7.56 (with a median of $5.79), $5.51 to $7.48 (with a median of $7.41) in relation to FCY 1998 EPS, $3.89 to $6.51 (with a median of $6.04) in relation to FCY 1999 EPS, and $2.73 to $13.38 (with a median of $9.32) in relation to book value. The implied range of stock values for USS, based on the enterprise value of the Consulting Panel implied from the stock prices was $5.30 to $14.58 (with a median of $9.98) in relation to L12M revenues.

    COMPARABLE MERGER AND ACQUISITION TRANSACTION ANALYSIS. VBW&Co. prepared a valuation of USS based upon 39 merger and acquisition transactions of target companies in the HCIS industry (the "HCIS Transaction Panel"). In selecting the HCIS Transaction Panel, VBW&Co. considered whether or not the target company generated most of its revenues and earnings from HCIS-related businesses. VBW&Co. also prepared a valuation of USS based upon three merger and acquisition transactions of target companies that, in the view of VBW&Co., are most directly comparable to USS (the "Most Comparable HCIS Transaction Panel"). The Most Comparable HCIS Transaction Panel includes National Data Corp.'s acquisition of Physician Support Systems Inc., NCO Group, Inc.'s acquisition of MedSource, Inc., and QuadraMed Corp.'s acquisition of Pyramid Health Group.

    VBW&Co. reviewed the HCIS Transaction Panel's financial terms, to the extent publicly available. The enterprise value of these transactions ranged from 0.4 to 10.6 times L12M revenue (with a median of 3.1 times) and 1.1 to 6.8 times next 12 months forecasted ("N12M") revenue (with a median of 2.9 times). The transaction value of these transactions ranged from 2.5 to 16.8 times book value (with a median of 5.5 times), 12.6 to 73.7 times L12M net income (with a median of 36.3 times), and 11.0 to 44.6 times N12M net income (with a median of 33.7 times). Due to VBW&Co.'s adjustments for the MetroPlus Contract, multiples of L12M EBITDA and EBIT were not meaningful. The implied range of stock values for USS based on the HCIS Transaction Panel's enterprise value in relation to L12M revenue was $1.35 to $25.48 (with a median of $7.60) and $3.78 to $21.05 (with a median of $9.35) in relation to N12M revenue. The implied range of stock values for USS based on the HCIS Transaction Panel's transaction value in relation to book value was $4.41 to $29.50 (with a median of $9.64), $0.97 to $5.67 (with a median of $2.79) in relation to L12M net income, and $1.08 to $4.37 (with a median of $3.31) in relation to N12M net income.

    VBW&Co. reviewed the Most Comparable HCIS Transaction Panel's financial terms, to the extent publicly available. The enterprise value of these transactions was 1.5 times L12M revenue and 1.6 times N12M revenue. The transaction value of these transactions was 3.5 times book value, 66.1 times L12M net income, and 44.6 times N12M net income. Due to VBW&Co.'s adjustments for the MetroPlus Contract, multiples of L12M EBITDA and EBIT were not meaningful. The implied stock value for USS based on the Most Comparable HCIS Transaction Panel's enterprise value in relation to L12M revenue was $3.95 and in relation to N12M revenue was $5.06. The implied stock value for USS based on the Most Comparable HCIS Transaction Panel's transaction value in relation to book value was $6.14, in relation to L12M net income was $5.08, and in relation to N12M net income was $4.37.

    DISCOUNTED CASH FLOW ANALYSIS. VBW&Co. performed a discounted cash flow analysis of USS based on projections provided by USS management through March 1999 and extrapolated by VBW&Co. and reviewed and approved by USS management thereafter. Unlevered free cash flows were calculated as net income available to common stockholders plus the sum of depreciation, amortization and other non-cash charges minus capital expenditures and plus or minus changes in working capital and minus tax adjusted interest expense. VBW&Co. calculated terminal values by applying exit multiples on 2003 net income; and the cash flow streams and terminal values were then discounted to the present using a range of discount rates deemed appropriate by VBW&Co. Based on this analysis, VBW&Co. calculated stock values of USS ranging from $3.99 to $7.02.

    PRO FORMA FINANCIAL IMPACT ANALYSIS. VBW&Co. analyzed the pro forma combined company merger analysis which examines the impact to HBOC's EPS and other operating results for the calendar years 1998 through 2003 as a result of the Merger. The analysis was performed utilizing standalone operating estimates provided by USS management through March 1999 and thereafter extrapolated by VBW&Co. and reviewed and approved by USS management, in the case of USS, and provided by VBW&Co.'s Research Department in the case of HBOC, whose EPS estimates at the time VBW&Co. rendered its opinion did not differ materially from those of First Call, a Thomson Financial Services company that provides consensus earnings estimates. Estimates of projected cost savings resulting from the Merger were provided by the management team of USS. VBW&Co. expresses no opinion as to whether these projections and estimates would actually be obtained. VBW&Co. noted that based on management projections, the Merger would not meaningfully impact HBOC's overall EPS.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, VBW&Co. considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of the analysis, without considering all of the analyses, would create an incomplete view of the process underlying its opinion. In addition, VBW&Co. may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be VBW&Co.'s view of the actual value of USS.

    The analyses performed by VBW&Co. are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of VBW&Co.'s analysis of the fairness of the Per Share Consideration from a financial point of view to holders of USS Stock. The analyses do not purport to be appraisals or to reflect the prices at which USS might actually be sold. Because such estimates are inherently subject to uncertainty, none of USS, HBOC, VBW&Co. nor any other person assumes responsibility for their accuracy. Consequently, the VBW&Co. analyses described herein should not be viewed as determinative of the opinion of the USS Board with respect to the value of USS or of whether the HBOC Board or the USS Board would have been willing to agree to a different level of consideration.

    VBW&Co. is a nationally recognized investment banking firm and was selected by USS based on VBW&Co.'s experience and expertise. VBW&Co., as a customary part of its investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, VBW&Co. and its affiliates may actively trade the equity securities of HBOC or USS for its and their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    VBW&Co. will receive an aggregate fee of $600,000 for rendering its opinion to USS, no portion of which is conditioned upon the opinion being favorable. In addition, USS has agreed to reimburse VBW&Co. for its out-of-pocket costs and expenses and to indemnify VBW&Co. and its affiliates against certain liabilities and expenses.

REASONS OF HBOC FOR ENGAGING IN THE MERGER

    The HBOC Board believes that the acquisition of USS will expand HBOC's outsourcing service business and accelerate HBOC's entry into revenue cycle outsourcing.

TERMS OF THE MERGER

    The following summary of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full terms of the Merger Agreement, which is attached hereto as Appendix A and is hereby incorporated by reference herein.

    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of USS in accordance with the applicable provisions of the DGCL and (ii) the Certificate of Merger is filed with the Secretary of State of Delaware.

    GENERAL EFFECTS OF THE MERGER. At the Effective Time, USS will be merged with and into HBOC-GA, which will be the surviving corporation.

    CONVERSION OF SHARES. Each share of USS Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive a fraction of a share of HBOC Common Stock determined by dividing the sum of $50 million by the product of the Market Value and the Fully Diluted Shares (the "Exchange Ratio"); provided however, that if the Market Value of the HBOC Common Stock is less than $23.50, the USS Board or the HBOC Board each shall have the right (but not the obligation) to terminate the Merger Agreement. The shares of HBOC Common Stock and any cash in lieu of fractions thereof receivable by each USS stockholder in the Merger are referred to herein as the "Merger Consideration."

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of USS Common Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.

    STOCK PLANS AND WARRANTS. Options to purchase shares of USS Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC and, as a result, the optionee will have the right to purchase the number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of USS Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger. The aggregate price for the total number of shares of HBOC Common Stock issuable pursuant to an option will be the aggregate price at which the option was exercisable for the total number of shares of USS Common Stock issuable thereunder, reduced (as necessary for purposes of rounding down) to that price that will buy the number of whole shares of HBOC Common Stock issuable thereunder and the purchase price per share of HBOC Common Stock shall be such aggregate price divided by the total number of shares of HBOC Common Stock issuable thereunder. In accordance with option plans adopted by USS, certain unvested options will become vested. See "Interests of Certain Persons in Each of HBOC and USS--Interests of Certain USS Persons in Matters to be Acted Upon." Warrants to purchase shares of USS Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC and shall thereafter represent the right to acquire the number of shares of HBOC Common Stock into which the number of shares of USS Common Stock subject to such warrants would have been converted in the Merger.

    EXCHANGE OF CERTIFICATES. HBOC has designated SunTrust Bank, Atlanta as Exchange Agent in connection with the Merger. At the Effective Time, HBOC shall provide the Exchange Agent with a sufficient number of shares of HBOC Common Stock and cash to deliver the Merger Consideration to each holder of shares of USS Stock converted by reason of the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of USS Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of USS Stock represented thereby.

    Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed and any other required documents, the holder of such Certificate shall be entitled to receive the Merger Consideration payable in respect of the USS Stock formerly represented thereby, and such Certificate shall forthwith be canceled. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of HBOC or HBOC-GA that such tax has been paid or is not applicable. Until surrendered, each Certificate shall represent, for all purposes, only the right to receive the Merger Consideration, without any interest on the value thereof.

    Notwithstanding the foregoing, neither HBOC nor HBOC-GA shall be liable to any holder of Certificates formerly representing shares of USS Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    PAYMENT OF DIVIDENDS. No cash or stock dividend payable, no certificate representing split shares deliverable and no other distribution payable or deliverable to holders of record of HBOC Common Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any Certificate unless and until such Certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for HBOC Common Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to HBOC Common Stock subsequent to the Effective Time, without interest thereon.

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of USS for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of USS receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. It is a condition to the obligation of HBOC to consummate the Merger that HBOC shall have received from each affiliate of USS a letter agreement confirming that such person will not sell or otherwise dispose of the shares of HBOC Common Stock received by such person as a result of the Merger other than in compliance with Rule 145 or pursuant to an effective registration statement or pursuant to any other available exemption from the registration requirements of the Securities Act. In general, directors, officers and substantial beneficial owners of a corporation's securities may be deemed to be "affiliates" of a corporation. In addition, USS affiliates are subject to certain restrictions on transfer of both USS Common Stock and HBOC Common Stock during certain periods prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction.

    CONDITIONS; WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of USS, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following conditions: (i) the absence of certain legal or regulatory proceedings with respect to the Merger;
(ii) the expiration or termination of the waiting period under the HSR Act;
(iii) the approval of the Merger and the Merger Agreement and any related matters by holders of the requisite number of shares of USS Stock; (iv) the Registration Statement shall have been declared effective by the Commission and no stop order shall have been issued with respect thereto and shares of HBOC Common Stock being issued in the Merger shall have been registered or shall be exempt from registration under all applicable blue sky laws; (v) the HBOC Common Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq NM; and (vi) the receipt by the USS Board of a fairness opinion of VBW&Co. dated as of the date of this Proxy Statement/Prospectus.

    The obligations of HBOC and HBOC-GA to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following additional conditions: (i) the representations and warranties of USS shall remain true and correct at and as of the Closing Date, other than breaches of such representations which do not individually or in the aggregate constitute a material adverse effect on the business, properties, rights, financial condition or results of operations (a "Material Adverse Effect") of USS and its subsidiaries taken as a whole; (ii) the performance of all covenants, agreements and conditions by USS as provided in the Merger Agreement; (iii) there shall have been no change in the business, properties, rights or operations of USS or its subsidiaries, which individually or in the aggregate constitute a Material Adverse Effect on USS; (iv) receipt of a certificate of the Chairman of USS regarding satisfaction of certain conditions, including those listed in (i) through (iii) above; (v) receipt of certain legal opinions, including an opinion of Jones, Day, Reavis & Pogue, counsel to HBOC ("Jones Day"), to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code; (vi) receipt of letters from affiliates of USS regarding compliance with Rule 145 and certain pooling of interests requirements; (vii) delivery of certain additional certificates and documents by USS, including consents of certain third parties; (viii) receipt of letters from Wiss & Company, LLP and Arthur Andersen LLP, in their capacities as independent public accountants for USS and HBOC, respectively, regarding the appropriateness of accounting for the Merger as a pooling of interests; (ix) receipt of letters from Wiss & Company LLP, USS' independent public accountants, regarding certain information about USS included in the Registration Statement; (x) receipt of covenants not to compete from certain USS executive officers; (xi) receipt from substantially all USS employees of agreements relating to nondisclosure, inventions and similar matters; and (xii) the absence of any fees or expenses payable to any investment banking firm or similar entity that will be incurred by USS in connection with the Merger, except fees and expenses of VBW& Co., not to exceed the limitations set forth in the Merger Agreement; (xiii) receipt of the Voting Agreements; (xiv) termination of certain agreements granting holders of USS Stock rights in addition to such holders' rights under the USS Charter or Bylaws; (xv) receipt from USS warrant holders of agreements clarifying the treatment of warrants in the Merger; and (xvi) amendment of the USS Amended 1994 Stock Option Plan for Non-Employee Directors.

    The obligation of USS to consummate the Merger is contingent upon, and subject to the satisfaction or waiver of, the following additional conditions:
(i) the representations and warranties of HBOC and HBOC-GA shall remain true and correct in all materials respects at and as of the Closing Date; (ii) the performance of all covenants, agreements and conditions by HBOC and HBOC-GA as provided in the Merger Agreement; (iii) receipt of a certificate of the President of each of HBOC and HBOC-GA regarding the matters in (i) and (ii) above; and (iv) receipt of certain legal opinions, including an opinion from Winston & Strawn, counsel to USS, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code.

    VOTING AGREEMENTS. The Consenting Holders entered into the Voting Agreements contemporaneously with the execution of the Merger Agreement. Pursuant to the Voting Agreements HBOC was granted proxies to vote the shares of the USS Preferred Stock of the Consenting Holders in favor of the Merger Agreement and any related matters. The Voting Agreements also clarified the right of the holders of the USS Preferred Stock to receive shares of HBOC Common Stock in the Merger and to receive accrued dividends at the Effective Time. In addition, Mr. Caravetta entered into an agreement with HBOC pursuant to which HBOC was granted a proxy to vote 750,000 shares of USS Common Stock owned by Mr. Caravetta in favor of the Merger Agreement. Accordingly, HBOC holds proxies with respect to approximately 41.2% of the outstanding USS Stock to vote in favor of the Merger Agreement.

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the HSR Act, which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. HBOC and USS filed the required information with the Antitrust Division and the FTC on July 27, 1998. USS and HBOC received notification of early termination of the waiting period on August 10, 1998. Satisfaction of the waiting period requirement does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds.

    NO SOLICITATION. USS has agreed that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, USS shall not, and shall not permit any of its subsidiaries to, and USS and its subsidiaries shall not authorize or permit any officer, director, employee or representative of USS or its subsidiaries to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination involving USS or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in USS or any of its subsidiaries or a substantial portion of the assets of USS or any of its subsidiaries with any person or entity; provided, however, that the USS Board may furnish information to or enter into discussions or negotiations with any unsolicited person or entity if, and only to the extent that, the USS Board determines in good faith, based upon written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. USS has agreed to notify HBOC-GA immediately of its receipt of any such proposals or any such inquiries or discussions with respect thereto.

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual written consent of the HBOC Board and the USS Board, notwithstanding the prior approval by the USS stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business of USS and its subsidiaries, taken as a whole; (iii) the HBOC-GA Board or the USS Board, after November 15, 1998, if any of the conditions to such party's obligation to consummate the Merger have not been fulfilled or waived, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the USS Board, if, in the good faith exercise of its fiduciary duties to the stockholders of USS in the context of a proposal to acquire USS by another party, the USS Board decides that such termination is required; (v) the USS Board or the HBOC Board, if the Market Value of HBOC Common Stock is less than $23.50.

    If the Merger Agreement is terminated by USS in accordance with (iv) above or by any of the parties because it was not approved by the requisite number of shares of USS Stock, USS will be obligated to pay to HBOC-GA a fee in the amount of $2,000,000, plus all reasonable costs and expenses of HBOC and HBOC-GA incurred in connection with the negotiation and performance of the Merger Agreement not to exceed $500,000.

ACCOUNTING TREATMENT

    It is a condition to the consummation of the Merger that HBOC shall have received letters, dated as of the date hereof and as of the Closing Date, from Wiss & Company, LLP setting forth their concurrence with the conclusion of USS' management that no conditions exist prior to the Merger with respect to USS that would preclude accounting for the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16, and from Arthur Andersen LLP to the effect that HBOC satisfies the tests applicable to it such that the Merger can be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 and assuming that the Merger is closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary, based upon current law, is a general discussion of the principal federal income tax consequences of the Merger, assuming the Merger is consummated as contemplated herein. This summary is based upon the Code, applicable regulations promulgated under the Code by the Treasury Department and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of USS Stock who hold their shares of USS Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of USS Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired USS Stock pursuant to the exercise of options or otherwise as compensation), and it does not discuss any aspect of state, local, foreign or other tax laws. Consequently, each holder of USS Stock should consult its own tax advisor as to the specific tax consequences of the Merger to that stockholder.

    As of the date of this Proxy Statement/Prospectus, Winston & Strawn has advised USS that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code, (ii) no gain or loss will be recognized by USS as a result of the Merger and (iii) no gain or loss will be recognized by an USS stockholder upon the exchange of the shares of USS Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock.

    As of the date of this Proxy Statement/Prospectus, Jones Day has advised HBOC and HBOC-GA that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (ii) no gain or loss will be recognized by either HBOC, HBOC-GA or USS as the result of the consummation of the Merger.

    The opinions of Winston & Strawn and Jones Day referred to herein are based upon certain representations and warranties of HBOC, HBOC-GA and USS. In addition, consummation of the Merger is subject to the condition that as of the Closing Date the opinions described above shall not have been withdrawn or materially modified. No ruling, however, has been requested from the Internal Revenue Service in connection with the Merger, and the opinions referred to above would neither be binding upon the Internal Revenue Service nor preclude it from adopting a contrary position.

    Provided that the Merger constitutes a tax-free reorganization, the aggregate adjusted tax basis of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of USS as a result of the Merger will be the same as the aggregate adjusted tax basis of the shares of USS Stock surrendered in exchange therefor. The holding period of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of USS as a result of the Merger will include the holding period of the shares of USS Stock surrendered in exchange therefor. Any cash that a stockholder of USS receives in lieu of a fractional interest in a share of HBOC Common Stock will be treated as if the fractional share were distributed in the Merger and were then redeemed for the cash payment, resulting in gain or loss upon receipt of such cash taxed as provided in Section 302 of the Code.

    To prevent "backup withholding" of federal income tax on any payments of cash to an USS stockholder in the Merger, an USS stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (i.e., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. A Substitute Form W-9 will be provided to each USS stockholder in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on an USS stockholder by the Internal Revenue Service, and any cash received by such stockholder may be subject to backup withholding at a rate of 31%.

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF USS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

NO APPRAISAL RIGHTS

    Because USS Common Stock is a Nasdaq NM security and holders of USS Preferred Stock will receive HBOC Common Stock, which is also a Nasdaq NM security, upon consummation of the Merger, the holders of shares of USS Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

              INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND USS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HBOC

    The following table sets forth, as of July 31, 1998, unless otherwise indicated, certain information with respect to all stockholders known to HBOC to beneficially own more than five percent of the HBOC Common Stock and information with respect to HBOC Common Stock beneficially owned by each director of HBOC, the Chief Executive Officer of HBOC and HBOC's other executive officers who were the most highly compensated for the year ended December 31, 1997, and all directors and executive officers of HBOC as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the HBOC Common Stock owned by them and beneficial ownership is determined in accordance with the rules of the Commission.

                                                                  AMOUNT AND NATURE OF
                                                                       BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                  OWNERSHIP(1)        PERCENT OF CLASS
---------------------------------------------------------------  ----------------------  -------------------
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109..................................           22,932,430(2)             5.3%
Putnam Investments, Inc.
  One Post Office Square
  Boston, Massachusetts 02109..................................           33,903,532(3)             7.9%
Alfred C. Eckert III...........................................               42,000(4)               *
Philip A. Incarnati............................................              100,000(5)               *
Alton F. Irby III..............................................              192,000(6)               *
M. Christine Jacobs............................................               20,000(5)               *
Gerald E. Mayo.................................................              268,000(5)               *
Charles W. McCall..............................................            4,162,240                1.0%
James V. Napier................................................              301,552(7)               *
Donald C. Wegmiller............................................               40,000(5)               *
Jay P. Gilbertson..............................................              109,440(8)               *
Albert J. Bergonzi.............................................               12,368                  *
Russell G. Overton.............................................               71,684                  *
Jay M. Lapine..................................................               32,358(9)               *
All Directors and Executive Officers as a Group (12 persons)...            5,351,642(10)            1.2%

------------------------

*   Less than 1%.

(1) In accordance with the rules of the Commission, a person is deemed to be the beneficial owner of any securities such person has the right to acquire within 60 days of the date on which beneficial ownership is determined. Accordingly, options exercisable within such period are reported as presently exercisable.

(2) According to the Schedule 13G as of December 31, 1997, of FMR Corp. ("FMR"), FMR has sole dispositive power with respect to all of such shares and sole voting power with respect to 1,311,902 shares.

(3) According to the joint Schedule 13G as of December 31, 1997, of Putnam Investments, Inc. ("PI"), its parent, Marsh & McLennan Companies, Inc. and PI's subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), PAC has shared voting and shared dispositive power with respect to 4,018,800 and 5,767,160 of such shares, respectively, PIM has shared dispositive power with respect to 28,136,372 of such shares and PI has shared voting and shared dispositive power with respect to 4,018,800 and 33,903,532 of such shares, respectively.

(4) Includes 20,000 shares that may be acquired through the exercise of presently exercisable stock options and 2,000 shares which are held by Mr. Eckert's wife's IRA.

(5) Represents shares that may be acquired through the exercise of presently exercisable stock options.

(6) Includes 180,000 shares that may be acquired through the exercise of presently exercisable stock options.

(7) Includes 220,000 shares that may be acquired through the exercise of presently exercisable stock options.

(8) Includes 40,000 shares that may be acquired through the exercise of presently exercisable stock options.

(9) Includes 30,900 shares that may be acquired through the exercise of presently exercisable stock options.

(10) Includes 818,900 shares that may be acquired through the exercise of presently exercisable stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF USS

    The following table sets forth, as of July 31, 1998, unless otherwise indicated, certain information with respect to all stockholders known to USS to beneficially own five percent or more of the issued and outstanding USS Common Stock, and information with respect to USS Common Stock beneficially owned by each director of USS, the Chief Executive Officer of USS and USS's other executive officers for the year ended March 31, 1998, and all directors and executive officers of USS as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to USS Common Stock owned by them. The number of shares shown for each person represents the number of shares of USS Common Stock the person holds, the number of shares of USS Common Stock the person has the right to acquire upon exercise of certain options to purchase USS Common Stock, the number of shares of USS Common Stock into which Series A Preferred Stock and Series B Preferred Stock held by the person are convertible and the number of shares of USS Common Stock issuable upon exercise of warrants held by the person. Except as noted, all addresses are 220 Davidson Avenue, 2nd floor, Somerset, New Jersey 08873.

                                                               AMOUNT AND NATURE OF
                                                                    BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNERSHIP(1)        PERCENT OF CLASS(2)
------------------------------------------------------------  ----------------------  ---------------------
S.M. Caravetta(3)...........................................          1,064,028                  12.0%
Frederick R. Blume(4)
  c/o American Healthcare Fund
  122 S. Michigan Ave.
  Chicago, Il 60603.........................................            200,821                   2.3%
Graham O. King(5)...........................................            733,333                   7.8%
James A. Pesce(6)...........................................            257,650                   2.9%
Robert E. Van Metre(7)......................................            102,000                   1.1%
Stanford J. Goldblatt.......................................            --                     --
Robert E. King(8)...........................................            297,500                   3.3%
Robert C. Bowers(9).........................................             30,000                     *
James E. Cowie(10)
  c/o Frontenac VI Limited Partnership
  135 S. LaSalle Street
  Chicago, IL 60603.........................................          2,557,500                  27.4%
Stephen G. Sullivan(11)
  22 Heath Drive
  Bridgewater, NJ 08807.....................................            403,116                   4.5%
All Executive Officers and Directors as a Group
  (9 persons) (12)..........................................          5,242,832                  50.7%

------------------------

*   Less than 1%

(1) The Company believes that David Vanco, 4 South Piermont Drive, North Barrington, IL 60010, owns in excess of 5% (but less than 8%) of the outstanding shares of USS Common Stock, however, the Company has been unable to verify the exact holdings of Mr. Vanco either by filings with the Commission or from Mr. Vanco directly.

(2) Information presented gives effect to 6,355,683 shares of USS Common Stock issued and outstanding as of July 31, 1998 and assumes the issuance of 2,500,000 shares of USS Common Stock upon conversion of all outstanding Series A Preferred Stock and Series B Preferred Stock.

(3) Includes 116,000 shares of USS Common Stock owned by the children of Mr. Caravetta. Mr. Caravetta disclaims beneficial ownership of such shares. Includes 198,028 shares of USS Common Stock owned by trusts, of which the children of Mr. Caravetta are the beneficiaries and Mr. Stephen J.

    Feinberg and the wife of Mr. Caravetta are trustees. Mr. Caravetta disclaims beneficial ownership of such shares. Mr. Caravetta may be deemed to be the promoter or founder of the Company as such term is defined under the federal securities laws.

(4) Includes 45,000 shares issuable upon exercise of vested stock options and 125,000 shares issuable upon conversion of Series B Preferred Stock. Does not include options to purchase 20,000 shares which might be issued upon exercise of stock options which have not yet vested.

(5) Includes 533,333 shares issuable upon exercise of vested stock options. Does not include 266,667 shares issuable upon exercise of stock.

(6) Includes 167,650 shares issuable upon exercise of vested stock options. Does not include 107,350 shares which might be issued upon exercise of a stock option which has not yet vested.

(7) Includes 100,000 shares issuable upon exercise of vested stock options. Does not include 50,000 shares which might be issued upon exercise of a stock option which has not yet vested.

(8) Includes 20,500 shares owned by Mr. King's wife and 73,000 shares held in trust for the benefit of Mr. King's children. Mr. King disclaims beneficial ownership of all such shares. Also includes 18,000 shares issued, and 49,000 shares issuable upon exercise of warrants, and 125,000 shares issuable upon conversion of Series A Preferred Stock, held in trust for the benefit of Mr. King's children. Mr. King disclaims beneficial ownership of all such shares.

(9) Includes 30,000 shares issuable upon exercise of vested stock options. Does not include 20,000 shares which might be issued upon exercise of a stock option which has not yet vested.

(10) Represents shares owned by Frontenac VI Limited Partnership. Mr. Cowie disclaims beneficial ownership of such shares. Includes 490,000 shares issuable upon exercise of warrants, 1,250,000 shares issuable upon conversion of Series A Preferred shares and 817,500 shares issuable upon conversion of Series B Preferred Stock.

(11) Includes 75,000 shares issuable upon exercise of vested stock options, and 559 shares held by Mr. Sullivan's wife.

(12) Includes 950,983, shares issuable upon exercise of vested stock options and 539,000 shares issuable upon exercise of warrants.

INTERESTS OF CERTAIN USS PERSONS IN MATTERS TO BE ACTED UPON

    In considering the Merger, holders of USS Common Stock should be aware that the directors and executive officers of USS have interests in the Merger in addition to their interests as stockholders of USS generally, as described below.

    USS is a party to an employment agreement with Graham O. King for a term extending through March 31, 1999 (the "King Employment Agreement"). The agreement provides that if Mr. King's employment is terminated by USS other than for "cause" (as defined therein) or by Mr. King for "good reason" (as defined therein and which includes a "change of control" other than with Mr. King's prior written consent), Mr. King is entitled a lump sum equal to one year's salary and reimbursement of certain insurance premiums. Mr. King's current salary is $288,000. The Merger would have constituted a change of control for purposes of the King Employment Agreement entitling Mr. King to terminate his employment for good reason, however, Mr. King has consented to the Merger and thus will not receive the lump sum payment.

    Pursuant to an Option Agreement dated as of October 12, 1994 between USS and Mr. King, as amended on July 23, 1997 (the "King Option Agreement"), Mr. King was issued options to acquire 800,000 shares of USS Common Stock. At July 31, 1998, such option was unvested with respect to 266,667 shares, the vesting of which will accelerate upon effectiveness of the Merger.

    On July 20, 1998 the USS Board approved the payment of $150,000 to Mr. King for services to USS on the earlier of the Effective Date of the Merger or March 31, 1999.

    Mr. King has received an employment offer letter from HBOC contingent upon the closing of the Merger, which would terminate and supersede the current King Employment Agreement, except for the benefits accruing prior to or as a result of the Merger. Pursuant thereto, HBOC has offered Mr. King the position of Senior Vice President of HBOC's Strategic Services Group, an annual salary of $288,000, a grant of options to purchase 150,000 shares of HBOC Common Stock on the date of hire at the then market price of HBOC Common Stock, participation in the HBOC Management Incentive Plan and life insurance in an amount not to exceed $1,000,000 paid for by HBOC.

    James A. Pesce is a party to an employment agreement with USS, as amended October 9, 1996. The agreement provides that if there is a material reduction in Mr. Pesce's responsibilities or he is terminated other than for cause (as specified in the agreement), Mr. Pesce is entitled to receive his base salary and payment of certain healthcare benefits for 16 months as severance, subject to certain conditions and limitations. Mr. Pesce's current base salary is $195,000. In certain circumstances if Mr. Pesce's employment is terminated following the Merger, he may be entitled to severance under his employment agreement.

    Mr. Pesce has options to acquire 275,000 shares of USS Common Stock. As of July 31, 1998, such option was unvested with respect to 107,350 shares of USS Common Stock. Under the terms of Mr. Pesce's option, as a result of the Merger, all unvested shares become fully vested within one year after the Merger or upon his termination, subject to certain conditions, within one year after the Merger.

    Mr. Pesce has received an employment offer letter from HBOC contingent upon closing of the Merger which would terminate and supersede his current agreement with USS, except for the benefits accruing prior to or as a result of the Merger. Pursuant thereto, HBOC has offered Mr. Pesce the position of Vice President of Operations of HBOC's Strategic Services Group, an annual salary of $195,000, a grant of options to purchase 50,000 shares of HBOC Common Stock on the date of hire at the then market price of HBOC Common Stock, participation in the HBOC Management Incentive Plan and life insurance in an amount not to exceed $1,000,000 paid for by HBOC.

    Derek A. Pickell has a month to month employment agreement with USS. Mr. Pickell is currently the Vice President, Business Development of USS and is paid an annual salary of $170,000.

    Mr. Pickell has options to acquire 250,000 shares of USS Common Stock. As of July 31, 1998, such option was unvested with respect to 163,650 shares of USS Common Stock. Under the terms of Mr. Pickell's option, as a result of the Merger, all unvested shares become fully vested within one year after the Merger or upon his termination, subject to certain conditions, within one year after the Merger.

    Mr. Pickell has received an employment offer letter from HBOC contingent upon the closing of the Merger which would terminate and supersede his current agreement with USS, except for the benefits accruing prior to or as a result of the Merger. Pursuant thereto, HBOC has offered Mr. Pickell the position of Vice President of Operations and Sales for HBOC's Strategic Services Group, an annual salary of $170,000, a grant of options to purchase 50,000 shares of HBOC Common Stock on the date of hire at the then market price of HBOC Common Stock and participation in the HBOC Management Incentive Plan.

    Robert E. Van Metre is currently the Secretary, Treasurer and Vice President, Accounting and Finance of the Company and is paid an annual salary of $150,000. Mr. Van Metre has entered into an agreement with USS which provides that if Mr. Van Metre is terminated within one year after the effective date of the Merger, he is entitled to a lump sum severance payment of $112,500. Mr. Van Metre has options to acquire 150,000 shares of USS Common Stock. As of July 31, 1998, such option was unvested with respect to 50,000 shares of USS Common Stock. Under the terms of Mr. Van Metre's options, all unvested shares become fully vested within one year after the Merger or upon his termination within one year after the Merger.

    The following non-management members of the USS Board have options to acquire the following number of shares of USS Common Stock indicated: Frederick
R. Blume--65,000 shares; Robert C. Bowers--50,000 shares; and Robert F. King--50,000 shares. As of July 31, 1998, the following number of shares of USS Common Stock were exercisable under such options: Mr. Blume--45,000 shares; Mr. Bowers--30,000 shares; and Mr. King--30,000 shares. Under the terms of USS' Amended 1994 Stock Option Plan for Non-Employee Directors, upon the effectiveness of the Merger, each such option (whether or not then exercisable) will be converted into the right to receive shares of HBOC Common Stock having a fair market value equal to the difference between the total fair market value of the shares of USS Common Stock subject to the option and the total exercise price under the option.

    On May 11, 1998, USS approved a special bonus of $100,000 payable to Mr. Bowers for his services as a Director and the Chairman of the Audit Committee. Such amount is payable to Mr. Bowers on the earlier of the effective date of the Merger or March 31, 1999.

    HBOC has agreed that subsequent to the Closing Date, it will provide to the directors and executive officers of USS indemnification in accordance with the current provisions of the USS Charter and the Bylaws of USS with respect to the matters occurring prior to the Effective Time, including, without limitation, the Merger Agreement and the transactions contemplated thereby, for a period of six years from the Effective Time or until any known matters are resolved. Additionally, HBOC has agreed to maintain in effect for twelve months following the Closing Date the policies of directors' and officers' liability insurance currently maintained by USS, or an equivalent substitute, provided that the premiums are no more than 105% of the annual premiums for such coverage as of the date of the Merger Agreement. If the premiums exceed such 105% limit, HBOC has the option to substitute insurance or to reduce the maximum amount of coverage to that available for such amount.

              COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF
                        HBOC COMMON STOCK AND USS STOCK

INTRODUCTION

    HBOC and USS are each incorporated under the laws of the State of Delaware. The holders of shares of USS Stock, whose rights as stockholders are currently governed by Delaware law, the USS Charter, the Bylaws of USS, as amended (the "USS Bylaws"), the Certificate of Designation relating to the Series A Preferred Stock ("Series A Designation"), in the case of the Series A Preferred Stock, and the Certificate of Designation relating to the Series B Preferred Stock ("Series B Designation"), in the case of the Series B Preferred Stock, will, upon the exchange of their shares pursuant to the Merger, become holders of shares of HBOC Common Stock, and their rights as such will be governed by Delaware law, the HBOC Certificate of Incorporation, as amended (the "HBOC Charter"), and the Amended and Restated Bylaws of HBOC (the "HBOC Bylaws"). The material differences between the rights of holders of shares of USS Stock and the rights of holders of shares of HBOC Common Stock result from differences in their governing corporate documents and are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of shares of HBOC Common Stock under applicable Delaware law, the HBOC Charter and HBOC Bylaws or a comprehensive comparison with the rights of the holders of shares of USS Stock under applicable Delaware law, the USS Charter, USS Bylaws, the Series A Designation, in the case of the Series A Preferred Stock, and the Series B Designation, in the case of the Series B Preferred Stock, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and the governing corporate documents of HBOC and USS, to which holders of shares of USS Stock are referred. See "Incorporation of Certain Information by Reference."

AUTHORIZED CAPITAL STOCK

    The DGCL requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The HBOC Charter provides that HBOC has authority to issue (i) 1,000,000,000 shares of HBOC Common Stock and (ii) 1,000,000 shares of preferred stock, no par value. The USS Charter provides that USS has the authority to issue (i) 30,000,000 shares of USS Common Stock, par value $.01 per share, and
(ii) 10,000,000 shares of preferred stock, par value $.01 per share.

BOARD OR STOCKHOLDER APPROVED PREFERRED STOCK

    The DGCL permits a corporation's certificate of incorporation to allow its board of directors to issue, without stockholder approval, one or more series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. The HBOC Charter grants such power to the HBOC Board. The HBOC Board has designated one series of preferred stock, the Series A Junior Participating Preferred Stock. See "Incorporation of Certain Information by Reference." The USS Charter also grants such power to the USS Board. The USS Board has designated two series of preferred stock, the Series A Preferred Stock and the Series B Preferred Stock. USS has designated a total of 1,500,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock.

TERMS OF USS PREFERRED STOCK

    Except as required by the USS Charter or the DGCL, the Series A Preferred Stock and Series B Preferred Stock vote together with the USS Common Stock as a single class as specified the Series A Designation and Series B Designation.

    At any time, any holder of USS Preferred Stock may convert all or any portion of such shares into an equivalent number of shares of USS Common Stock. In the event of a liquidation, dissolution or winding up, the holders of USS Preferred Stock are entitled to a preferential distribution in an amount equal to $4.00 per share (the "Liquidation Value"), plus all accrued but unpaid dividends. The certificates of designation for the USS Preferred Stock provide that upon the merger or consolidation, exchange of shares or sale or transfer of more than 80% of USS's assets (a "Corporate Change"), USS will, prior to the consummation of such transaction, make appropriate provisions to ensure that the holders of USS Preferred Stock will have the right to receive such securities or assets as such holder would have received if the holder had converted the USS Preferred Stock prior to the Corporate Change.

VOTING RIGHTS

    The DGCL states that, unless a corporation's certificate of incorporation or, with respect to clauses (ii) and (iii), the bylaws, specify otherwise, (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders' meeting and (iii) in all matters other than the election of directors, the affirmative vote of a majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the action of the stockholders. The holders of shares of HBOC Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of HBOC. Each share of USS Common Stock has one vote on all matters to be voted on by the holders of the USS Common Stock. Each series of preferred stock has the voting rights required by the DGCL and on all matters submitted to a vote of the stockholders of USS, each share of Series A Preferred Stock and Series B Preferred Stock is entitled to cast the number of votes equal to the number of shares of USS Common Stock which would be issuable upon conversion of such share (including any fractional share) as of the record date for determining eligibility to vote, voting together with the USS Common Stock as a single class.

NUMBER OF DIRECTORS

    Under the DGCL, unless a corporation's certificate of incorporation specifies the number of directors, such number shall be fixed by, or in the manner provided in, its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. If such certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation. The HBOC Bylaws provide that the number of members of the HBOC Board shall be not less than three nor more than fifteen, such number to be established by the HBOC Board or stockholders. The number of directors on the HBOC Board is currently eight. The USS Bylaws provide that the number of directors shall be eleven directors. The number of directors constituting the USS Board is currently eight.

ELECTION OF BOARD OF DIRECTORS

    The DGCL provides that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, a corporation's certificate of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. The holders of the Series A Preferred Stock have the right to elect one director of USS while the remaining directors of USS are elected by a plurality of the votes cast in an election. Neither the HBOC Charter nor the USS Charter provides for cumulative voting.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

    The DGCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote. The HBOC Charter generally requires the affirmative vote of four-fifths of the outstanding HBOC Common Stock to approve certain business combinations, except under certain circumstances. The USS Charter does not provide for a greater vote than required by the DGCL to approve a merger, consolidation or sale of substantially all assets of USS.

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its certificate of incorporation or bylaws. Under the HBOC Charter and HBOC Bylaws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or by holders of four-fifths of the outstanding shares of HBOC Common Stock and shall be called by the Chairman of the Board or President at the request in writing of three-fourths of the directors of HBOC. Such requests shall state the purpose or purposes of the proposed meeting. The USS Bylaws provide that special meetings of stockholders may be called by the Chairman or by the USS Board upon a request in writing by the holders of a majority of outstanding shares of USS Stock stating the purpose or purposes of the meeting. The written notice of a special meeting shall state the time, place and object for which the meeting is called.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Under the DGCL, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Actions by written consent, however, may not be taken if otherwise provided for in the certificate of incorporation. The USS Charter permits written consents by stockholders while the HBOC Charter expressly prohibits written consents by stockholders.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    The DGCL allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed and declaring its advisability and the stockholders thereafter approve such proposed amendment, either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the DGCL, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL and the provision of the certificate of incorporation requiring such greater vote may also provide that such provision cannot be altered, amended or repealed except by such greater vote.

    The HBOC Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the HBOC Charter, except for those provisions relating to business combinations discussed above. The USS Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the USS Charter.

AMENDMENT OF BYLAWS

    Under the DGCL, the power to adopt, amend or repeal a corporation's bylaws resides with the stockholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation. The HBOC Charter authorizes the HBOC Board to make, alter or repeal the HBOC Bylaws. The USS Charter provides that the USS Board may amend the USS Bylaws provided that no amended bylaw shall invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted. The USS Bylaws provide that the USS Board or the stockholders of USS may alter, amend or repeal the USS Bylaws.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Both the HBOC Charter and the USS Charter provide for elimination of personal liability subject to the statutory exceptions.

    Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The HBOC Bylaws and the USS Charter provide to directors and officers of HBOC and USS, respectively, indemnification to the fullest extent provided by law. Additionally, the HBOC Bylaws provide that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is a director, officer, employee or agent may be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by HBOC as authorized by relevant Delaware law.

PAYMENT OF DIVIDENDS

    The DGCL permits the payment of dividends and the redemption of shares out of a corporation's surplus. Under the DGCL, if a dividend is paid out of capital surplus, stockholders need not be notified, and the dividends may, in certain cases, also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year. Holders of the USS Preferred Stock are entitled to a preferential dividend on each issued and outstanding share of USS Preferred Stock at 8% per annum of the Liquidation Value. Such dividend will be prior and in preference to the payment of any dividend on USS Common Stock. Neither the HBOC Charter nor the USS Charter has provisions limiting the payment of dividends.

ANTI-TAKEOVER PROTECTION

    Under the DGCL, a merger or consolidation generally must be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of stock entitled to vote thereon. However, no stockholder approval is required if the acquiring corporation owns 90% or more of the outstanding shares of the acquired corporation.

    In addition to the DGCL's general requirements, Section 203 of the DGCL, "Business Combinations with Interested Stockholders," prohibits a corporation that does not opt out of its provisions from entering into certain business combination transactions with "interested stockholders" (generally defined to include persons beneficially owning 15% or more of the corporation's outstanding capital stock) unless certain super-majority votes are obtained. HBOC has opted out of Section 203 in its Bylaws. However, the HBOC Charter places certain restrictions on "Business Combinations" (such as a merger) with "Controlling Persons" (generally a person holding more than 10% of the HBOC Common Stock) unless, generally speaking, the Business Combination has been approved by the affirmative vote of the holders of four-fifths of the outstanding HBOC Common Stock not held by the Controlling Person or its related entities or by a majority of directors who were directors prior to the time the Controlling Person became a Controlling Person and who are not affiliated with the Controlling Person. Such provisions do not apply to the Merger. USS has not opted out of Section 203 in the USS Charter or USS Bylaws.

APPRAISAL RIGHTS

    Generally, no appraisal rights are available under the DGCL for shares of any class of stock which are (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders. Further, under the DGCL, stockholders of corporations being acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation (i) listed on a national securities exchange, (ii) designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (iii) held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination thereof. Stockholders entitled to appraisal rights subsequently receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corporation. Neither the HBOC Charter nor the USS Charter contains such a provision on appraisal rights.

                                BUSINESS OF HBOC

GENERAL

    HBOC provides integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling healthcare organizations to add incremental capabilities to their existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, medical call centers, organizations and business offices of healthcare institutions of various sizes and structures. In addition, HBOC offers a wide range of electronic commerce services, including electronic medical claims and remittance advice services as well as statement processing.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payors.

HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Kuwait, Australia, Puerto Rico and New Zealand.

    As of December 31, 1997, HBOC had 6,286 employees worldwide.

RECENT DEVELOPMENTS

    HBOC has entered into an Agreement of Merger dated July 23, 1998 among HBOC, HBOC-GA and IMNET which provides electronic information and document management solutions for the healthcare industry. Such agreement is subject, among other things, to regulatory and IMNET stockholder approval.

                                BUSINESS OF USS

    USS is a management services company that provides outsourced billing, accounts receivable and other business and information management services to physicians and physician networks, hospital business offices, and ambulatory care centers. USS's principal focus is providing billing and accounts receivable management services.

    As of June 15, 1998, USS employed 381 individuals.

                             STOCKHOLDER PROPOSALS

    If the Merger is not consummated, proposals of stockholders intended to be presented at USS' 1999 annual meeting of stockholders must be received by USS by March 12, 1999 for inclusion in USS' proxy materials relating to such meeting. In the event the Merger is consummated, there will not be a 1999 annual meeting of stockholders of USS.

                                 OTHER MATTERS

    The management of USS knows of no other matters that may come before the Meeting. However, if matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named on the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                             CERTAIN LEGAL MATTERS

    The validity of the shares of HBOC Common Stock offered hereby have been passed upon for HBOC by Jones, Day, Reavis & Pogue, Atlanta, Georgia. Certain tax matters in connection with the Merger have been passed upon for USS by Winston & Strawn, Chicago, Illinois.

                                    EXPERTS

    The audited financial statements and schedule of HBOC incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement of which this Proxy Statement/Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information of HBOC for the three and six months ended June 30, 1997 and 1998, which are incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedure applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    The US Servis, Inc. consolidated balance sheets as of March 31, 1998 and 1997, and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended March 31, 1998, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Wiss & Company, LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                      APPENDIX A

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER, made this 20th day of July, 1998, by and among HBO & COMPANY, a Delaware corporation ("Parent"); HBO & COMPANY OF GEORGIA, a Delaware corporation (hereinafter referred to as "Purchaser"); and US SERVIS, INC., a Delaware corporation (hereinafter referred to as the "Acquired Company");

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of the Acquired Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Purchaser acquire the Acquired Company, and, on or prior to the date hereof, such Boards of Directors have approved the acquisition of the Acquired Company upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I. DEFINITIONS.

    As used herein, the following terms shall have the following meanings unless the context otherwise requires:

    1.1 "Acquired Company" shall mean US Servis, Inc., a Delaware corporation.

    1.2 "Acquired Company Information" shall have the meaning set forth in
Section 2.3.1.

    1.3 "Acquired Company Reports" shall have the meaning set forth in Section 3.21.

    1.4 "Acquired Company Software" shall have the meaning set forth in Section 3.14.2(iii).

    1.5 "Acquired Company Stock" shall mean collectively the Common Stock and Preferred Stock of the Acquired Company.

    1.6 "Agreement" shall mean this Agreement of Merger.

    1.7 "Assumed Option" shall have the meaning set forth in Section 2.1.7(a).

    1.8 "Benefit Plans" shall have the meaning set forth in Section 3.16.

    1.9 "Certificate of Merger" shall have the meaning set forth in Section
2.1.2.

    1.10 "Certificates" shall have the meaning set forth in Section 2.2.2 hereof.

    1.11 "Closing" shall have the meaning set forth in Section 2.1.9 hereof.

    1.12 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 8.1 hereof.

    1.13 "Common Stock" shall mean the common stock, $.01 par value per share, of the Acquired Company.

    1.14 "Covenants Not to Compete" shall mean the Covenants Not to Compete referred to in Section 6.11.

    1.15 "Customer Contracts" shall have the meaning set forth in Section
3.12.1.

    1.16 "Delaware Code" shall mean the Delaware General Corporation Law.

    1.17 "DOL" shall mean the United States Department of Labor.

    1.18 "Employee Agreements" shall mean Employee Agreements referred to in
Section 6.12.

    1.19 "Effective Time" shall mean the time the Merger becomes effective, as set forth in Section 2.1.2.

    1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.21 "ERISA Affiliate" shall mean, with respect to a Person, any other Person that is required to be aggregated with such Person under Tax Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing Date.

    1.22 "ERISA Plan" shall have the meaning set forth in Section 3.16.

    1.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    1.24 "Exchange Agent" shall mean the person designated by Purchaser as the Exchange Agent pursuant to Section 2.2.1 hereof.

    1.25 "Exchange Ratio" shall mean the ratio of exchange pursuant to the Merger in respect of each share of Acquired Company Stock constituting a fraction of a share of Parent Stock as determined pursuant to the provisions of
Section 2.1.6.

    1.26 "Existing Option" shall have the meaning set forth in Section 2.1.7
(a).

    1.27 "401(k) Plan" shall mean the US Servis, Inc. defined contribution 401(k) plan.

    1.28 "Fully Diluted Shares" means the total number of shares of Acquired Company Stock issued and outstanding immediately prior to the Effective Time, plus the number of shares of Acquired Company Stock issuable pursuant to all options, warrants or other rights which permit the holder thereof to acquire or convert into shares of Acquired Company Stock outstanding immediately prior to the Effective Time.

    1.29 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust and Improvements Act of 1976, as amended.

    1.30 "Hazardous Substance" shall have the meaning set forth in Section 3.18.

    1.31 "IRS" shall mean the United States Internal Revenue Service.

    1.32 "King Option Agreement" shall mean that certain Option Agreement between the Acquired Company and Graham O. King dated October 12, 1994.

    1.33 "Licensed Software" shall have the meaning set forth in Section 3.14.2(ii).

    1.34 "Market Value" shall mean the average closing price per share (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) for shares of Parent Stock during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the Special Meeting of stockholders of the Acquired Company held to approve the Merger as reported by Nasdaq.

    1.35 "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, rights, financial condition or results of operations of the corporation in question and its subsidiaries, taken as a whole.

    1.36 "Material Contract" shall have the meaning set forth in Section 3.12.

    1.37 "Merger" shall mean the merger of the Acquired Company with and into Purchaser, as set forth in Section 2.1.1.

    1.38 "Merger Consideration" shall have the meaning set forth in Section 2.1.6(c).

    1.39 "Nasdaq" shall mean the Nasdaq National Market of the Nasdaq Stock Market, Inc.

    1.40 "1996, 1997, and 1998 Financial Statements" shall have the meaning set forth in Section 3.5.1.

    1.41 "1933 Act" shall mean the Securities Act of 1933, as amended.

    1.42 "Option Agreements" shall mean collectively the King Option Agreement and Sullivan Option Agreement.

    1.43 "Owned Software" shall have the meaning set forth in the first paragraph of Section 3.13.

    1.44 "Parent" shall mean HBO & Company, a Delaware corporation, which is the sole stockholder of Purchaser.

    1.45 "Parent Reports" shall have the meaning set forth in Section 4.5.

    1.46 "Parent Stock" shall mean the common stock, $0.05 par value per share, of Parent.

    1.47 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

    1.48 "Person" shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

    1.49 "Pooling Letter" shall have the meaning set forth in Section 2.4(b).

    1.50 "Preferred Stock" shall mean the Series A and Series B preferred stock, $.01 par value per share, of the Acquired Company.

    1.51 "Purchaser" shall mean HBO & Company of Georgia, a Delaware corporation.

    1.52 "Real Property" shall have the meaning set forth in Section 3.18.

    1.53 "Registration Statement" shall have the meaning set forth in Section 2.3.1.

    1.54 "Rule 145 Letters" shall have the meaning set forth in Section 2.4(a).

    1.55 "SEC" shall mean the Securities and Exchange Commission.

    1.56 "Stock Plans" shall mean the US Service, Inc. 1986 Incentive Stock Option Plan, the US Servis, Inc. Amended 1993 Stock Option Plan, the US Servis, Inc. Amended 1994 Stock Option Plan for Non-Employee Directors, and the Option Agreements.

    1.57 "Subsidiaries" shall mean the subsidiaries of the Acquired Company, which are set forth on EXHIBIT 3.1 hereto.

    1.58 "Sullivan Option Agreement" shall mean that certain Employment Agreement among the Acquired Company, Stephen G. Sullivan and Receivables Management Corp. dated June 14, 1991, as amended.

    1.59 "Surviving Corporation" shall have the meaning set forth in Section
2.1.1 hereof.

    1.60 "Takeover Proposal" shall have the meaning set forth in Section 2.11 hereof.

    1.61 "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

    1.62 "Voting Agreements" shall have the meaning set forth in Section 6.14.

    1.63 "Warrants" shall mean the outstanding Series A Warrants and Series B Warrants to purchase Acquired Company Stock dated October 12, 1995 described on
EXHIBIT 2.1.7 hereof.

II. COVENANTS AND UNDERTAKINGS.

    2.1  TERMS AND APPROVAL OF MERGER.

        2.1.1. TERMS OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Code, the Acquired Company shall be merged with and into Purchaser (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof. Following the Merger, Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquired Company shall cease.

        2.1.2. EFFECTIVE TIME; EFFECTS OF THE MERGER. The Merger shall become effective when both (i) this Agreement shall be adopted and approved by the stockholders of the Acquired Company in accordance with the applicable provisions of the Delaware Code and (ii) a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Delaware Code is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time"). The Merger shall have the effects set forth in the Delaware Code.

        2.1.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Purchaser as in effect immediately preceding the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Purchaser as in effect immediately preceding the Effective Time shall be the Bylaws of the Surviving Corporation.

        2.1.4. DIRECTORS. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        2.1.5. OFFICERS. The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        2.1.6.  CONVERSION OF SHARES.

    (a) Subject to Section 2.1.6(g) below, each outstanding share of Acquired Company Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a share of Parent Stock, determined by dividing the sum of $50 million by the product of the Market Value and the Fully Diluted Shares, which shall be deliverable to the holder thereof without interest on the value thereof, upon the surrender of the certificate(s) formerly representing such outstanding share, provided, however, that if the Market Value is less than $23.50 per share, then either Parent or the Acquired Company shall have the right, but not the obligation, to terminate the Merger prior to Closing pursuant to Section 10.1.6 hereof.

    (b) Each share of Acquired Company Stock held in the treasury of the Acquired Company shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist.

    (c) Subject to any applicable escheat laws, until surrendered and exchanged pursuant hereto, each certificate that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock shall be deemed for all corporate purposes of Parent, subject, however, to the other provisions of this
Section 2.1.6, to evidence the ownership of the number of whole shares of Parent Stock into which the shares of Acquired Company Stock represented thereby shall have been converted, together with the right to receive the amount of cash in lieu of fractional shares, if any, pursuant to subsections (a) and (d) of this Section 2.1.6. (The shares of Parent Stock, and any cash in lieu of fractions thereof, receivable by each Acquired Company stockholder as described in Section 2.1.6(a) above and 2.1.6(d) below, are referred to hereinafter as the "Merger Consideration.") No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Parent Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any certificate that at the Effective Time represented Acquired Company Stock unless and until such certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for Parent Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to Parent Stock subsequent to the Effective Time. No interest shall be payable with respect to such payment or delivery of any dividends or other distributions upon the surrender of certificates that represented Acquired Company Stock at the Effective Time.

    (d) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon surrender of certificates representing Acquired Company Stock converted pursuant hereto, and no dividend, stock split, or other distribution of Parent shall relate to any such fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, any holder of Acquired Company Stock shall be entitled, upon surrender in accordance herewith of such holder's certificate or certificates representing Acquired Company Stock, to receive a cash payment therefor, without interest, at a PRO RATA amount based on the Market Value. No interest shall accrue with respect to any cash held for the benefit of holders of unsurrendered certificates theretofore representing shares of Acquired Company Stock at the Effective Time.

    (e) All shares of Parent Stock into which shares of the Acquired Company Stock have been converted pursuant to this Section 2.1.6 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

    (f) The stock transfer books of Acquired Company Stock shall be closed at the Effective Time, and thereafter no transfer of any such shares of Acquired Company Stock shall be recorded thereon. In the event a transfer of ownership of shares of Acquired Company Stock is not recorded on the stock transfer books of the Acquired Company, a certificate or certificates representing the number of whole shares of Parent Stock into which such shares of Acquired Company Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of Acquired Company Stock if the certificate or certificates representing such shares of Acquired Company Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of Acquired Company Stock and by the payment of any applicable stock transfer tax with respect to such transfer, subject to compliance with any restrictions or conditions contained herein with respect to the transfer of shares of Acquired Company Stock.

    (g) In the event that Parent at any time or from time to time after the date of this Agreement but prior to the Effective Time effects a subdivision (by means of a stock split, stock dividend or similar event) or combination of the outstanding Parent Stock into a greater or lesser number of shares, then and in each such event the Exchange Ratio and the Market Value shall be increased or decreased proportionately and the other provisions of this Section 2.1.6 shall be construed to give effect thereto.

    2.1.7.  STOCK PLANS AND WARRANTS.

    (a) At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under each of the outstanding options previously granted under the Stock Plans (each such option existing immediately prior to the Effective Time being called an "Existing Option," and each such option so assumed by Parent being called an "Assumed Option"), by which assumption the optionee shall have the right to purchase that number of shares of Parent Stock (rounded down to the nearest whole) into which the number of shares of Acquired Company Stock the optionee was entitled to purchase under the Existing Option would have been converted pursuant to the terms of the Merger as described in
Section 2.1.6 hereof. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Parent for Acquired Company as issuer and employment by Parent, Purchaser or one of their respective subsidiaries for employment by the Acquired Company. The aggregate price for the total number of shares of Parent Stock at which the Assumed Option may be exercised shall be the aggregate price at which the Existing Option was exercisable for the total number of shares of Acquired Company Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares for which the Assumed Option will be exercisable in accordance with this Section 2.1.7, and the purchase price per share of Parent Stock thereunder shall be such aggregate price divided by the total number of shares of Parent Stock covered thereby. The assumption of the Assumed Options by Parent as provided in this
Section 2.1.7 shall not, except as provided herein, provide the holders thereof
(i) with any less benefits than they have immediately prior to the Effective Time, or (ii) additional benefits which they did not have immediately prior to the Effective Time or relieve the holders thereof of any obligations or restrictions applicable to the Assumed Options or the shares of Parent Stock obtainable upon exercise of the Assumed Options. EXHIBIT 2.1.7 sets forth all outstanding warrants, stock options, stock appreciation rights, phantom stock awards, performance share unit awards, equity participation rights, or similar awards outstanding under the Stock Plans or any other Benefit Plan as of the date hereof, and lists in respect each warrant, option, award or right, the holder, the date of grant and any vesting schedule with respect thereto.

    (b) At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under the Warrants, subject to the provisions of the agreements to be executed in respect thereof pursuant to Section 6.15 hereof.

        2.1.8. STOCKHOLDERS' MEETING. The Acquired Company, acting through its Board of Directors, shall:

    (a) promptly furnish a copy of the proxy statement/prospectus included in the Registration Statement to each of its stockholders after the Registration Statement has become effective with the SEC;

    (b) duly call, give notice of, convene and hold a special meeting of its stockholders and submit this Agreement and the Merger and any related matters, as appropriate, to a vote of the Acquired Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

    (c) use its reasonable best efforts, subject to the provisions of Section 2.11, to obtain the necessary approval of the Merger by its stockholders.

        2.1.9. CLOSING, FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof, the Acquired Company and Purchaser shall execute and file the Certificate of Merger referred to in Section 2.1.2 in the manner required by the Delaware Code, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.1.9, a closing (the "Closing") will be held as set forth in Section 8.1 hereof, for the purpose of confirming all of the foregoing.

        2.1.10. TERMINATION OF 401(K) PLAN. Prior to the Closing Date, unless otherwise requested by Parent, the Acquired Company shall adopt appropriate resolutions to terminate the 401(k) Plan effective immediately preceding the Closing Date, and shall take all further actions to implement the termination that it can reasonably take prior to the Closing Date. After the Closing Date, Parent or Purchaser or both of them will finish implementing the termination of the 401(k) Plan with all reasonable dispatch. In addition, participants in the 401(k) Plan shall make no further deferrals with respect to compensation for services performed after the termination date of the 401(k) Plan, and the Acquired Company shall make no further employer contributions to the 401(k) Plan after such date, other than (i) employee compensation deferrals and (ii) matching contributions with respect to employee deferrals of compensation, in each case for services through the termination date. Parent and Purchaser shall take such action with respect to employees of the Acquired Company who are employed by Purchaser or Parent that will (x) credit them with their years of eligibility and vesting service under the 401(k) Plan for purposes of calculating eligibility for participation and vesting in contributions under the HBO & Company Profit Sharing and Savings Plan ("Purchaser's 401(k) Plan"), up to a maximum of five (5) years and each other qualified retirement plan of Parent or Purchaser (collectively, the "Purchaser's Plans"); (y) permit each of them that was a current participant in the 401(k) Plan immediately before its termination date and each of them that is then eligible based on the service crediting rules described in clause (x) to participate in the Purchaser's Plans within ten (10) days after the Closing Date; and (z) permit each of them that receives a distribution from the 401(k) Plan that is an eligible rollover distribution within the meaning of Code Section 402(c)(4) to effect a direct rollover of the distribution into Purchaser's 401(k) Plan.

    2.2  DELIVERY OF MERGER CONSIDERATION.

        2.2.1. EXCHANGE AGENT. Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as exchange agent in connection with the Merger (the "Exchange Agent"). At the Effective Time, Purchaser or Parent shall take all steps necessary to enable and cause Parent or the Surviving Corporation to provide the Exchange Agent with the shares of Parent Stock and cash in respect of fractional shares necessary to deliver the Merger Consideration to each holder of Acquired Company Stock as contemplated by Section 2.1.6 hereof prior to the time that such deliveries are required to be made by the Exchange Agent as provided in this Section 2.2.

        2.2.2.  SURRENDER OF CERTIFICATES AND DELIVERY OF MERGER
    CONSIDERATION. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock (the "Certificates"), a letter of transmittal in customary form (which specifies that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, together with any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate, and such Certificate shall forthwith be canceled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

        2.2.3. ESCHEAT LAWS. Notwithstanding any provision of this Article II to the contrary, neither Parent nor the Surviving Corporation shall be liable to any holder of Certificates formerly representing shares of Acquired Company Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.3  SEC REGISTRATION.

        2.3.1. The Acquired Company shall furnish to Parent such information, including information about the Acquired Company and the Subsidiaries (including the respective affiliates of any of them), as may be necessary to enable Parent to prepare and file with the SEC a Registration Statement on Form S-4 under the 1933 Act, and the rules and regulations promulgated thereunder, in respect of the Parent Stock to be issued by reason of the Merger (such registration statement, including the prospectus and included therein the proxy statement to be furnished to the holders of the Acquired Company Stock, in each case together with any amendments or supplements thereto, being referred to in this Agreement as the "Registration Statement"). The Acquired Company covenants that the Acquired Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/ prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger Agreement, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Acquired Company with respect to the Acquired Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Acquired Company shall immediately notify Parent and shall assist Parent in appropriately amending or supplementing the Registration Statement in the manner contemplated in Section 2.3.4 below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Registration Statement insofar as it relates to information concerning the Acquired Company, the Subsidiaries or any of their respective businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to the Acquired Company or any of the Subsidiaries that is supplied by the Acquired Company for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Acquired Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Acquired Company shall have no liability or obligation for any information other than the Acquired Company Information.

        2.3.2. The Acquired Company shall instruct its accountants, Wiss & Company, LLP, to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Parent letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Parent, each containing both (i) its opinion to the effect that the Acquired Company satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests", which opinion letters shall be substantially in the form of the opinion letter attached as
    EXHIBIT 2.3.2(A) hereto; and (ii) such matters as are customarily contained in auditors' letters regarding information about the Acquired Company included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Parent. Parent shall use its reasonable best efforts to cause its accountants, Arthur Andersen LLP, to deliver to the Acquired Company letters at such times to the effect that the Parent satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests", which letters shall be substantially in the form of the letter attached as EXHIBIT 2.3.2(B) hereto. The Acquired Company represents that it is eligible for registration of its securities on Form S-3.

        2.3.3. Parent shall file the Registration Statement and use its reasonable best efforts to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Parent Stock in the Merger; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying solely on timely and full compliance with Sections 2.3.1 and 2.3.2.

        2.3.4. Parent covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading; except that Parent makes no covenant as to those portions of the Registration Statement containing or required to contain Acquired Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Parent that is required to be set forth in an amendment or supplement to the Registration Statement, Parent shall use its reasonable efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

        2.3.5. The Registration Statement and all other documents required to be filed by Parent with the SEC in connection with the transactions contemplated herein shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Parent shall have no liability or obligation for any failure to comply with such requirements arising out of the Acquired Company Information.

        2.3.6. Parent shall use its reasonable best efforts to ensure that the requirements of Rule 144(c) under the Securities Act are satisfied so as to enable any "affiliates" of the Acquired Company (as that term is used in Rule 145 under the Securities Act) to offer or sell the Parent Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

        2.3.7. Parent shall use its reasonable best efforts to cause, prior to Closing, the Parent Stock issuable in the Merger to be approved for listing, subject to notice of issuance, by Nasdaq.

        2.3.8.  As soon as reasonably practicable, but not later than thirty
    (30) days following the Closing Date, Parent shall use all reasonable efforts to file a registration statement on Form S-8 covering shares of Parent Stock issuable pursuant to the Stock Plans; provided that such obligations are subject to and conditioned on the Acquired Company providing Parent with all information requested by Parent in connection therewith prior to the Closing Date.

    2.4  AFFILIATES.

    (a) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the 1933 Act on the date immediately preceding the date of the filing of the Registration Statement to deliver to Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(A) ("Rule 145 Letters"), and, in the event any other person becomes an affiliate of the Acquired Company thereafter, to cause such person to provide a Rule 145 Letter to Parent as soon as practicable but in any event at Closing.

    (b) The Acquired Company shall use its reasonable best efforts to cause each person that is an "affiliate" of the Acquired Company under the 1933 Act on the date immediately preceding the date of the filing of the Registration Statement to deliver to the Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(B)("Pooling Letters"), and, in the event any other person becomes an affiliate of the Acquired Company thereafter, to cause such person to provide a Pooling Letter to Parent as soon as practicable but in any event at the Closing.

    2.5 TRADING PROHIBITIONS. Each of Parent, Purchaser and the Acquired Company hereby acknowledges that as a result of disclosures by Parent, Purchaser and the Acquired Company contemplated under this Agreement, Parent, Purchaser, the Acquired Company, the Subsidiaries and their respective affiliates may, from time to time, have material, non-public information concerning each other. Each of Parent, Purchaser, and the Acquired Company confirms that it and its respective affiliates are aware, and that it has advised its representatives that, (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other person except as permitted herein.

    2.6 CONDUCT OF THE BUSINESS OF THE ACQUIRED COMPANY AND ITS SUBSIDIARIES PRIOR TO CLOSING.

        2.6.1. Except (i) with the prior consent in writing of Purchaser, (ii) as may be required to effect the transactions contemplated by this Agreement, or (iii) as provided otherwise in this Agreement, the Acquired Company covenants that, between the date of this Agreement and the Effective Time, the Acquired Company and the Subsidiaries will conduct their respective business in the ordinary course, and that they will:

    (a) except as disclosed on EXHIBIT 2.6 hereto, preserve the organization of the Acquired Company and the Subsidiaries intact and use its reasonable best efforts to preserve the goodwill of customers and others having business relations with the Acquired Company or the Subsidiaries;

    (b) maintain the properties of the Acquired Company and the Subsidiaries in substantially the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted;

    (c) not effect any sale, assignment or transfer of any of their respective assets except in the ordinary course of business;

    (d) keep in force at no less than their present limits all existing policies of insurance or comparable replacements thereof insuring the Acquired Company, the Subsidiaries and their respective properties;

    (e) except as disclosed on EXHIBIT 2.6 hereto, not enter into any Material Contract, or suffer, permit or incur any of the transactions or events described in Section 3.9 hereof to the extent such events or transactions are within the control of the Acquired Company or any of the Subsidiaries (except that the Acquired Company and the Subsidiaries may enter into new service agreements and support and maintenance agreements and other agreements with customers in the ordinary course of business on terms and prices consistent with historical practices);

    (f) not make or permit any change in the Acquired Company's or any of the Subsidiaries' Articles or Certificates of Incorporation or Bylaws, or in their authorized, issued or outstanding securities (except for the issuance of Acquired Company Stock pursuant to exercise of (i) stock options pursuant to the Stock Plans or (ii) the Warrants);

    (g) not grant any stock option or right to purchase any security of the Acquired Company or any of the Subsidiaries, issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities, or agree to do any of the foregoing or declare, set aside or pay any dividend, make any other distribution or declare any split in respect of such securities;

    (h) not adopt any new Benefit Plan or amend, supplement, or accelerate the timing of payments or vesting under any existing Benefit Plan, and not make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan (except for the payment of any health, disability and life insurance premiums that may become due and except for contributions, vesting or distributions required (and not discretionary) pursuant to the terms of any Benefit Plans);

    (i) not change the amortization or capitalization policies for Owned Software or otherwise make any changes in the accounting policies of the Acquired Company and the Subsidiaries;

    (j) not issue any notes, bonds or other debt security, or create, incur, assume or guarantee any indebtedness for borrowed money;

    (k) not issue any shares of Acquired Company Stock or of any Subsidiary other than shares of Acquired Company Stock issuable upon exercise of presently exercisable options pursuant to the Stock Plans or the Warrants;

    (l) not alter in any manner the terms, conditions or dates of vesting or exercise of any of the options to purchase Acquired Company Stock;

    (m) not effect any acquisition, by purchase of stock, assets or otherwise, of any business or portion thereof or of any Person; and

    (n) promptly advise Purchaser in writing of any matters arising or of which the Acquired Company becomes aware after the date of this Agreement that, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

        2.6.2. Except after prior notification to, and with the prior written consent of, Purchaser, which consent shall not be unreasonably withheld, the Acquired Company shall not make or permit any Subsidiary to make, between the date of this Agreement and the Effective Time, any change in its banking or safe deposit arrangements or grant any powers of attorney.

    2.7 FILING OF TAX RETURNS. The Acquired Company shall cause all of the Acquired Company's and the Subsidiaries' federal, state and local tax returns required to be timely filed before the Effective Time to be timely and accurately filed with the appropriate taxing authorities. For purposes of this
Section 2.7, such returns shall be deemed timely filed if the Acquired Company or the applicable Subsidiary has obtained an extension from the appropriate taxing authority as to the time in which it may file such tax returns. The Acquired Company shall submit all material tax returns to Purchaser at least fifteen (15) days prior to the date they must be filed, and Purchaser shall have the opportunity to comment on and approve such returns, which approval shall not unreasonably be withheld. Non-material returns shall include, but not be limited to, payroll tax returns filed by ADP Company for the Acquired Company, or sales tax returns where the taxes due are less than $10,000 for the period covered thereby.

    2.8  EXAMINATION OF PROPERTY AND RECORDS; CONFIDENTIALITY OF INFORMATION.

        2.8.1. Between the date of this Agreement and the Effective Time, the Acquired Company shall allow Purchaser, its counsel and other representatives full access to all the books, records, files, documents, assets, properties, contracts and agreements of the Acquired Company and the Subsidiaries that may be reasonably requested, and the Acquired Company shall furnish Purchaser, its officers and representatives during such period with all information concerning the affairs of the Acquired Company and the Subsidiaries that may be reasonably requested. Between the date of this Agreement and the Effective Time Parent shall allow any executive officer of the Acquired Company access to the Chief Financial Officer of Parent to make inquiries and request and receive information in respect of Parent or Purchaser deemed by such Chief Financial Officer in the exercise of his judgment as reasonably requested by the Acquired Company in the context of the transactions provided for herein. Each party shall conduct any investigation in a manner that will not unreasonably interfere with the businesses of the other party.

        2.8.2. All non-public information acquired by any party hereto pursuant to this Section 2.8 or otherwise under this Agreement, whether or not in writing, concerning the business, operations and affairs of any other party to this Agreement, will be kept confidential and will not be disclosed to any Person other than the parties hereto or their authorized representatives (who shall be subject to the same obligations) and will not be used for any purpose other than the consummation of the Merger and the related transactions described herein, subject to any legal disclosure obligation of any party upon advice from counsel and prior notice to the other party. Promptly upon termination of this Agreement, and at the request of any party hereto, all written materials thus obtained by any other party or any of its representatives and all copies and extracts of such materials will be delivered to the disclosing party.

    2.9 CONSENTS AND APPROVALS. The Acquired Company shall use its, and shall cause the Subsidiaries to use their, reasonable best efforts (without requiring the payment of money) to obtain the waiver, consent and approval of all persons whose waiver, consent or approval (i) is required in order to consummate the transactions contemplated by this Agreement, including without limitation, the Merger and the merger or dissolution of the Subsidiaries pursuant to Section 2.15, or (ii) is required by any Material Contract or any judgment, decree, order or license to which the Acquired Company or any Subsidiary is a party or subject on the Effective Time and (a) that would prohibit or require the waiver, consent or approval of any person to such transactions or (b) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under, or otherwise conflict with or be in contravention of, the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate its obligations thereunder. All obtained written waivers, consents and approvals shall be produced at Closing in form and content reasonably satisfactory to Purchaser.

    2.10 SUPPLYING OF FINANCIAL STATEMENTS. The Acquired Company shall deliver to Purchaser all regularly prepared audited and unaudited consolidated financial statements of the Acquired Company and the Subsidiaries prepared after the date of this Agreement, in format historically published or utilized internally (as applicable), and any financial statements prepared for filing with the SEC, as soon as each is available.

    2.11 NO SOLICITATION. The Acquired Company shall not, and shall not permit any of the Subsidiaries to, and the Acquired Company and the Subsidiaries shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Acquired Company or any of the Subsidiaries to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereafter defined). The Acquired Company shall immediately advise Purchaser orally and in writing of any Takeover Proposal or any inquiries or discussions with respect thereto. Neither the Board of Directors of the Acquired Company nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser the approval or recommendation by the Board of Directors of the Acquired Company of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding shares of Acquired Company Stock other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Acquired Company from
(i) furnishing information to or entering into discussions or negotiations with any unsolicited person or entity or taking any action described in clauses (a) and (b) of the preceding sentence if and only to the extent that the Board of Directors of the Acquired Company shall have determined in good faith, that such action is required in the exercise of its fiduciary duties, based upon the written advice of its outside counsel, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act. The Acquired Company will immediately notify the Purchaser if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Acquired Company and shall promptly, but in any event within two (2) business days of receipt, furnish to Parent a copy of any such written proposal or a written summary of any such oral proposal. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, or proposal, other than a proposal by Purchaser or any of its affiliates, for a merger, share exchange or other business combination involving the Acquired Company or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Acquired Company or any of the Subsidiaries or a substantial portion of the assets of the Acquired Company or any of the Subsidiaries.

    2.12 HSR ACT FILINGS. Parent and the Acquired Company shall each, in cooperation with the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each party shall make all such further filings and submissions, and take such further action, as may be required in connection therewith, and shall furnish the other all information in its possession necessary therefor. Parent and the Acquired Company shall each notify the other immediately upon receiving any request for additional information with respect to such filings from either the Antitrust Division of the Department of Justice or the Federal Trade Commission, and the party receiving the request shall use its reasonable best efforts to comply with such request as soon as possible. Neither such party shall withdraw any such filing or submission without the written consent of the other.

    2.13 TAX REPORTING. For federal and state tax purposes, Purchaser and Parent shall report the transactions contemplated by this Agreement as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code and similar state laws.

    2.14 INDEMNIFICATION OF ACQUIRED COMPANY OFFICERS AND DIRECTORS. The Purchaser agrees that subsequent to the Closing it will provide to the directors, officers, employees or agents of the Acquired Company and its Subsidiaries indemnification in accordance with the current provisions of the Certificate of Incorporation/Articles of Incorporation and By-Laws of the Acquired Company and its Subsidiaries with respect to matters occurring prior to the Effective Time, for a period of six (6) years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved). The Parent shall cause to be maintained in effect for twelve (12) months following the Closing Date the policies of directors' and officers' liability insurance currently maintained by the Acquired Company, which policies are described on EXHIBIT 3.19, at no greater than one hundred five percent (105%) of the annual premiums for such coverage as of the date hereof (as reflected on such EXHIBIT 3.19), provided that the Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous (including, without limitation, coverage under Parent's existing policies of directors' and officers' liability insurance). In the event that the premiums for the continued coverage exceed 105% of the premiums for the coverage as of the date hereof (the "105% Amount"), Purchaser shall either substitute coverage meeting the requirements of the proviso in the preceding sentence or continue the existing insurance but reduce the maximum amount of coverage to that available for premiums equal to the 105% Amount.

    2.15 SUBSIDIARIES. The parties hereto agree that on the Closing Date, Purchaser and Acquired Company will cause the Subsidiaries to be liquidated, which may be effected, at the option of Purchaser, by corporate merger of the Subsidiaries with and into Purchaser or any subsidiary or subsidiaries of Purchaser or by corporate dissolution of the Subsidiaries.

III. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY.

    The Acquired Company represents and warrants to Purchaser and Parent as follows:

    3.1  ORGANIZATION, STANDING AND FOREIGN QUALIFICATION.

        3.1.1. Each of the Acquired Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation as set forth in
    Exhibit 3.1 and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

        3.1.2. Each of the Acquired Company and the Subsidiaries is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in the jurisdictions listed in EXHIBIT 3.1 hereto, and the character of the property owned or leased by the Acquired Company and the Subsidiaries and the nature of the business conducted by them do not require such qualification and/ or licensing in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon the Acquired Company.

    3.2  AUTHORITY AND STATUS.

        3.2.1. The Board of Directors of the Acquired Company, by unanimous vote of all directors present at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Acquired Company and (ii) resolved to submit the Merger to and recommend approval of the Merger by the stockholders of the Acquired Company.

        3.2.2. The Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and, upon approval of the transactions provided for herein by the stockholders of the Acquired Company, to consummate the transactions contemplated hereby without any other corporate or stockholder approval, except as provided in EXHIBIT
    3.2.2. The execution, delivery and performance by the Acquired Company of this Agreement and each and every other agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company. Assuming this Agreement and each and every agreement, document or instrument to be executed, delivered and performed by the Acquired Company in connection herewith are valid and legally binding obligations of Purchaser and Parent, this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligation of the Acquired Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as
    EXHIBIT 3.2 are true, correct and complete copies of the current Articles or Certificates of Incorporation and Bylaws of the Acquired Company and the Subsidiaries.

        3.2.3. The Board of Directors of the Acquired Company received an opinion from Volpe Brown Whelan & Company, LLC, its financial advisor, concurrently with the approval described in Section 3.2.1 above to the effect that the consideration to be received by the Acquired Company's stockholders in the Merger is fair to such stockholders from a financial point of view.

    3.3 CAPITALIZATION. The entire authorized capital stock of the Acquired Company consists of forty million (40,000,000) shares of stock, of which thirty million (30,000,000) shares are designated common stock, par value $.01 per share, and ten million (10,000,000) shares are designated preferred stock, par value $.01 per share. Of the total authorized common stock, as of June 15, 1998, six million three hundred fifty-five thousand six hundred eighty-three (6,355,683) shares were issued and outstanding and fifteen thousand seven hundred (15,700) shares were held in the Acquired Company's treasury. Of the total authorized preferred stock, as of June 15, 1998, one million five hundred thousand (1,500,000) shares were designated as Series A Preferred Stock, all of which were issued and outstanding, and one million (1,000,000) shares were designated as Series B Preferred Stock, all of which were issued and outstanding, and no shares of any series were held in the Acquired Company's treasury. All outstanding shares of Preferred Stock as of the date hereof and as of the Closing Date, are convertible into Common Stock on a one-for-one basis. As of June 15, 1998 there were Warrants outstanding entitling the holders thereof upon valid exercise to acquire in the aggregate 588,000 shares of Common Stock. As of July 15, 1998, there were options outstanding under the Stock Plans entitling the optionees thereunder upon valid exercise to acquire in the aggregate two million ninety-five thousand five hundred (2,095,500) shares of Common Stock. All the issued and outstanding shares of each of the Subsidiaries are owned by the Acquired Company and are held free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Acquired Company Stock (and any shares issued pursuant to presently outstanding options and warrants, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. Except as set forth on EXHIBIT 3.3, none of the capital stock of the Acquired Company is entitled to or subject to preemptive rights. Other than the requisite stockholder vote to consummate the Merger, the authorization or consent of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Acquired Company or any Subsidiary or the capital stock of the Acquired Company or any Subsidiary. Except as set forth on EXHIBIT 3.3, there are no outstanding options, warrants, calls, commitments or plans by the Acquired Company or any Subsidiary to issue any additional shares of their capital stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of their capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Acquired Company. Following the Merger, the Acquired Company will have no obligation to issue, transfer or sell any shares of capital stock of any of the Subsidiaries. Except as set forth on EXHIBIT 3.3, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Acquired Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Acquired Company or any of the Subsidiaries.

    3.4 ABSENCE OF EQUITY INVESTMENTS. Except for the Subsidiaries and as described in EXHIBIT 3.4 hereto, the Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business entity.

    3.5  LIABILITIES AND OBLIGATIONS OF THE ACQUIRED COMPANY AND THE
SUBSIDIARIES.

        3.5.1. Attached hereto as EXHIBIT 3.5.1 are true, correct and complete copies of the Acquired Company's audited consolidated balance sheets as of March 31, 1996, March 31, 1997, March 31, 1998, the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, together with the reports of Wiss & Company, LLP thereon (respectively, the "1996, 1997 and 1998 Financial Statements"). The 1996, 1997 and 1998 Financial Statements are complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of the Acquired Company and the Subsidiaries as of the respective dates thereof, and disclose all liabilities of the Acquired Company and the Subsidiaries, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

        3.5.2. Neither the Acquired Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of its tax returns by any appropriate authority, except for (a) the liabilities and obligations of the Acquired Company and the Subsidiaries that are disclosed or reserved against in the

    1998 Financial Statements or EXHIBIT 3.5.2 hereto, to the extent and in the amounts so disclosed or reserved against, and (b) liabilities incurred or accrued in the ordinary course of business since March 31, 1998, liabilities incurred in connection with the transactions referred to herein and obligations under executory contracts not in the nature of penalties or liabilities for breach or default thereunder; and (c) any other liabilities that would not individually or in the aggregate have a Material Adverse Effect on the Acquired Company.

        3.5.3. Except as disclosed in the 1998 Financial Statements or EXHIBIT 3.5.2, neither the Acquired Company nor any Subsidiary is in default with respect to any liabilities or obligations, and all such liabilities or obligations shown or reflected in the 1998 Financial Statements or EXHIBIT
    3.5.2 and such liabilities incurred or accrued subsequent to March 31, 1998 have been, or are being, paid and discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business except as indicated in EXHIBIT 3.5.2.

    3.6  TAX RETURNS.

        3.6.1. The Acquired Company and the Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all federal, state, foreign and local income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns, except where the failure to so file any such return or report would not individually or in the aggregate have a Material Adverse Effect upon the Acquired Company. The tax basis of all assets of the Acquired Company and the Subsidiaries as reflected on their books and records is correct and accurate in all material aspects. Except as described on EXHIBIT 3.6.1 neither the Acquired Company nor any Subsidiary is, nor will any of them become, subject to any additional taxes, interest, penalties or other similar charges with respect to the tax returns and reports referred to in the first sentence of this Section 3.6.1. No assessments or notices of deficiency or other communications have been received by the Acquired Company, nor have any been threatened, with respect to any such tax return that has not been paid, discharged or fully reserved in the 1998 Financial Statements or EXHIBIT 3.6.1 hereto, and no amendments or applications for refund have been filed or are planned with respect to any such return. Except as set forth on EXHIBIT 3.6.1, there are no agreements between the Acquired Company or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any tax return, and neither the Acquired Company nor any Subsidiary has filed any consent or election under the Tax Code, including, without limitation, any election under Section 341(f) of the Tax Code.

        3.6.2. Except as referred on EXHIBIT 3.6.2, neither the Acquired Company nor any Subsidiary has made any parachute payments as such term is defined in Section 280G of the Tax Code, neither is obligated to make any parachute payments, and, in connection with the transactions contemplated by this Agreement, neither is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Tax Code. Except as set forth on EXHIBIT 3.6.2, the Acquired Company is not obligated to make reimbursement or gross-up payments to any person in respect to excess parachute payments.

        3.6.3. Except as provided in EXHIBIT 3.6.3, the Acquired Company and the Subsidiaries (a) have withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of the Acquired Company and the Subsidiaries, (b) have correctly and properly prepared and duly and timely filed all returns and reports relating to those amounts withheld from their officers and employees and to their employer liability for employment taxes under the Tax Code and applicable state and local laws and (c) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment taxes.

        3.6.4. The income tax returns of the Acquired Company have been audited by the IRS for all tax years through the year ended March 31, 1996, and all taxes, deficiencies, penalties and interest relating to such tax years have been fully paid and satisfied by the Acquired Company.

        3.6.5. No issue has been raised by the IRS, any state or local taxing authority, or any other investigation or audit, that will have, or can be expected to have, a Material Adverse Effect on the Acquired Company.

        3.6.6. Except as set forth on EXHIBIT 3.6.6, the 1996, 1997 and 1998 Financial Statements include, and the accounts of the Acquired Company and the Subsidiaries will include, for all periods up to and including the Closing Date, adequate provision for all unpaid applicable taxes, assessments, fees and charges relating to the Acquired Company and the Subsidiaries.

        3.6.7. Neither the Acquired Company nor any Subsidiary is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Tax Code.

    3.7 OWNERSHIP OF ASSETS. The Acquired Company and the Subsidiaries have title to all of their respective properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options, rights of tenants or other encumbrances, except as disclosed or reserved against in EXHIBIT 3.7 or reserved against in the 1998 Financial Statements (to the extent and in the amounts so disclosed or reserved against) and except for liens arising from current taxes not yet due and payable and other immaterial liens and encumbrances. Neither the Acquired Company, nor any Subsidiary, has received any payment from a lessor or licensor in connection with or as inducement for entering into a lease or license in which the Acquired Company or a Subsidiary is a lessee or licensee, except licenses, fees and similar payment in historical amounts and in the ordinary course of business. All buildings and material items of machinery and equipment owned or leased by the Acquired Company or any Subsidiary are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Except as reserved against in the 1998 Financial Statements, the inventories of the Acquired Company and the Subsidiaries consist only of items of supplies and equipment of a quality and quantity usable in the normal course of their businesses. Neither the Acquired Company nor any Subsidiary has received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to their operations and properties, whether owned or leased. All of the accounts receivable of the Acquired Company and the Subsidiaries as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

    3.8  AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS.  Except as set forth on
EXHIBIT 3.8 hereto, the execution and delivery of this Agreement by the Acquired Company does not, and the consummation of all of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Certificate of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company or any Subsidiary or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any Material Contract, or any order, judgment or decree to which the Acquired Company or any Subsidiary is a party or is bound or by which the Acquired Company's or any Subsidiaries' assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Acquired Company, any Subsidiary or any assets, properties or operations of the Acquired Company or any Subsidiary in connection with the execution and delivery by the Acquired Company of this Agreement or the consummation of the transactions contemplated hereby.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on EXHIBIT 3.9, since March 31, 1998, the Acquired Company and each of the Subsidiaries has operated in the ordinary course of business and there has not been (i) any material damage, destruction or other casualty loss with respect to property owned or leased by the Acquired Company or any of the Subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other labor trouble involving the Acquired Company or any of the Subsidiaries; (ii) any increase in dividends or employee compensation or benefits payable by the Acquired Company, except for normal increases in compensation consistent, in amounts and timing, with historical practices; (iii) any change in accounting methods; or (iv) any transaction, commitment, dispute or other event or condition that has individually or in the aggregate resulted in any Material Adverse Effect in respect of the Acquired Company.

    3.10 LITIGATION. Except as otherwise set forth in EXHIBIT 3.10 hereto, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the knowledge of the Acquired Company, threatened against or affecting the Acquired Company or any Subsidiary that would individually or in the aggregate have a Material Adverse Effect on the Acquired Company, and, to the knowledge of the Acquired Company, there exists no reasonable basis or grounds for any such suit, action, arbitration, proceeding, claim or investigation.

    3.11 LICENSES AND PERMITS; COMPLIANCE WITH LAW. The Acquired Company and the Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses and the use of their respective assets, except for such licenses, certificates, permits, franchises and rights the absence of which would not individually or in the aggregate have a Material Adverse Effect on the Acquired Company. Except as noted in EXHIBIT 3.11, and except for any matters which will not have a Material Adverse Effect in respect of the Acquired Company, the Acquired Company and the Subsidiaries presently are conducting their respective businesses so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, the Acquired Company and the Subsidiaries are not presently charged with, or to their knowledge under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to the knowledge of the Acquired Company, threatened adverse proceeding by any regulatory authority having jurisdiction over their respective businesses, properties or operations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by the Acquired Company or any Subsidiary, and all such licenses, certificates, permits, franchises and rights will inure to the benefit of the Surviving Corporation after the consummation of the transactions contemplated by this Agreement.

    3.12 CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. EXHIBIT 3.12 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (identified by title, date and parties)(whether oral or written) to which the Acquired Company or any Subsidiary is a party that involve a receipt or an expenditure by the Acquired Company or any Subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Acquired Company or any Subsidiary, which in each case relates to a contract, agreement, commitment or instrument that requires payments or provides for receipts in excess of $500,000 per year, which contracts comprise the substantial majority of the revenues and activities of the Acquired Company's business. EXHIBIT 3.12 also identifies (identified by title, date and parties)(whether oral or written) all:

        3.12.1. contracts, agreements, commitments or other instruments in effect with any customer of the Acquired Company or any Subsidiary, including without limitation all management agreements, data processing agreements, consulting services agreements, software license agreements or other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements, which require payments or provide for receipts in excess of $500,000 per year (hereinafter referred to as the "Customer Contracts" and identified as such on EXHIBIT 3.12);

        3.12.2. leases, rental agreements or other contracts or commitments affecting the ownership or leasing of, title to or use of any interest in real or personal property with payments equal to or greater than $20,000 per month and all maintenance or service agreements relating to any real or personal property with payments equal to or greater than $20,000 per month;

        3.12.3. contracts or commitments providing for payments based in any manner upon the sales, purchases, receipts, income or profits of the Acquired Company or any Subsidiary;

        3.12.4. franchise agreements, marketing agreements or royalty agreements (and with respect to each such agreement, EXHIBIT 3.12 sets forth the aggregate royalties or similar payment paid or payable thereunder by the Acquired Company or any Subsidiary as of the date hereof);

        3.12.5. employment contracts or arrangements regarding employees or independent contractors (including without limitation any standard form contracts such as employee nondisclosure agreements), or for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions.
    EXHIBIT 3.12 also includes a listing of all such agreements, if any, for which the standard form was materially or substantially modified or materially or substantially altered, and any contracts that are not in the standard form. Other than the standard form agreements listed on EXHIBIT 3.12, those listed variations from the standard form agreements and those listed agreements that are not in the standard form, there are no other agreements of the type referred to in this Section 3.12.5;

        3.12.6. contracts, agreements, understandings or arrangements restricting the Acquired Company or any Subsidiary from carrying on its business anywhere in the world;

        3.12.7. instruments or arrangements evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise providing for payments in excess of $20,000 per month;

        3.12.8. joint product development agreement with any party other than the Purchaser, other than Customer Contracts; and

        3.12.9. contracts or agreements with vendors of material equipment purchased by the Acquired Company or appointing the Acquired Company as a reseller of equipment, other than purchase orders in the ordinary course of business.

    The contracts, agreements, commitments and other instruments listed or required to be listed on EXHIBIT 3.12 or listed on an Exhibit referred to in
Section 3.14 hereof are herein referred to as the "Material Contracts."

    All the Material Contracts are valid and binding upon the Acquired Company or the applicable Subsidiary and to the knowledge of the Acquired Company the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally and general principles of equity relating to the availability of equitable remedies. None of the Acquired Company, the applicable Subsidiary and, to the knowledge of the Acquired Company, any other party to any Material Contract has breached any provision of, or is in default under, the terms thereof; and there are no existing facts or circumstances that would prevent the work in process of the Acquired Company or any Subsidiary or their Material Contracts from maturing upon performance by the Acquired Company or the applicable Subsidiary into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on EXHIBIT 3.12, there are no contracts or commitments that require the performance of services or provision of goods by the Acquired Company at a direct cost or with a value for each such contract or commitment in excess of the revenue to be derived pursuant to the terms of such contract or commitment. Except for terms specifically described in EXHIBIT 3.12, neither the Acquired Company nor any Subsidiary has received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by such Acquired Company or Subsidiary consistent with amount historically charged for such services.

    3.13 CERTAIN REGULATORY MATTERS. The Acquired Company's business is not subject to the Fair Debt Collection Practices Act.

    3.14  INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

        3.14.1.  EXHIBIT 3.14.1 hereto sets forth a complete and correct list of
    (i) all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patent and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the same and a description of the same) applicable to or used in the businesses of the Acquired Company or any Subsidiary; (ii) the owner of such intellectual property and any registration thereof or application therefor; and (iii) a complete list of all licenses granted by or to the Acquired Company or any Subsidiary with respect to any of the above (identified by title, date and parties). All such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Acquired Company or a Subsidiary free and clear of all liens, claims, security interests and encumbrances. Except as set forth on EXHIBIT 3.14.1, neither the Acquired Company nor any Subsidiary is currently in receipt of any notice of any violation of, and neither the Acquired Company nor any Subsidiary is violating, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

        3.14.2(i) EXHIBIT 3.14.2(I) contains a complete and accurate list of all Owned Software, which list specifies which of the Acquired Company and the Subsidiaries is the owner thereof. Except as set forth on EXHIBIT 3.14.2(I), the Acquired Company or one of the Subsidiaries has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on
    EXHIBIT 3.14.2(I) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. No Owned Software has been published or disclosed to any other parties, except as set forth on EXHIBIT 3.14.2(I), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of the Acquired Company, no such other party has breached any such obligation of confidentiality.

        3.14.2(ii) EXHIBIT 3.14.2(II) contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Acquired Company or any Subsidiary is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"), and identifies by title, date and party, the license or other agreement by which such right to use has been obtained, and the duration or term thereof. The Acquired Company and any Subsidiary utilizing such Licensed Software has the right and license to use, sublicense, modify and copy Licensed Software as set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Acquired Company or any Subsidiary, free of any other limitations or encumbrances, and the Acquired Company and each of the Subsidiaries are in full compliance with all applicable provisions of such agreements. Except as disclosed on EXHIBIT 3.14.2(II), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Neither the Acquired Company nor any Subsidiary has published or disclosed any Licensed Software to any other party except, in the case of Licensed Software that the Acquired Company or a Subsidiary leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom the Acquired Company or a Subsidiary has disclosed Licensed Software has, to the knowledge of the Acquired Company, breached such obligation of confidentiality.

        3.14.2(iii) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Acquired Company and the Subsidiaries (collectively, the "Acquired Company Software"). EXHIBIT 3.14.2(III) sets forth a list of all contract programmers, independent contractors, nonemployee agents and persons or other entities (other than employees) who have performed, within the last three (3) years, computer programming services for the Acquired Company or any Subsidiary and identifies all contracts and agreements pursuant to which such services were performed. Except as set forth on EXHIBIT 2.6, the transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Acquired Company Software or impair Purchaser's, the Acquired Company's or any Subsidiary's ability to use the Acquired Company Software in the same manner as such computer software is currently used by the Acquired Company or the Subsidiaries. Neither the Acquired Company nor any Subsidiary is infringing any intellectual property rights of any other person or entity with respect to the Acquired Company Software, and, to the knowledge of the Acquired Company, no other person or entity is infringing any intellectual property rights of the Acquired Company or any Subsidiary with respect to the Acquired Company Software.

        3.14.2(iv) EXHIBIT 3.14.2(IV)(A) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has been granted rights to market software owned by third parties, and EXHIBIT 3.14.2(IV)(B) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has granted marketing rights in the Acquired Company Software to third parties.

        3.14.2(v) None of the Acquired Company and the Subsidiaries has taken or failed to take any actions under the law of any applicable foreign jurisdictions where the Acquired Company or a Subsidiary has marketed or licensed Acquired Company Software that would restrict or limit the ability of the Acquired Company or any Subsidiary to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance, the Acquired Company Software.

    3.15 LABOR MATTERS. Except as set forth on EXHIBIT 3.15, within the last three (3) years neither the Acquired Company nor any Subsidiary has been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Acquired Company, threatened to be called against any of them. Neither the Acquired Company nor any Subsidiary has violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices. EXHIBIT 3.15 sets forth a true, correct and complete list of employer loans or advances from the Acquired Company and each Subsidiary to their respective employees. The Acquired Company and all Subsidiaries are in compliance in all material respects with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws").

    3.16  BENEFIT PLANS.

        3.16.1. EXHIBIT 3.16.1 lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan; any medical, vision, dental or other health plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; any payroll practice; any other written or unwritten employee program, arrangement or understanding; commitments or methods of contribution or compensation (whether arrived at through collective bargaining or otherwise), whether formal or informal, and whether funded or unfunded; including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA; that is currently or previously adopted, maintained, sponsored in whole or in part, or contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant of the Acquired Company or any ERISA Affiliate of the Acquired Company or under (or in connection with) which the Acquired Company or an ERISA Affiliate of the Acquired Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans that is an "employee pension benefit plan," or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

        3.16.2. EXHIBIT 3.16.1 also lists, with respect to all Benefit Plans listed in EXHIBIT 3.16.1: (a) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, and (c) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications that are currently applicable with respect to such Benefit Plans. Contemporaneous with the delivery of the Exhibits to this Agreement, the Acquired Company has delivered a true and complete copy of each such Benefit Plan, agreement, most recent IRS letter or ruling, opinion, return, financial statement and summary plan description described in Sections 3.16.1 or 3.16.2 hereof, certified as such by the Chief Financial Officer of the Acquired Company, together with the annual report (Form 5500 Series) for the two most recent plan years for any Benefit Plan subject to such reporting requirements.

        3.16.3. Except as indicated in EXHIBIT 3.16.3, all the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in compliance in all material respects with the provisions of ERISA, all applicable provisions of the Tax Code relating to qualification and tax exemption under Tax Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations, and the Acquired Company has not received any notice from any governmental agency or instrumentality questioning or challenging such compliance. Except as indicated in EXHIBIT 3.16.3, any noncompliance or failure properly to maintain, operate or administer a Benefit Plan or related trust has not rendered nor will render (i) such Benefit Plan or related trust or the Parent, Purchaser or Acquired Company subject to or liable for any material taxes, penalties, or liabilities to any Person; (ii) the Benefit Plan subject to disqualification; or (iii) the trust subject to loss of tax-exempt status.

        3.16.4. None of the Acquired Company, any of the Subsidiaries, and, to the knowledge of the Acquired Company, any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Acquired Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No material oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of the Acquired Company prior to the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any claim.

        3.16.5. Except as indicated in EXHIBIT 3.16.5, all annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate. Except as indicated in EXHIBIT 3.16.5, all annual reports (Form 5500 series) required to be filed with respect to any Benefit Plan have been or will be timely filed.

        3.16.6. No non-exempt "prohibited transaction" (within the meaning of Section 4975(c) of the Tax Code) involving any Benefit Plan has occurred. None of the assets of any ERISA Plan is an "employer security" (within the meaning of Section 407(d)(1) of ERISA) or "employer real property" (within the meaning of Section 407(d)(2) of ERISA).

        3.16.7. Each Benefit Plan that is or has been an "employee pension benefit plan" as defined in Section 3(2) of ERISA is a defined contribution plan qualified under Section 401(a) of the Tax Code and its related trust is exempt from tax under Section 501(a) of the Tax Code (a "Qualified Plan"), and no circumstances exist that could result in disqualification of any Qualified Plan or loss of tax-exempt status for its related trust. No Qualified Plan (nor any predecessor to a Qualified Plan) has ever been subject to the provisions of Title IV of ERISA or to the minimum funding standards of Section 412 of the Tax Code.

        3.16.8. As of December 31, 1997, the Acquired Company had no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan that was not reflected in the 1998 Financial Statements.

        3.16.9. The Acquired Company does not maintain any Benefit Plan providing deferred or stock based compensation that is not reflected in the 1998 Financial Statements.

        3.16.10. Except as set forth in EXHIBIT 3.16.10, neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Tax Code Section 4980B.

        3.16.11. Except as set forth in EXHIBIT 3.16.11, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Acquired Company or any of the Subsidiaries to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

        3.16.12. EXHIBIT 3.16 also lists, with respect to all Benefit Plans listed in EXHIBIT 3.16.1: (a) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, and (c) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Benefit Plans. Contemporaneous with the delivery of the Exhibits to this Agreement, the Acquired Company has delivered a true and complete copy of each such Benefit Plan, agreement, most recent IRS letter or ruling, opinion, return, financial statement and summary plan description described in Sections 3.16.1 or 3.16.2 hereof, certified as such by the Chief Financial Officer of the Acquired Company, together with the annual report (Form 5500 Series) for the two most recent plan years for any Benefit Plan subject to such reporting requirements.

        3.16.13. The Acquired Company has obtained from each of those persons listed on EXHIBIT 6.11(A) an executed Covenant Not to Compete in the form of
    EXHIBIT 6.11(B), and from each of those persons listed on EXHIBIT 6.14(A) an executed Voting Agreement in the form of EXHIBIT 6.14(B).

    3.17 CUSTOMERS. None of the Acquired Company and the Subsidiaries has received any notice from, or has any knowledge that, any customer of the Acquired Company or any Subsidiary with whom the Acquired Company or such Subsidiary has a Material Contract as of December 31, 1997 or any date subsequent thereto has taken or will take any steps that could disrupt the business relationship of the Acquired Company or the Subsidiaries with such customer in any material respect, including without limitation any cancellation of contract, diminution of business or failure to renew, or any intention to do any of the foregoing. None of the Acquired Company, any Subsidiary, any director, officer, agent, employee, or other Person associated with or acting on behalf of the Acquired Company or any Subsidiary has, directly or indirectly (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful payment to domestic or foreign government officials or employees, or to domestic or foreign political parties or campaigns, from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (v) made any false or fictitious entry on the books or records of Acquired Company or any Subsidiary; (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vii) given any favor or gift which is not deductible for federal income tax purposes; or (viii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The Acquired Company and the Subsidiaries have complied in all material respects with all applicable statutes, ordinances, rules, regulations and orders relating to seeking, bidding, obtaining, performing under or otherwise complying with, contracts with governmental and quasi-governmental authorities, agencies or other entities.

    3.18 ENVIRONMENTAL MATTERS. Except as set forth in EXHIBIT 3.18, no real property now or previously owned, leased or used by the Acquired Company or any Subsidiary (the "Real Property") has been used by the Acquired Company or any Subsidiary or, to the knowledge of the Acquired Company, any other party for the handling, treatment, storage or disposal of any Hazardous Substance. Except as set forth in EXHIBIT 3.18, no release, discharge, spillage or disposal into the environment of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property (a) by virtue of the actions or failure to act of any of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party. Except as set forth in EXHIBIT 3.18, the Acquired Company and all Subsidiaries have complied in all material respects with all reporting requirements under any applicable federal, state or local environmental laws and any permits with respect to the Real Property, and there are no existing violations by the Acquired Company or any Subsidiary of any such environmental laws or permits with respect to the Real Property which individually or in the aggregate could have a Material Adverse Effect on the Acquired Company. Except as set forth in EXHIBIT 3.18, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or to the Acquired Company's knowledge threatened (1) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (2) otherwise against the Acquired Company or any Subsidiary, in any court or before any state, federal or other governmental agency or private arbitration tribunal and, to the knowledge of the Acquired Company, there is no basis for any such claim, action, suit, proceeding or investigation (i) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or
(b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (ii) otherwise against the Acquired Company or any Subsidiary. Except as disclosed on EXHIBIT 3.18, to the knowledge of the Acquired Company or any Subsidiary, there are no underground storage tanks on the Real Property. To the knowledge of the Acquired Company, no building or other improvement included in the Real Property contains any exposed or friable asbestos or any asbestos-containing materials, and such buildings and improvements are free from radon contamination. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree, including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET. SEQ. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ., and petroleum, petroleum products and oil.

    3.19 INSURANCE. Set forth in EXHIBIT 3.19 is a complete list of all material insurance policies that the Acquired Company and the Subsidiaries maintained with respect to its businesses, properties or employees within the preceding thirty-six (36) months. Except as set forth in EXHIBIT 3.19, such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Such policies are adequate to insure against risks to which the Acquired Company, and any Subsidiaries and their respective properties and assets are exposed in the operation of their respective businesses in such amounts and types of coverage as are commercially reasonable and are consistent with practices in the industry in which the Acquired Company and the Subsidiaries operate. Since January 1, 1996, the Acquired Company has not (i) had any material insurance policies terminated or not renewed by the insurance company; or (ii) been required to pay in excess of 125% of the premium then in effect to renew any material insurance policy.

    3.20  RELATED PARTIES.

    (a) Except as set forth in EXHIBIT 3.20, no stockholder owning greater than a five-percent (5%) interest in the Acquired Company, and no officer or director or member of the immediate family of such officer or director, and to the knowledge of the Acquired Company no affiliate or member of the immediate family of any such affiliate of the Acquired Company or any Subsidiary possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company or any Subsidiary (except as a stockholder holding less than a one-percent 1% interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

    (b) The Acquired Company has provided to each of its "affiliates" as identified in Section 2.4 copies of the Rule 145 Letters and Pooling Letters and obtained their written agreement (delivered herewith to Parent) to enter into the same as of the dates indicated in Section 2.4

    3.21 INFORMATION. The Acquired Company has made accessible to Purchaser or Parent each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC since January 1, 1997, including, without limitation, (a) the Acquired Company's Annual Report on Form 10-K for the year ended March 31, 1997, including all documents incorporated therein, (b) the Acquired Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 1997, and (c) all Reports of Acquired Company on Form 8-K since December 31, 1997 (collectively, the "Acquired Company Reports"). As of the date of this Agreement, the Acquired Company Reports, taken together with information previously furnished by the Acquired Company to Parent or Purchaser, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.21, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company together with the Subsidiaries, taken as a whole.

    3.22 POOLING OF INTERESTS. The Acquired Company is not aware of any facts or circumstances in respect of it or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

    3.23 EXHIBITS. All Exhibits attached hereto are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except to the extent that such Exhibits may be untrue, incorrect or incomplete due to changes occurring due to the operation of the Acquired Company and the Subsidiaries in the ordinary course, which shall not individually or in the aggregate have a Material Adverse Effect. Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed on such Exhibit and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

    3.24 DISCLOSURE. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished or required to be furnished to Purchaser pursuant to the provisions hereof contains, or will at the time it is furnished contain, any untrue statement of any material fact or omits or omit to state any material fact necessary to make the statements herein or therein not false or misleading. As used in this Section, "material" means material to the financial condition, business, properties, rights or operations of the Acquired Company and its Subsidiaries, taken as a whole.

    3.25 NO SPECIAL STOCKHOLDER RIGHTS. Except as set forth in Exhibit 3.25, the Acquired Company has no agreement with any individual or entity that grants such person any rights as a stockholder of Acquired Company Stock that are in addition to such holder's rights under the Acquired Company's Certificate of Incorporation or Bylaws (including, without limitation, registration rights, preemptive rights, put rights, rights of co-sale or rights to Board representation).

IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.

    Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company as follows:

    4.1 ORGANIZATION AND STANDING. Each of Purchaser and Parent is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

    4.2 CORPORATE POWER AND AUTHORITY. Each of Purchaser and Parent has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. The execution, delivery and performance by Purchaser and Parent of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by their respective Boards of Directors (or Executive Committees thereof). No approval of the stockholders of either Parent or Purchaser is required to consummate the Merger. Assuming this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith are valid and legally binding on the Acquired Company, this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser and Parent as applicable, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

    4.3 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement by Purchaser and Parent do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser or of Parent, and, except as set forth on EXHIBIT 4.3, violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser or Parent is a party or is bound or by which any of their respective assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act, applicable Blue Sky laws, and as set forth on EXHIBIT 4.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser or Parent or any assets, properties or operations of Purchaser or Parent in connection with the execution and delivery by Purchaser and Parent of this Agreement or the consummation of the transactions contemplated hereby.

    4.4 RESERVATION OF SHARES. Purchaser will, prior to the Merger, in accordance with the terms thereof, have available shares of Parent Stock sufficient to complete the Merger. The shares of Parent Stock will upon issuance in the Merger, be validly issued, fully paid and non-assessable.

    4.5 INFORMATION. Parent has made available to the Acquired Company each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange Commission since January 1, 1997, including, without limitation, (a) Parent's Annual Report on Form 10-K for the year ended December 31, 1997, including all documents incorporated therein, (b) Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and (c) Reports of Parent on Form 8-K since March 31, 1998 (collectively, the "Parent Reports"). As of the date of this Agreement, the Parent Reports, taken together with information previously furnished by Parent to the Acquired Company, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the financial condition, results of operations, business, assets or properties of Parent together with its subsidiaries (including Purchaser), taken as a whole.

    4.6 CAPITALIZATION. The entire authorized capital stock of the Parent consists of 1,001,000,000 shares of stock, of which 1,000,000,000 shares are designated Common Stock, par value of $0.05 per share, and 1,000,000 shares are designated as Preferred Stock, without par value. Of the total authorized Common Stock, as of June 30, 1998, four hundred thirty million seven hundred seventy-six thousand one hundred twenty-five (430,776,125) shares were issued and outstanding and no shares were held in the Parent's treasury. Of the total authorized Preferred Stock, no shares have been issued. As of June 30, 1998, there were options outstanding entitling the optionees thereunder, to acquire in the aggregate approximately twenty-four million one hundred ninety thousand and four hundred seventy-four (24,190,474) shares of the Parent Stock. All of the outstanding shares of Parent Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) where duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Parent is entitled to or subject to preemptive rights.

V. CONDITIONS PRECEDENT TO RESPECTIVE OBLIGATIONS OF THE PARTIES.

    The obligations of Purchaser and Parent, on the one hand, and of the Acquired Company, on the other hand, to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, any one or more of which may be waived in writing by such parties.

    5.1 ACTIONS OF GOVERNMENTAL AUTHORITIES. There shall not have been instituted or be pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, and Purchaser, Parent or the Acquired Company shall not have been notified by any such government, governmental authority or agency (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, that (i) challenges the acquisition by Purchaser or Parent of the Acquired Company Stock, restrains or prohibits or seeks to restrain or prohibit the making or consummation of the Merger or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement; (ii) prohibits or limits or seeks to prohibit or limit the ownership or operation by Purchaser or Parent of all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries or compels or seeks to compel Purchaser or Parent to dispose of or to hold separate all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries, or imposes or seeks to impose any material limitation on the ability of Purchaser or Parent to conduct such business or to own such assets; or (iii) imposes or seeks to impose limitations on the ability of Purchaser or Parent (or any other affiliate of Purchaser) to acquire or hold or to exercise full rights of ownership of the Surviving Corporation, including, but not limited to, the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation.

    5.2 OTHER LEGAL ACTIONS. There shall not have been any statute, rule, regulation, order or injunction enacted, promulgated, entered, enforced, deemed applicable to the Merger or this Agreement or proposed by any government, governmental authority or agency or court, domestic or foreign, and no claim or action shall have been instituted by any Person before a court, government or governmental authority or agency, that could be reasonably expected to result in any of the consequences referred to in clauses (i) through (iii) of Section 5.1 above.

    5.3 LEGAL APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and the waiting period under the HSR Act shall have expired or have been terminated.

    5.4 STOCKHOLDER APPROVAL. This Agreement and the Merger and any related matters shall have been adopted and approved by the affirmative vote or written consent of the holders of the outstanding shares of Acquired Company Stock by the vote or written consent required by, and in accordance with, the Delaware Code.

    5.5 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing. The shares of Parent Stock to be issued or sold pursuant to the Registration Statement shall have been registered for issuance under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

    5.6 NASDAQ APPROVAL. The Parent Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq Stock Market, Inc.

    5.7 FAIRNESS OPINION. The Acquired Company shall have received an opinion dated as of the date of the mailing of the proxy statement/prospectus included within the Registration Statement to the stockholders of the Acquired Company from Volpe Brown Whelan & Company, LLC, its financial advisor, confirming the opinion referred to in Section 3.2.3 hereof.

VI. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT.

    In addition to the conditions set forth in Article V above, all the obligations of Purchaser and Parent to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition and may be waived by Purchaser or Parent (which action shall be deemed a waiver by both Purchaser and Parent), in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by either Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to Closing.

    6.1 REPRESENTATIONS OF ACQUIRED COMPANY. All representations and warranties of the Acquired Company contained in this Agreement (except as affected by the transactions contemplated by this Agreement), in the statements contained in the Exhibits hereto or in any certificate delivered by the Acquired Company pursuant to this Agreement shall be true and correct when made, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, in each case as if none of such representations and warranties contained any qualifications as to materiality or the absence of Material Adverse Effect, provided, however, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties, after giving effect to the foregoing, do not individually or in the aggregate constitute a Material Adverse Effect on the Acquired Company.

    6.2 COVENANTS OF ACQUIRED COMPANY. The Acquired Company shall have, or caused to be, performed and observed all covenants, agreements and conditions hereto to be performed or observed at or before the Closing Date.

    6.3 CHANGE TO ACQUIRED COMPANY. Since the date of this Agreement there shall not have been any change or changes in the business, properties, rights or operations of the Acquired Company or its Subsidiaries, which individually or in the aggregate constitute a Material Adverse Effect on the Acquired Company, except for the matters specifically disclosed on EXHIBIT 6.3.

    6.4 CERTIFICATE. Purchaser shall have received a certificate of the Chairman of the Acquired Company, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.1 through 6.3 above. In addition, Parent shall have received both a certificate dated as of the effective date of the Registration Statement and a certificate dated as of the Closing Date certifying that the covenants set forth in Sections 2.3.1 and 2.3.2 hereof have been performed and that the representations set forth in Sections 3.21 and 3.24 hereof are true and correct as of such dates.

    6.5 OPINION OF ACQUIRED COMPANY'S COUNSEL. Purchaser and Parent shall have received an opinion of counsel for the Acquired Company in substantially the form set forth in EXHIBIT 6.5.

    6.6 TAX OPINION. Purchaser and Parent shall have received an opinion from their counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of
EXHIBIT 6.6 hereto.

    6.7 AFFILIATES AND PRINCIPAL STOCKHOLDERS. Purchaser and Parent shall have received the Rule 145 Letters and the Pooling Letters from the persons and at the times specified in Section 2.4.

    6.8 ADDITIONAL INSTRUMENTS. The Acquired Company shall have delivered to Purchaser or Parent certified copies of resolutions duly adopted by the Acquired Company's Board of Directors and stockholders, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as Parent and Purchaser reasonably deem to be necessary to enable the Merger to be consummated as provided in this Agreement. All other proceedings in connection with the Merger and the other transactions contemplated hereby, and all instruments, consents, waivers, approvals, endorsements and documents referred to hereunder or otherwise incident to such transactions, shall have been obtained and be reasonably satisfactory in form and substance to Parent and Purchaser and their counsel, including, without limitation, those consents, waivers and approvals referred to in Section 2.9 hereof.

    6.9 ACCOUNTANTS' POOLING LETTERS. Parent shall have received letters from Wiss & Company, LLP and Arthur Andersen LLP, dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Parent advising it, as set forth in Section 2.3.2 hereof, that the Merger may be accounted for as a pooling of interests, which letters shall be substantially in the form of EXHIBITS 2.3.2(A) and 2.3.2(B), respectively.

    6.10 ACCOUNTANT'S COMFORT LETTERS. Purchaser and Parent shall have received letters from Wiss & Company, LLP dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Purchaser and Parent, containing such matters as are customarily contained in auditors' letters regarding the Acquired Company Information provided expressly for inclusion in such Registration Statement, and in form and substance reasonably satisfactory to Parent.

    6.11 COVENANTS NOT TO COMPETE. Purchaser shall have received from each of those persons listed on EXHIBIT 6.11(A) hereto, originals of the Covenants Not to Compete in the form of EXHIBIT 6.11(B) hereto ("Covenants Not to Compete"), which were executed contemporaneously with this Agreement, and such Covenants Not to Compete shall be in full forth and effect.

    6.12 EMPLOYEE AGREEMENTS. The Acquired Company shall have obtained from substantially all of its employees executed "Employee Agreements," to be effective as of the Closing Date, in the form customarily used by Purchaser (which has been furnished to Acquired Company) relating to non-disclosure, inventions and similar matters.

    6.13 FEE LIMITATION. The only fees and expenses to any investment banking firm or similar entity that will be incurred by Acquired Company in connection with the transaction with Parent and Purchaser will be the fees and expenses of Volpe Brown Whelan & Company, LLC which shall be consistent with engagement letter dated June 12, 1998 attached hereto as EXHIBIT 6.13.

    6.14 VOTING AGREEMENTS. Purchaser and Parent shall have received from the stockholders of the Company identified on EXHIBIT 6.14(A) hereto, originals of the Voting Agreements in the form of EXHIBIT 6.14(B) hereto (the "Voting Agreements"), which were executed contemporaneously with this Agreement and such Voting Agreements shall be in full force and effect.

    6.15 OTHER AGREEMENTS. The agreements and rights listed on EXHIBIT 3.25 and which are indicated will be terminated shall have been so terminated. In addition, prior to the filing of the Registration Statement, the holders of the Warrants shall have entered into agreements clarifying the treatment of the Warrants in the Merger on terms and conditions satisfactory to Purchaser and Parent, and the US Servis, Inc. Amended 1994 Stock Option Plan for Non-Employee Directors shall have been amended to eliminate therefrom any cash payments to the holders of options thereunder.

VII. FURTHER CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY.

    In addition to the conditions set forth in Article V above, all the obligations of the Acquired Company to consummate the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of the Acquired Company and may be asserted by the Acquired Company regardless of the circumstances giving rise to any such condition and may be waived by the Acquired Company, in whole or in part, at any time and from time to time, in the sole discretion of the Acquired Company for purposes of consummating the transactions contemplated herein. The failure by the Acquired Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to Closing.

    7.1 REPRESENTATIONS OF PURCHASER AND PARENT. All representations and warranties made by Purchaser and Parent in this Agreement (except as affected by the transactions contemplated by this Agreement) shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

    7.2 COVENANTS OF PURCHASER AND PARENT. Purchaser and Parent shall have, or caused to be, performed and observed in all respects all covenants, agreements and conditions hereof to be performed or observed by them at or before the Closing Date.

    7.3 CERTIFICATE. The Acquired Company shall have received a certificate of the President of each of Parent and Purchaser, dated as of the Closing Date, certifying as to the matters set forth in Sections 7.1 and 7.2 above.

    7.4 OPINION OF PARENT'S AND PURCHASER'S COUNSEL. The Acquired Company shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Parent and Purchaser, dated as of the Closing Date, in the form set forth in EXHIBIT 7.4.

    7.5 TAX OPINION. The Acquired Company shall have received for the benefit of its stockholders an opinion from its tax counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of EXHIBIT 7.5 hereto.

VIII. CLOSING.

    8.1 TIME AND PLACE OF CLOSING. Unless another place or date is agreed to in writing by the Acquired Company and Purchaser, the Closing shall be held at the offices of Jones, Day, Reavis & Pogue, 3500 One Peachtree Center, 303 Peachtree Street N.E., Atlanta, Georgia 30308-3242, commencing at 10:00 a.m. Eastern Time, within two (2) business days of the last to occur of (i) the expiration or termination of the waiting period under the HSR Act, (ii) the Merger having been approved by the stockholders of the Acquired Company pursuant to the Delaware Code and (iii) the satisfaction or waiver of the other conditions set forth in Articles V, VI and VII. (The actual date of the Closing is referred in this Agreement as the "Closing Date.")

    8.2 TRANSACTIONS AT CLOSING. At the Closing, each of the following transactions shall occur:

        8.2.1. THE ACQUIRED COMPANY'S PERFORMANCE. At the Closing, the Acquired Company shall deliver to Purchaser and Parent, the following:

           (a) copies of the consents and waivers described in Section 2.9;

           (b) satisfactory evidences of the approvals described in Section 5.4;

           (c) the certificates described in Section 6.4 to be delivered on the Closing Date;

           (d) certificates of compliance or certificates of good standing of the Acquired Company and of the Subsidiaries, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of their respective incorporation and any other jurisdiction that is set forth in EXHIBIT 3.1 hereto;

           (e) certified copies of resolutions of the Board of Directors and stockholders of the Acquired Company approving the transactions set forth in this Agreement;

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
           (f) certificates of incumbency for the officers of the Acquired Company;

           (g) resignations of each trustee of each Benefit Plan;

           (h) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by the Acquired Company;

           (i) the opinion of counsel for the Acquired Company, referenced in
       Section 6.5;

           (j) the tax opinion described in Section 6.6;

           (k) the Rule 145 Letters and Pooling Letters described in Section
       2.4;

           (l) the letters described in Section 2.13 hereof;

           (m) the letters described in Section 2.3.2 hereof;

           (n) the letters from Wiss & Company, LLP to be delivered by the Closing Date as described in Section 6.9;

           (o) each of the Covenants Not to Compete fully executed and delivered;

           (p) the executed Employee Agreements described in Section 6.12;

           (q) each of the Voting Agreements fully executed and delivered; and

           (r) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Acquired Company by this Agreement, at or prior to the Closing, as Purchaser, Parent or their counsel may reasonably require.

        8.2.2. PERFORMANCE BY PURCHASER AND PARENT. At the Closing, Purchaser or Parent, as appropriate, shall deliver to the Acquired Company the following:

           (a) the certificate described in Section 7.3;

           (b) certificates of incumbency of the officers of Purchaser and of Parent who are executing this Agreement and the other documents contemplated hereunder;

           (c) certified copies of resolutions of the Boards of Directors of each of Purchaser and Parent (or Executive Committees thereof) approving the transactions set forth in this Agreement;

           (d) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by Purchaser;

           (e) the opinion of counsel for Purchaser and Parent referenced in
       Section 7.4; and

           (f) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser and of Parent by this Agreement at or before the Closing as the Acquired Company or its counsel may reasonably require.

IX. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    9.1 Except for the covenants contained in Sections 2.1.6, 2.1.7, 2.1.10, 2.2.2, 2.3.6, 2.3.8, 2.13, 2.14, 2.15 and 11.5, all representations, warranties and agreements of the parties in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Covenants Not To Compete) shall not survive the Closing, and thereafter no party hereto and no officer, director or employee of any such party shall have any liability whatsoever with respect to any such representation, warranty or agreement except for liabilities arising from fraud, willful misconduct or criminal acts.

X. TERMINATION.

    10.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article II hereof, and (b) expenditures and obligations incurred and to be incurred by Purchaser and Parent, on the one hand, and by the Acquired Company, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

        10.1.1. By the mutual consent of the Boards of Directors of the Acquired Company and Parent, notwithstanding prior approval by the stockholders of any or all of such corporations;

        10.1.2. By the Board of Directors of the Parent in accordance with its rights under Section 10.3;

        10.1.3. By the Board of Directors of the Acquired Company after November 15, 1998, if any of the conditions set forth in Articles V and VII hereof, to which the Acquired Company's obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of it or the Subsidiaries;

        10.1.4. By Purchaser after November 15, 1998, if any of the conditions set forth in Articles V and VI hereof, to which the obligations of Purchaser and Parent are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser or Parent.

        10.1.5. By the Board of Directors of the Acquired Company if in the exercise of its good faith determination, as set forth in Section 2.11, as to its fiduciary duties to the Acquired Company's stockholders imposed by law, the Board of Directors of the Acquired Company decides that such termination is required.

        10.1.6. By the Board of Directors of Parent or the Acquired Company, if the Market Value of the Parent Stock is less than $23.50 per share.

    10.2  EFFECT OF TERMINATION.

        10.2.1. Except as provided in Section 10.2.2, and except as provided in the immediately succeeding sentence, in the event of a termination of this Agreement pursuant to Section 10.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any termination of this Agreement, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder.

        10.2.2. In the event this Agreement is terminated by the Acquired Company in accordance with Section 10.1.5, or by the Parent, Purchaser or Acquired Company in accordance with Section 10.1.3 or 10.1.4 by reason of the failure of the condition set forth in Section 5.4 hereof, then the Acquired Company shall promptly pay (i) all reasonable costs and expenses of Purchaser and Parent incurred in connection with the negotiation and performance of this Agreement including without limitation fees and expenses of counsel, fees and expenses of independent public accountants, printing expenses and registration fees up to a maximum amount of $500,000 and (ii) to Purchaser a fee in the amount of $2,000,000. In the case of any termination of this Agreement under this Section 10.2.2 and provided the Acquired Company has not breached any of the covenants provided for in
    Section 2.1.8 or 2.11 hereof, payment of the amount specified in the preceding sentence shall constitute liquidated damages and shall be the sole and exclusive remedy of Parent and Purchaser for any and all damages arising under or in connection with this Agreement, and, upon payment of the amount specified in the preceding sentence, neither the Acquired Company nor any officers, directors, employees, agents, representatives or stockholders of the Acquired Company shall have any liability or further obligation to the Parent or the Purchaser under or in connection with this Agreement or any such termination hereof.

    10.3 RISK OF LOSS. The Acquired Company retains all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement up to the Effective Time. If the condemnation, destruction, loss, or damage is such that the business of the Acquired Company and the Subsidiaries, taken as a whole, is materially interrupted or curtailed or the assets of the Acquired Company and the Subsidiaries, taken as a whole, are materially affected, then Purchaser shall have the right to terminate this Agreement.

XI. GENERAL PROVISIONS.

    11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight delivery service with receipt acknowledged addressed as follows:

        11.1.1.  If to the Acquired Company:

           US Servis, Inc.
           220 Davidson Avenue
           Somerset, New Jersey 08873
           Attn: Mr. Graham O. King
           and to:
           Winston & Strawn
           35 West Wacker Drive
           Chicago, Illinois 60601
           Attn: Stanford J. Goldblatt, Esq.

        11.1.2.  If to Purchaser or Parent:

           HBO & Company
           301 Perimeter Center North
           Atlanta, Georgia 30346
           Attn: Mr. Jay P. Gilbertson
           and to:
           Jones, Day, Reavis & Pogue
           3500 One Peachtree Center
           303 Peachtree Street, N.E.
           Atlanta, Georgia 30308-3242
           Attention: John E. Zamer, Esq.

        11.1.3. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 11.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service.

        11.1.4. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
    Section 11.1.

    11.2 BROKERS. Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company that no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement. The Acquired Company represents and warrants to Purchaser and Parent that, except for Volpe Brown Whelan & Company, LLC, no broker or finder has acted for it or any entity controlling, controlled by or under common control with it in connection with this Agreement. The Acquired Company agrees to indemnify and hold harmless Purchaser and Parent against any fee, loss, or expense arising out of any claim by Volpe Brown Whelan & Company, LLC, or any other broker or finder employed or alleged to have been employed by it or any of the Subsidiaries or any of the Acquired Company's stockholders. The fees and expenses of Volpe Brown Whelan & Company, LLC and any other broker or finder shall be paid by the Acquired Company, subject to the limitations set forth in Section 6.13 in conjunction with such other fees set forth in Section 11.5.

    11.3 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Effective Time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

    11.4 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    11.5 EXPENSES. Except as provided in 10.2.2, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party that has incurred the same.

    11.6 PRESS RELEASES AND DISCLOSURE. In the event that either party proposes to issue, make or distribute any press release, public announcement or other written publicity or disclosure prior to the Closing Date that refers to the transactions contemplated herein, the party proposing to make such disclosure shall provide a copy of such disclosure to the other parties and shall afford the other parties reasonable opportunity (subject to any legal obligation of prompt disclosure) to comment on such disclosure or the portion thereof which refers to the transactions contemplated herein prior to making such disclosure.

    11.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

    11.8 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

    11.9 ENTIRE AGREEMENT. This Agreement and all agreements referenced specifically in this Agreement and executed as required by this Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

    11.10 GOVERNING LAW. Except to the extent the transactions contemplated hereby are governed by the Delaware Code, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

    11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.12 NO AGREEMENT UNTIL EXECUTED. This Agreement shall not constitute or be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto, irrespective, of negotiations among the parties or the exchanging of drafts of this Agreement.

    11.13 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

    11.14 EXHIBITS INCORPORATED. All Exhibits attached hereto are an integral part of this Agreement.

    11.15  TIME OF ESSENCE.  Time is of the essence in this Agreement.

    IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                "PURCHASER":

                                HBO & COMPANY OF GEORGIA

                                By:  /s/ JAY P. GILBERTSON
                                Title: PRESIDENT, CO-CHIEF OPERATING
                                OFFICER AND CHIEF FINANCIAL OFFICER

                                "PARENT":

                                HBO & COMPANY

                                By:  /s/ JAY P. GILBERTSON
                                Title: PRESIDENT, CO-CHIEF OPERATING
                                OFFICER AND CHIEF FINANCIAL OFFICER

                                "ACQUIRED COMPANY":

                                US SERVIS, INC.

                                By:  /s/ GRAHAM O. KING
                                Title: CHAIRMAN AND CHIEF EXECUTIVE
                                       OFFICER

                                                                      APPENDIX B

                       VOLPE BROWN WHELAN & COMPANY, LLC
                               INVESTMENT BANKERS
                  ONE MARITIME PLAZA, SAN FRANCISCO, CA 94111
                       (415) 956-8120  FAX (415) 986-6754

July 20, 1998

The Board of Directors
US Servis, Inc.
220 Davidson Avenue
Somerset, NJ 08873

Members of the Board:

    You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to US Servis, Inc. ("US Servis" or the "Company") of the consideration to be received pursuant to the Agreement of Merger (the "Agreement") by and among US Servis, HBO & Company ("HBOC") and a wholly owned subsidiary of HBOC established for purposes of the Merger ("Merger Sub").

    The Agreement provides, in general, that (i) US Servis will be merged with and into Merger Sub (the "Merger") and the shares of US Servis common stock, $0.01 par value ("US Servis Common Stock") and Series A and Series B Convertible Preferred Stock ("US Servis Preferred Stock") will be converted into the right to receive shares of HBOC common stock, $0.01 par value ("HBOC Common Stock"),
(ii) the value of each share of US Servis Common Stock (the "Per Share Consideration") will be $50,000,000 in HBOC Common Stock divided by the sum immediately prior to the effective time of the Merger of the total number of:
(a) outstanding shares of US Servis Common Stock, (b) outstanding options to purchase US Servis Common Stock, (c) outstanding Series A and Series B Warrants to purchase US Servis Common Stock and (d) outstanding shares of US Servis Preferred Stock and (iii) each share of US Servis Common Stock and US Servis Preferred Stock will be converted into that fraction of a share of HBOC Common Stock that is equal to the Per Share Consideration divided by the average closing price per share for HBOC Common Stock during the twenty consecutive trading days ending on the third trading day prior to the date of the special meeting of stockholders of US Servis held to approve the Merger (the "Exchange Ratio").

    It is our understanding that the transaction will be accounted for as a pooling of interests for financial reporting purposes and as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

    For the purposes of formulating the Opinion, we have, among other things:

        (i) reviewed the draft of the Agreement of Merger dated as June 30, 1998;

        (ii) interviewed management of US Servis concerning its business prospects, financial outlook and operating plans as a standalone concern and as combined with HBOC;

       (iii) reviewed certain historical and projected US Servis financial statements and other relevant financial and operating data of US Servis prepared by US Servis' management team;

        (iv) reviewed the historical stock trading patterns of both HBOC and US Servis and analyzed implied historical exchange ratios as well as the premium of the Per Share Consideration in relation to historical US Servis stock trading ranges;

        (v) reviewed the valuation of selected publicly traded companies we deemed comparable and relevant to US Servis;

        (vi) reviewed, to the extent publicly available, the financial terms of selected merger and acquisition transactions that we deemed comparable and relevant to the Merger;

       (vii) performed a discounted cash flow analysis of US Servis as a standalone entity based upon the financial projections provided by US Servis management through March 1999 and as extrapolated

US Servis, Inc.
July 20, 1998
Page 2
    by Volpe Brown Whelan & Company, LLC ("VBW&Co.") and reviewed and approved by US Servis management thereafter;

      (viii) performed a pro forma financial impact analysis of the combined entity, based upon, in the case of US Servis, financial projections provided by US Servis management through March 1999 and as extrapolated by VBW&Co. and reviewed and approved by US Servis management thereafter and, in the case of HBOC, financial projections provided by the Research Department of VBW&Co., whose earnings per share estimates for HBOC do not differ materially from those of First Call; and

        (ix) performed such other studies, analyses and inquiries and considered such other information as we deemed relevant.

    VBW&Co. relied without independent verification upon the accuracy and completeness of all of the financial, accounting, legal, tax, operating and other information provided to VBW&Co. by US Servis and has relied upon the assurances of US Servis that all such information is complete and accurate in all material respects and that there is no additional material information known to US Servis that would make any of the information made available to VBW&Co. either incomplete or misleading. US Servis has also retained outside legal, accounting and tax advisors to advise on matters relating to the Merger. Accordingly, VBW&Co. has relied on their advice and expresses no opinion on such matters.

    We were not asked to, and we did not, contact any other potential acquiror of US Servis. Although we were informed by US Servis of certain inquiries received from third parties over time concerning possible business combinations, we were not requested to consider, and we are expressing no opinion as to, the relative merits of the Merger as compared to any alternative business strategies that might exist for US Servis or the effect of any other transaction in which US Servis might engage.

    With respect to the projected financial data of US Servis, all of which has been provided by or reviewed and approved by the management of US Servis, as well as the combined business plan, VBW&Co. has relied upon the assurances of US Servis that such data has been prepared in good faith on a reasonable basis reflecting the best currently available estimates and judgments of US Servis management as to the future financial performance of US Servis separately and as combined with HBOC. Our Opinion is based, in large part, on these projected financial data and estimates.

    VBW&Co. is relying upon the information provided to it by US Servis for the purposes of rendering the Opinion. VBW&Co. expresses no opinion and has made no investigation with respect to the validity, accuracy or completeness of the information provided to it and does not warrant any projections included in such information. Actual results that US Servis or HBOC might achieve in the future as standalone entities or as a combined company may vary materially from those used in VBW&Co.'s analysis.

    VBW&Co. has assumed that the Merger will be consummated in accordance with the terms of the draft of the Agreement dated as of June 30, 1998 without waiver of any of the conditions to the parties' obligations thereunder and that there will be no material changes between this draft and the executed Agreement.

    VBW&Co. has, furthermore, not made any independent appraisals or valuations of any assets of US Servis or HBOC, nor has VBW&Co. been furnished with any such appraisals or valuations. VBW&Co. has performed no investigations relating to the representations and warranties made by US Servis or HBOC, including any representations or warranties with respect to its intellectual property and status of any litigation pending or threatened against either company, respectively. While VBW&Co. believes that its review, as described herein, is an adequate basis for the Opinion it has expressed, the Opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of the Opinion, and any change in such conditions would require a re-evaluation of the Opinion.

US Servis, Inc.
July 20, 1998
Page 3

    The Opinion addresses only the financial fairness of the Per Share Consideration and does not address the relative merits of the Merger and any alternatives to the Merger, US Servis' decision to proceed with or the effect of the Merger, or any other aspect of the Merger.

    The preparation of a fairness opinion involves various judgments as to appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, we believe our analyses and the factors utilized in such analyses must be considered as a whole and that considering any portion of such analyses or factors, without considering all analyses and factors could create a misleading or incomplete view of the process underlying the Opinion. In our analyses, we made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond US Servis' or HBOC's control and are not susceptible to accurate prediction.

    As a customary part of its investment banking business, VBW&Co. engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, VBW&Co. and its affiliates may actively trade the equity securities of US Servis or HBOC for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Certain directors and officers of VBW&Co. own preferred shares of US Servis. Such shares constitute approximately 2.0% of the preferred shares, and approximately 0.6% of the common and preferred shares, collectively, of US Servis.

    VBW&Co. will receive a fee of $500,000 for rendering its Opinion, no portion of which is conditioned upon the Opinion being favorable.

    No opinion is expressed herein as to the future trading price or range of prices of any securities of HBOC issued prior to or in conjunction with the Merger. Furthermore, the Opinion does not constitute a recommendation as to the Board of Director's decision on whether to support the Merger and recommend it to US Servis' shareholders and does not constitute a recommendation to shareholders as to whether to vote in favor of the Merger. The Opinion and related materials have been prepared for the use and benefit of the Board of Directors of US Servis.

    Based upon and subject to the foregoing limitations and restrictions and after considering such other matters as we deem relevant, it is our opinion that, as of the date hereof, the Per Share Consideration in the Merger is fair, from a financial point of view, to US Servis.

Very truly yours,
VOLPE BROWN WHELAN & COMPANY, LLC

             Steve
By:          Piper
Date:       7/20/98

                                     PROXY

                                US SERVIS, INC.
                         220 DAVIDSON AVENUE, 2ND FLOOR
                           SOMERSET, NEW JERSEY 08873

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Graham O. King and Robert E. Van Metre, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all of the shares of US Servis, Inc. ("USS"), held of record by
the undersigned on           , 1998, at a Special Meeting of Stockholders to be
held on           , 1998, or any adjournment thereof upon the following matter as set forth in the Notice of said Meeting, a copy of which has been received by the undersigned.

1. APPROVAL OF AGREEMENT OF MERGER dated July 20, 1998, by and among USS, HBO & Company and HBO & Company of Georgia.

   FOR      AGAINST    ABSTAIN
   / /        / /        / /

2. In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournments thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          POSTAGE PRE-PAID ENVELOPE.

                                          --------------------------------------
                                          SIGNATURE:             DATE

                                          --------------------------------------
                                          SIGNATURE:             DATE

                                          Please sign exactly as your name
                                          appears on this proxy. If the shares
                                          represented by this proxy are held by
                                          joint tenants, both must sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If
                                          stockholder is a corporation, please
                                          sign in full corporate name by
                                          President or other authorized officer.
                                          If stockholder is a partnership,
                                          please sign in partnership name by
                                          authorized person.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    HBO & Company's (the "Company") By-Laws (Article IX, Section 1) provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under such article.

    Article IX, Section 2 of the Company's By-Laws provides that the Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    In addition, the Delaware General Corporation Law enables a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty as a director. The statute provides, however, that liability for (a) breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) transactions from which a director derived an improper personal benefit cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation contains such provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

   EXHIBIT
   NUMBER                                                   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

          2    Agreement of Merger dated July 20, 1998 by and among HBO & Company, HBO & Company of Georgia and US
               Servis, Inc. (included as Appendix A to the Proxy Statement/ Prospectus contained in Part I of this
               Registration Statement).

          5    Form of Opinion of Jones, Day, Reavis & Pogue re: legality.

          8    Form of Opinion of Winston & Strawn re: tax matters.

         23(a) Consent of Arthur Andersen LLP.

         23(b) Consent of Wiss & Company, LLP.

         23(c)* Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

         23(d)* Consent of Winston & Strawn (included in Exhibit 8).

         23(e) Form of Consent of Volpe Brown Whelan & Company LLC

         24    Power of Attorney (included on signature page)

------------------------

*   To be filed by amendment.

    The following exhibits filed with the Securities and Exchange Commission are incorporated by reference as shown below.

   EXHIBIT
   NUMBER                                                             DESCRIPTION
-------------             ----------------------------------------------------------------------------------------------------

                          ON MAY 13, 1981, AS PART OF ITS REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NUMBER 2-72275):
          4(a)    --      Specimen forms of certificates for Common Stock of Registrant.

                          ON FEBRUARY 15, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 2-75987):
          4       --      HBO & Company 1981 Incentive Stock Option Plan, as amended.

                          ON FEBRUARY 22, 1991, AS PART OF ITS FORM 8-K:
          4       --      HBO & Company Rights Agreement.

                          ON MARCH 27, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-12051):
          4       --      HBO & Company 1986 Employee Nonqualified Stock Option Plan, as amended.

                          ON AUGUST 12, 1993, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-67300):
          4       --      HBO & Company 1993 Stock Option Plan for Nonemployee Directors.

                          ON JULY 20, 1994, AS PART OF THE FORM S-4 REGISTRATION STATEMENT DATED JULY 19, 1994, AS AMENDED BY
                          AMENDMENT NO. 1 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE COMMISSION ON AUGUST 11, 1994,
                          AND FURTHER AMENDED BY AMENDMENT NO. 2 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE
                          COMMISSION AUGUST 11, 1994:

          3       --      Amended HBO & Company Bylaws.

                          ON AUGUST 17, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-82962):
          4       --      HBO & Company 1990 Executive Incentive Plan, as amended.

                          ON SEPTEMBER 15, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-84034):
          4       --      1986 Incentive Stock Option Plan of Serving Software, Inc.

                          ON MARCH 17, 1995, AS PART OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994:
          4       --      Chief Executive Officer Incentive Plan of HBO & Company.

                          ON MAY 9, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-59173):
          4       --      HBO & Company 1986 Nonqualified Stock Option Agreement, HBO & Company 1991 Nonqualified Stock Option
                          Agreement 1 and HBO & Company 1991 Nonqualified Stock Option Agreement 2.

                          ON OCTOBER 5, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-63213):
          4       --      1985 Employee Stock Option Plan of CliniCom Incorporated.

                          ON AUGUST 22, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-10603):
          4       --      CyCare Systems, Inc. 1995 Long-term Incentive Plan (including the predecessor CyCare Systems, Inc.
                          Stock Option Plan).

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17583):
          4(a)    --      GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Josephine G. Kaple.
          4(b)    --      GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Lawrence Keonig.

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17551):
          4       --      GMIS Inc. 1991 Stock Option Plan.

   EXHIBIT
   NUMBER                                                             DESCRIPTION
-------------             ----------------------------------------------------------------------------------------------------

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17579):
          4       --      Gabreili Medical Information Systems, Inc. 1984 Stock Option Plan.

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17555):
          4       --      GMIS Inc. 1995 Stock Option Plan.

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-10479):
          4       --      Gabreili Medical Information Systems, Inc. 1985 Non-Qualified Common Stock Option Plan.

                          ON JUNE 17, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-29365):
          4       --      AMISYS Managed Care System, Inc. Directors' Stock Option Plan.

                          ON JUNE 17, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-29367):
          4       --      AMISYS Managed Care System, Inc. 1994 Equity Incentive Plan.

                          ON JUNE 30, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-30373):
          4       --      Enterprise Systems, Inc. Long Term Incentive Plan

                          ON DECEMBER 22, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-42871):
          4       --      HBO & Company 1998 Employee Discount Stock Purchase Plan.

                          ON DECEMBER 29, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-43375):
          4       --      HPR Inc. HPR 1995 Eligible Directors Stock Plan.

                          ON DECEMBER 29, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-43377):
          4       --      HPR Inc. Amended and Restated USS 1995 Stock Plan, HPR Inc. Amended and Restated 1991 Stock Plan.

                          ON JANUARY 2, 1998, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-43673):
          4       --      National Health Enhancement Systems, Inc. Amended 1998 Stock Option Plan.

                          ON JANUARY 2, 1998, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-43679):
          4       --      Expert Systems, Inc. 1993 Stock Option Plan.

                          ON MAY 19, 1998, AS PART OF ITS FORM 8-K, DATED AND FILED WITH THE COMMISSION ON MAY 19, 1998:
          3(i)    --      HBO & Company Certificate of Incorporation, as amended.

                          ON JUNE 11, 1998, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-56579):
          4(a)    --      Non-Qualified Stock Option Agreement, dated May 26, 1998, by and between HBO & Company and Duane
                          Tiseth.
          4(b)    --      Non-Qualified Stock Option Agreement, dated May 26, 1998, by and between HBO & Company and David S.
                          Tiseth.

    (b) Financial Statement Schedules.

    No financial statement schedules are required to be filed herewith.

    (c) The opinion of Volpe Brown Whelan & Company LLC is included as Appendix B to the Proxy Statement/Prospectus contained in Part I of this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a) (i) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (ii) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (iii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on the 14th day of August, 1998.

                                HBO & COMPANY

                                BY:            /S/ CHARLES W. MCCALL
                                     -----------------------------------------
                                                 Charles W. McCall
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. McCall and Jay P. Gilbertson, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------
                                Chairman, President and        August 14, 1998
    /s/ CHARLES W. MCCALL         Chief Executive Officer
------------------------------    (Principal Executive
     (Charles W. McCall)          Officer)

                                President, Co-Chief            August 14, 1998
                                  Operating Officer, Chief
                                  Financial Officer,
    /s/ JAY P. GILBERTSON         Principal Accounting
------------------------------    Officer, Treasurer and
     (Jay P. Gilbertson)          Secretary (Principal
                                  Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ ALFRED C. ECKERT III     Director                       August 14, 1998
------------------------------
    (Alfred C. Eckert III)

   /s/ PHILIP A. INCARNATI      Director                       August 14, 1998
------------------------------
    (Philip A. Incarnati)

                                Director                           , 1998
------------------------------
     (Alton F. Irby III)

   /s/ M. CHRISTINE JACOBS      Director                       August 14, 1998
------------------------------
    (M. Christine Jacobs)

          SIGNATURES                       TITLE                    DATE
------------------------------  ---------------------------
      /s/ GERALD E. MAYO        Director                       August 14, 1998
------------------------------
       (Gerald E. Mayo)

                                Director                           , 1998
------------------------------
      (James V. Napier)

   /s/ DONALD C. WEGMILLER      Director                       August 14, 1998
------------------------------
    (Donald C. Wegmiller)

                               INDEX TO EXHIBITS

   EXHIBITS                                                                                                       PAGE
-------------                                                                                                     -----

          2    Agreement of Merger dated July 20, 1998 by and among HBO & Company, HBO & Company of Georgia and US Servis, Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in
               Part I of this Registration Statement).

          5    Form of Opinion of Jones, Day, Reavis & Pogue re: legality.

          8    Form of Opinion of Winston & Strawn re: tax matters.

         23(a) Consent of Arthur Andersen LLP.

         23(b) Consent of Wiss & Company LLP.

         23(c)* Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

         23(d)* Consent of Winston & Strawn (included in Exhibit 8).

         23(e) Form of Consent of Volpe Brown Whelan & Company LLC

         24    Power of Attorney (included on signature page).

------------------------

*   To be filed by amendment.